Exhibit 3.3

CONFIDENTIAL MEMORANDUM                          COPY NO. ______________________
DATED: October 1, 2006                           NAME OF OFFEREE _______________


                          RIDGEWOOD ENERGY U FUND, LLC
                     Gulf of Mexico Oil and Natural Gas Fund

                       1000 Shares of Beneficial Interest
                          Offered at $150,000 Per Share
                         Minimum Offering of $1,500,000
                        Maximum Offering of $150,000,000

Ridgewood Energy U Fund, LLC, a Delaware limited liability company (the "Fund"), has been organized to acquire interests primarily in oil and natural gas properties located in the deep or shallow U.S. waters of the Gulf of Mexico. The Manager of the Fund (the "Manager") is Ridgewood Energy Corporation, a Delaware corporation. The Fund is offering up to an aggregate of 1000 Shares of beneficial interest ("Shares") at a purchase price of $150,000 per Share. See Terms of the Offering.


------------------------------ ------------------------ ---------------------------- -----------------------------------
                                                                                            Funds Available for
                                                            Organizational and              Gas Investments and
           Shares                Price to Investors         Offering Expenses**               Fund Operations
------------------------------ ------------------------ ---------------------------- -----------------------------------
         Minimum 10                  $1,500,000                  $255,000                        $1,245,000
        Maximum 1000*               $150,000,000                $25,500,000                     $124,500,000
------------------------------ ------------------------ ---------------------------- -----------------------------------

  *The Fund in its discretion may expand the maximum offering up to 1,600 Shares or more.
 **Expenses incurred in the offer and sale of the Shares, including commissions, placement, legal, accounting, printing and filing fees, and a one-time investment fee to the Manager.

THIS INVESTMENT IS SPECULATIVE AND NON-LIQUID AND INVOLVES A HIGH DEGREE OF RISK, INCLUDING:
o    Severe restrictions on transferability of the Shares.
o Drilling to establish productive natural gas or oil wells is highly risky and the investment in wells could be completely lost.
o The Manager may have material conflicts of interest and has total control of the Fund.
o The significant federal and state income tax benefits of investing in the Fund and the applicable laws may be changed at any time.
There are many other risks as explained at Risk Considerations. Purchases will be accepted only from persons meeting the requirements set forth under Investor Suitability Standards.

THESE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER FEDERAL OR STATE AGENCY. NO REGULATORY AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL MEMORANDUM OR THE OFFER AND SALE OF THESE SHARES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                        RIDGEWOOD SECURITIES CORPORATION
                               947 Linwood Avenue
                           Ridgewood, New Jersey 07450
                                 (201) 447-9000

                                  SHORT SUMMARY
                          RIDGEWOOD ENERGY U FUND, LLC
                     Gulf of Mexico Natural Gas and Oil Fund

Securities Offered:     1000 Shares ($150,000 per Share)



Amount Offered:         Maximum:  $150,000,000*             Minimum:  $1,500,000
                        *Subject to expansion by Manager.
The U Fund
Continues a Series of   The  U Fund is a continuation of the series of Ridgewood
Gulf of Mexico          Energy "Alphabet Funds" which have invested in natural
Funds:                  gas and oil properties in the Gulf of Mexico, which
                        began with the B Fund in 1992. After the B Fund,
                        Ridgewood Energy offered successive Alphabet Funds:
                        Funds through, most recently, the T Fund, which began offering shares on June 15, 2006. The Alphabet Funds have invested in major natural gas and oil projects in the Gulf of Mexico in partnership with major oil and gas companies

Natural Gas and Oil     The  average price of natural gas and oil has increased
Prices Increase:        significantly since the 1990s. During the past two
                        years, the increase in the price for natural gas and oil has shown significant increases and volatility.
                        Although recently, the price of natural gas and oil has decreased somewhat and stabilized, many still predict that such prices will remain at very high levels (as compared to historical prices) for the foreseeable future

Long Term Shortages:    The  demand for natural gas and oil is expected to
                        increase as developing countries increase their usage.
                        As aresult, many forecasts that in the future natural gas and oil demand will strain supply, thus sustaining upward pressure on prices.

Gulf of Mexico          Major oil and gas companies focus their domestic
Discoveries:            drilling activities in the United States waters of the
                        Gulf of Mexico as the primary North American region with
                        (i) potentially significant quantities of natural gas and oil, combined with, (ii) in shallower waters, an existing pipeline infrastructure enabling a fast track to rapid production and early cash flow.

Only Ridgewood          Ridgewood Energy was founded in 1982. Ridgewood Energy
Energy:                 Funds have been investing in the Gulf of Mexico since
                        1986. Ridgewood Energy is the only program sponsor in the United States consistently offering high net worth individuals direct, institutional quality offshore natural gas and oil investments in partnership with experienced independent and major energy companies

Track Record of                     Date         First       September    Distributions       Cumulative
"Alphabet Funds":                  Closed    Distribution     Monthly         For           Distributions
                                   ------    ------------  Distribution    12 Months           through
                                                           ------------      Ended            September
                                                                           September            2006
                                                                             2006               ----
                                                                             ----
                        B Fund      3/92          2/93         1.1%           12.1%             272.8%
                        C Fund     10/92          2/93         1.1%           12.1%             272.8%
                        D Fund      7/98          9/99          -               -               101.2%

                                        i

                        E Fund      6/99          9/99         7.6%           95.5%             586.8%
                        F Fund      6/00         12/00        3.4%            45.2%             182.7%
                        G Fund      7/01          2/02         6.6%           83.1%             301.5%
                        H Fund      9/03          4/04         4.4%           50.0%              85.6%
                        I Fund     12/03          1/05         1.3%           12.5%              15.3%
                        J Fund      3/04          6/05          .4%            5.3%               6.5%
                        K Fund      8/04          6/05          .4%            4.1%               4.8%
                        L Fund      9/04         11/05          .6%           14.4%              14.4%
                        M Fund     11/04          9/06         2.0%            2.5%               2.5%
                        N Fund      2/05         11/05         1.8%           35.0%              35.0%
                        O Fund      8/05          8/06          -               -                  -
                        P Fund      9/05           -            -              N/A                N/A
                        Q Fund     12/05           -            -              N/A                N/A
                        R Fund      1/06           -            -              N/A                N/A
                        S Fund      6/06           -            -              N/A                N/A
                        T Fund       -             -            -              N/A                N/A

                        THE PERFORMANCE AND THE RESULTS OF PRIOR RIDGEWOOD ENERGY ALPHABET FUNDS DOES NOT PREDICT SUCCESS OF OR GUARANTEE SIMILAR RESULTS FOR THE U FUND. (See Risk Considerations and Exhibit B Track Record.)

Early Investment        The Manager at any time during this Offering may have
Incentive               opportunities to invest in economically promising
                        transactions for the Fund. The opportunity to invest in such projects may arise at any time. Early Investors who provide capital to the Fund to acquire such Projects, which ultimately provide benefits to all Fund Investors, will receive an incremental benefit. The Fund is offering to such Early Investors an Early Investment
                        Incentive upon the following terms and conditions:

                                o       Investors who subscribe to the Fund
                                        between October 1, 2006 and November 17,
                                        2006 and have fully paid their Capital
                                        Contribution shall be entitled to
                                        receive an Early Investment Incentive
                                        equal to $12,000 per $150,000 Share.
                                o       Investors who subscribe to the Fund
                                        between November 18, 2006 and December
                                        21, 2006 and have fully paid their
                                        Capital Contribution shall be entitled
                                        to receive an Early Investment Incentive equal to $6,000 per $150,000 Share.
                                o Investors who subscribe to the Fund on or after December 22, 2006 shall not be entitled to, nor shall they receive, an Early Investment Incentive.
                                o The Manager anticipates that the Early Investment Incentive, as described herein, shall be paid either monthly or quarterly and begin when the Manager determines that the Fund has sufficient cash flow from operations to make such payments. The Manager will continue such payments, as described herein, until the Early Investment Incentive to Investors entitled to such incentive have been paid in full. Thereafter, all Investors share in distributions of the Fund in accordance with their individual ownership percentage.
                                o Other than any right to receive an Early Investment Incentive, all other rights, privileges and obligations of Investors of the Fund shall remain as described herein and as set forth in the LLC Agreement. Except for an Early Investment Incentive, as described herein, all Investors have equal rights as described in this Memorandum and set forth in the LLC Agreement.

Proposed Gulf of        Walker Ridge Project
Mexico Natural Gas
and Oil Projects        The Fund is expected to acquire a six (6%) percent
                        working interest in the Walker Ridge 155 Project
                        ("Walker Ridge") along with Anadarko Petroleum
                        Corporation, who will be the operator of the project.
                        Walker Ridge is a potentially very large deepwater oil project located approximately 155 miles south of the Louisiana coast in approximately 5,700 feet of water.
                        Walker Ridge covers 6 lease blocks, which equals 54 square miles of 30,000 acres. If Walker Ridge is successful and depending on the size of any oil reservoir, the Manager will need to raise additional capital to complete the project through a supplemental offering of shares. Walker Ridge will begin drilling in Summer of 2007 and may take up to 5 years before cash flow from the project will occur due to the need to construct needed infrastructure, such as the production platform and transportation pipelines. See, Exhibit E and Supplemental Offering of Shares.

                        In addition to the six (6%) percent working interest to be owned by the Fund, the Manager has acquired an additional six (6%) percent working interest that it intends to allocate to the proposed Ridgewood Energy Institutional Fund. See, Co-Investment with Institutional Fund. If, for whatever reason, the Institutional Fund does not close or does not have sufficient funds, the Manager, in its discretion, may allocate this six (6%) percent working interest to another Ridgewood Energy Program(s). The Manager's ownership and subsequent allocation of this working interest has no affect on the Fund's ownership of its working interest in Walker Ridge. See, Specific Projects.

                        Mussel Beach Project

                        The Fund is expected to acquire a fifteen (15%) percent working interest in the South Timbalier 135/136 or Mussel Beach Project ("Mussel Beach") along with Chevron Corporation, who will be the operator of the project, and Dominion Resources, which will own 25% of Mussel Beach. An affiliate of the Fund, Ridgewood Energy P Fund, LLC, will own the remaining ten (10%) percent. Mussel beach is natural gas project located in the shallow waters of the Gulf of Mexico in about 100 feet of water. Drilling is expected to begin in the Spring of 2007. The project will use Chevron's existing infrastructure for production and transportation of its natural gas. See, Exhibit E.

                        See, U Fund Introduction Letter and Specific Projects

Supplemental            If the Walker Ridge project is successful, depending on
Offering of Shares      the size of the oil reservoir discovered, the Manager
                        will need to raise additional capital from time to time to fully develop and complete the Walker Ridge project.
                        If needed, the Manager anticipates raising such additional capital through one or more supplemental offerings of shares. Such shares will have an ownership interest in the Walker Ridge project only and not the Mussel Beach project. However, as a result of any such supplemental offering, initial investors of the Fund
                        (i.e., those who invest in this Offering) will be entitled to (i) a right of first refusal to purchase shares in such supplemental offering and (ii) a ten
                        (10%) priority payment from Walker Ridge operations.
                        Notwithstanding any supplemental offering, initial
                        Investors in the Fund retain sole ownership of the Mussel Beach project. See, U Fund Introduction Letter
                        Specific Projects, and Supplemental Offering of Shares

Tax Benefits:           The Fund's interests in the Projects may generate
                        drilling deductions, depreciation deductions and depletion allowances. Tax benefits from the U Fund may shelter a large part or all of the income from the Prior
                        Ridgewood Energy Programs for existing Ridgewood
                        Shareholders.

Summary:                I.    Natural gas and/or oil are the commodities to own
                              due to long-term supply shortages which have resulted in high prices.

                        II. The United States waters of the Gulf of Mexico is the place to own gas or oil wells.

                        III. Ridgewood Energy offers institutional quality Gulf of Mexico natural gas and oil investments to high net worth individuals.

Sharing of Income       Investors:                                      85%
and Gain:               Manager:                                        15%
Use of Proceeds:        Acquisition, Drilling and                       83%
                        Completion and Fund Operations
                        Syndication Fees and Closing Costs:            17%


THE INFORMATION CONTAINED IN THIS SHORT SUMMARY IS EXTREMELY GENERAL IN NATURE, IS BASED ON, AMONG OTHER THINGS, PAST PERFORMANCE, FORECASTS OF NATURAL GAS AND OIL PRICES AND CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS ABOUT DEVELOPMENT PLANS, FUTURE RESULTS OF EXISTING RIDGEWOOD ENERGY PROGRAMS, EXPECTED PRODUCTION RATES, CAPITAL EXPENDITURES AND NATURAL GAS AND OIL RESOURCE POTENTIAL. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THE ACTUAL RESULTS ACHIEVED BY THE U FUND, OR ANY OTHER RIDGEWOOD ENERGY FUND, WILL VARY, PERHAPS SUBSTANTIALLY, FROM THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS SHORT SUMMARY AND COULD BE MATERIALLY WORSE. POTENTIAL INVESTORS MUST REVIEW FULLY THE ENTIRE CONFIDENTIAL OFFERING MEMORANDUM, INCLUDING RISK CONSIDERATIONS AND TRACK RECORD, TO UNDERSTAND THE MANY RISKS ASSOCIATED WITH AN INVESTMENT IN THE U FUND.

                                TABLE OF CONTENTS


                                                                                                                     PAGE
                                                                                                                     ----
U FUND INTRODUCTION LETTER
SUMMARY OF PROGRAM......................................................................................................i
GENERAL INFORMATION.....................................................................................................1
SECURITIES AND LAWS AND RESTRICTIONS....................................................................................1
INVESTOR SUITABILITY STANDARDS..........................................................................................2
MANAGER.................................................................................................................4
PROPOSED ACTIVITIES.....................................................................................................6
               Specific Projects.........................................................................................
                    Walker Ridge 155....................................................................................7
                    South Timbalier 135 - Mussel Beach.................................................................10
               Working Interest........................................................................................11
               MMS Deep Gas Royalty Incentive: Royalty Relief..........................................................13
               Public Policy for MMS Royalty Relief....................................................................13
               Deepwater Exploration Activities........................................................................13
               Deepwater Royalty Relief................................................................................14
               Improved Seismic Data Reduces Risk for Deeper Drilling in Shallow Water and
                    Deep Water.........................................................................................15
               Pipeline and Gathering Infrastructure...................................................................15
               Commodity Purchase and Sale Agreement...................................................................16
               Early Investment Incentive..............................................................................16
               Supplemental Offering of Shares.........................................................................17
               Co-Investment with Proposed Institutional Fund..........................................................19
               Insurance...............................................................................................20
               Operator................................................................................................20
               Ownership of Federal Leases.............................................................................21
               Salvage Fund............................................................................................21
COMPETITION............................................................................................................21
REGULATION.............................................................................................................22
USE OF PROCEEDS........................................................................................................25
RISK CONSIDERATIONS....................................................................................................26
               General Risks Related to Natural Gas or Oil Exploration, Drilling, Pipelines and
               Operations..............................................................................................26
               Particular Risks Related to the Shares..................................................................33
TERMS OF THE OFFERING..................................................................................................41
PLAN OF DISTRIBUTION...................................................................................................43
PARTICIPATION IN COSTS AND REVENUES....................................................................................44
COMPENSATION...........................................................................................................47
FIDUCIARY RESPONSIBILITIES OF MANAGER..................................................................................48
CONFLICTS OF INTEREST..................................................................................................51
MANAGEMENT.............................................................................................................54
TAX ASPECTS............................................................................................................59
ADDITIONAL ASPECTS OF LLC AGREEMENT....................................................................................91
LIABILITY..............................................................................................................96


OTHER INFORMATION......................................................................................................97
               General.................................................................................................97
               Authorized Sales Material...............................................................................97
LEGAL MATTERS..........................................................................................................98
LITIGATION AND OTHER PROCEEDINGS.......................................................................................99
DEFINITIONS...........................................................................................................102

                                 LIST OF TABLES

USE OF PROCEEDS........................................................................................................25
COMPENSATION...........................................................................................................47
..
                                LIST OF EXHIBITS

FORM OF LLC AGREEMENT...........................................................................................EXHIBIT A
RIDGEWOOD ENERGY CORPORATION TRACK RECORD.......................................................................EXHIBIT B
FINANCIAL STATEMENTS OF RIDGEWOOD ENERGY CORPORATION............................................................EXHIBIT C
INVESTOR SUBSCRIPTION BOOKLET (BOUND SEPARATELY)................................................................EXHIBIT D
WALKER RIDGE AND MUSSEL BEACH PROJECT INFORMATION ..............................................................EXHIBIT E
VIDEO SCRIPT ...................................................................................................EXHIBIT F

20061001

                               GENERAL INFORMATION

     This Memorandum is being furnished solely for the purpose of enabling prospective investors to determine whether they wish to proceed with an investment in the Fund's Shares. This Memorandum is not intended to form the basis of any investment decision and does not attempt to present and provide all the information that may be important to you for purposes of making an investment decision. By accepting this Memorandum, you agree to undertake and rely on your own independent investigation and analysis and consult with your own attorneys, accountants and other professional advisors regarding the Fund and an investment in Shares and the risks and potential benefits of such an investment.

     The Fund understands that you may need additional information before making a decision to buy Shares. The Fund will provide you with any relevant additional information that the Fund has, can obtain or can prepare without unreasonable effort or expense. However, you should only rely on that additional information if it is given to you in writing and is signed by the Fund. The Fund has not authorized anyone else to provide you with any other information that has not been prepared by the Fund.

     This Memorandum is intended solely for the use of a prospective investor to whom this Memorandum is initially provided. This Memorandum does not constitute an offer to sell to or solicitation of an offer to purchase from an investor in any jurisdiction in which such offer or solicitation is not authorized or would be unlawful. Neither the Fund, Manager or placement agent nor any of their respective affiliates make any representation or warranty regarding, or shall have any responsibility for, the legality of an investment in the Shares under any securities or similar laws. Prospective investors are not to construe the contents of this Memorandum as investment, legal business or tax advice of any kind. As a result, IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE FUND AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED, AND SHOULD CONSULT WITH THEIR OWN LEGAL, TAX AND INVESTMENT ADVISERS.

     Certain provisions of the Fund's Limited Liability Company Agreement ("LLC Agreement") and Subscription Agreement are summarized in several places throughout this Memorandum. Although the Fund Manager believes that the most important provisions of these legal documents are properly described in this Memorandum, provisions that may be important to you may not be described to your satisfaction. Therefore, potential investors must review these legal documents, as well as the Memorandum, in order to fully understand the terms of this

Offering. If the legal document differs from its description in this Memorandum or if there is a conflict between the provisions of this Memorandum and a legal document, the provisions of the legal document will control.

     Defined terms shall the meaning ascribed to them either in the context or in the DEFINITIONS section, which begins on page 102.

                        SECURITIES LAWS AND RESTRICTIONS

     THE SHARES OF THE FUND HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF THE FUND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE LLC AGREEMENT AND UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL HAVE TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. IN ADDITION, THE FUND'S LLC AGREEMENT IMPOSES ADDITIONAL RESTRICTIONS ON TRANSFERS. SHARES MAY BE TRANSFERRED, IF AT ALL, IN ACCORDANCE WITH APPLICABLE FEDERAL AND STATE LAWS AND WITH THE CONSENT OF THE FUND, WHICH CONSENT MAY BE WITHHELD OR DENIED BY THE FUND FOR ANY REASON. AS A RESULT, UNLESS OTHERWISE PERMITTED BY APPLICABLE LAW, THE FUND WILL NOT CONSIDER, REVIEW OR PERMIT PRIVATE VOLUNTARY TRANSFER OF SHARES UNLESS THE INVESTOR HAS HELD THE SHARES FOR AT LEAST ONE YEAR, IF THE PROPOSED TRANSFER IS A GIFT, OR AT LEAST TWO YEARS, IF THE PROPOSED TRANSFER IS A PRIVATE SALE, PROVIDED HOWEVER, THAT A TRANSFER (BUT NOT A SALE) MAY BE CONSIDERED BY THE FUND PRIOR TO THE EXPIRATION OF THE ONE-YEAR HOLDING PERIOD IF AFTER SUCH TRANSFER THE SAME SHAREHOLDERS REMAIN THE ULTIMATE OWNER OF THE TRANSFERRED SHARE. INVOLUNTARY TRANSFERS WILL BE PERMITTED IN ACCORDANCE WITH APPLICABLE LAW AND THE LLC AGREEMENT. HOWEVER, NO INVESTOR SHOULD PURCHASE A SHARE WITHOUT FULLY UNDERSTANDING THESE SEVERE RESTRICTIONS ON TRANSFER. See, Additional Aspects of the LLC Agreement.

     THE SHARES OF THE FUND ARE BEING OFFERED PURSUANT TO RULE 506 OF REGULATION D PROMULGATED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, AND THE RELEVANT SECURITIES LAWS AND REGULATIONS OF CERTAIN STATES.

                       CONFIDENTIALITY/USE OF INFORMATION

     All information included in this Memorandum and otherwise furnished to you by the Fund in connection with this offering is submitted to you on a strictly and permanently confidential basis, except as otherwise expressly agreed in writing by the Fund. Any reproduction or further distribution of this Memorandum or any such information is prohibited. By accepting delivery of this Memorandum, you agree that neither you nor any of your employees, agents or advisors will use this Memorandum or any such information for any purpose other than evaluating the Fund and the offering of Shares. You also agree not to disclose to any person, other than your legal, tax or investment adviser, the fact that you have received this Memorandum or any such information or any terms, conditions or other information with respect to the Fund or Manager. Because the Shares are being offered in a private offering, if you receive this Memorandum or other offering materials and do not buy Shares, you agree to return the Memorandum and other materials to us.

     The information contained in this Memorandum is confidential and proprietary to the Fund and the manager. By accepting delivery of this Memorandum, the intended recipient is deemed to have acknowledged and agreed to the following:

     o The information contained in this Memorandum will be used by the recipient solely for the purposes of deciding whether to proceed with a further investigation of the Fund, Manager and evaluating the benefits and risks associated with the Shares; and

     o This Memorandum or information derived from this Memorandum will be kept in strict confidence and will not, whether in whole or in part, be released or discussed by the recipient, nor will any reproductions of such information be made, for any other purpose than an analysis of the merits of an eventual investment in the Shares by the intended recipient of the Memorandum;'

                            Forward-Looking Statement

     Except for historical information, the Fund has made statements in this Memorandum and its exhibits that constitute forward-looking statements, as defined by the federal securities laws. These statements are subject to risks and uncertainties. Forward-looking statements include statements made regarding events, financial trends, future operating results, financial position, cash flows and other general information concerning possible or assumed future results of operations of the Fund or any prior Ridgewood Energy Program. Investors are cautioned that such statements are only predictions, forecasts or estimates of what may occur and are not guarantees of future performance or of the occurrence of events or other factors used to make such predictions, forecasts or estimates. Actual results may differ materially from those results expressed, implied or inferred from these forward-looking statements and may be worse due to a variety of factors including, without limitation, change in law, fluctuations in natural gas and oil commodity prices, adverse weather, and general delays in drilling, exploration or production. Finally, such statements reflect the Fund's current views. The Fund undertakes no obligation to publicly release the results of any revisions to the forward-looking statements made herein to reflect events or circumstances that occur after today or to reflect the occurrence of unanticipated events, provided however, that the Fund will undertake to update this Memorandum to reflect events which materially change the nature of this Offering that occur prior to the termination of the Offering.

                         INVESTOR SUITABILITY STANDARDS

AN INVESTMENT IN THE SHARES OF THE FUND IS ILLIQUID AND INVOLVES SIGNIFICANT RISKS AND IS NOT A SUITABLE INVESTMENT FOR ALL PROSPECTIVE INVESTORS. See Risk Considerations.

Investor Qualifications
-----------------------

     The Fund and the offering of Investor Shares are structured to comply with the private offering exemption under the federal Securities Act of 1933, as amended (the "Act"). In addition, the Fund is also structured to comply with an exemption from (i) certain restrictions on compensation under the Investment Advisers Act of 1940 ("Advisers Act") as well as the rules and regulations promulgated under the Act and Advisers Act by the Securities and Exchange Commission (the "Commission"), and (ii) from certain state laws and regulations which impose limitations on the persons who may invest in Shares of the Fund and from whom subscriptions may be accepted. Accordingly, the Fund is offering and selling Investor Shares only to "Accredited Investors" as defined in Regulation

D under the Act who are also "qualified clients" as defined by Rule 205-3 of the Adviser's Act, which investors will include without limitation:

     o A natural person who has a net worth (including assets jointly owned with his or her spouse) of more than $1,500,000 at the time of purchase, who by virtue of such net worth is also an Accredited Investor.

     o A company, trust, partnership, limited liability company, employee benefit plan, or other entity (an "Entity") that has $1,500,000 in net worth and $5,000,000 in assets. In such case, the Entity will be both an Accredited Investor and qualified client. However, if the Entity is
          (a) a private investment company excepted from registration by Section 3(c)(1) of the Investment Company Act of 1940 ("the "1940 Act"); (b) an investment company registered under the 1940 Act; (c) a business development company (as defined in Section 202(a)(22) of the Advisers
          Act); or (d) does not have $5,000,000 in assets, then it can not invest in the Fund unless each equity owner of the Entity, in addition to the Entity itself, each have $1,500,000 net worth.

     o Qualified Purchasers, as defined in Section 2(a)(51)(A) of the 1940 Act, who are also "Accredited Investors". Generally, "Qualified Purchasers" must have in excess of $5,000,000 in "investments" as defined by the Commission in Rule 2a51-1(b)(1) under the 1940 Act, provided however, that notwithstanding such $5,000,000 in investment such "Qualified Purchaser" must also be an Accredited Investor.

For purposes of meeting the $1,500,000 net worth requirement, an investor's equity in residences, furnishings and automobiles can be included.

For purposes of "accreditation" generally, a natural person will be an "Accredited Investor" if he or she (or if spouses jointly) have in excess of $1,500,000 in net worth. However, for an employee benefit plan, corporation, trust, or charitable organization, in addition to the $1,500,000 net worth requirement, such entities must have total assets in excess of $5,000,000 in order to be accredited or, failing that, all equity owners of such entity must meet the $1,500,000 net worth requirement.

     IF YOU DO NOT MEET THE REQUIREMENTS DESCRIBED ABOVE, DO NOT READ FURTHER AND RETURN THIS MEMORANDUM TO RIDGEWOOD SECURITIES CORPORATION. IF YOU DO NOT MEET SUCH REQUIREMENTS, THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL SHARES OF THE FUND TO YOU.

     Except in certain limited circumstances, United States federal law prohibits the holding of interests in federal oil and gas leases by persons who are not citizens or nationals of the United States and by non-U.S. entities. Each prospective Investor must represent whether he or she is a citizen or national of the United States or, if the Investor is an entity, whether any controlling interest in it is owned by a person who is not a citizen or national of the United States. The Fund shall have absolute discretion to refuse to accept a subscription from such non-U.S. citizens or entities.

                                     MANAGER

     The Manager of the Fund is Ridgewood Energy Corporation, a Delaware corporation that is wholly owned by Robert E. Swanson. See, Management and Fiduciary Obligations of the Manager for more information.

PROPOSED ACTIVITIES
-------------------

     The primary investment objective of the Fund is to generate current cash flow for distribution to Investors from acquiring, drilling, developing and completing natural gas and oil projects in the offshore shallow or deep waters of the Gulf of Mexico ("Projects" or "the Fund's Projects"). The decision of the Fund to acquire a Project, the size and nature of the interest acquired, the location of the Project, and the terms of such acquisition will be based upon evaluations of the various properties conducted by the Manager after consultation with independent geologists or engineers. See Risk Considerations.

     In addition, the Fund's activities may result in certain tax benefits, consisting principally of deductions for intangible drilling costs, depletion, and depreciation. See Tax Aspects. In considering Projects, the Manager investigates each such Project against a list of factors that it believes will result in the selection of those projects that have the highest probability of success. These factors, in no particular order, include, but are not limited to, the following (i) targeting Projects that have or are expected to have operators with significant resources and experience in oil and gas exploration; (ii) targeting Projects that have or are expected to have partners that also have significant resources and experience in oil and gas exploration; (iii) technical quality of the Project including its geology, seismic profile, locational trends, and whether the Project has potential for multiple prospects; (iv) oil or gas reserve potential; (v) whether and the extent to which the operator participates as a working interest owner in the Project; (vi) economic factors, such as potential revenues from the Project, the rate of return, and estimated time to first production; (vii) risk factors associated with exploration, as more fully described in this Memorandum; (viii) existence of drilling rigs, platforms and other infrastructure, at or nearby the Project; (ix) proposed drilling schedule; (x) terms of the proposed transaction, including contractual restrictions and obligations and lease term; and (xi) overall cost of the Project.

Specific Projects
-----------------

     Currently, the Fund plans to make investments in two projects: (1) Walker Ridge 155, a deep water oil project in partnership with Anadarko Petroleum Corporation, who will also act as operator, and (2) South Timbalier 135, a large shallow water natural gas project in partnership with Chevron Corporation, who will act as operator of the project.

     What follows is a summary of information contained in U Fund Introduction Letter and in Exhibit E. Investors should review U Fund Introduction Letter, Exhibit E, and Supplemental Offering of Shares and Risk Considerations in order to fully understand the nature of and risks associated with an investment in these specific projects.

     WALKER RIDGE 155

     The Fund intends to acquire a six (6%) working interest in the Walker Ridge 155 project ("Walker Ridge") along with Anadarko Petroleum Corporation, who will be the operator of the project. See, Exhibit E. The Fund is reserving $65 million for the exploration and development of Walker Ridge. In addition to the six (6%) percent working interest owned by the Fund, the Manager has also acquired another six (6%) percent working interest which it currently owns. However, the Manager intends to allocate that 6% interest in Walker Ridge to the Ridgewood Energy Institutional Fund. See, Co-Investment with Proposed Institutional Fund. If the Ridgewood Institutional Fund does not close as anticipated by the Manager such that it can not provide its share of the capital required, then the Manager shall re-allocate the 6% working interest to another Ridgewood Energy Program(s). The Manager's ownership and subsequent allocation of this additional 6% working interest has no affect on the Fund's ownership of its working interest in Walker Ridge.

     Walker Ridge covers 6 lease blocks totaling 30,000 acres, or about 54 square miles, and is to be drilled in approximately 5,000 feet of water and to a depth below the mudline of approximately 32,000 feet. Dry-hole costs of Walker Ridge represent approximately 9% of the Fund's capital. If the exploratory well is successful, the initial discovery could cover one or two square miles, or it could grow well beyond the initial discovery. The Fund, as owner of a 6% working interest in the entire project, owns rights to all 6 lease blocks, even though the initial well will be drilled on just one lease block. As a result, there is potential that should the initial exploratory well be successful, that development of Walker Ridge could proceed for many years and cover potentially all of the entire 6 lease blocks, although supplemental offerings of shares will be required in order to fund such development beyond the Fund's $65 million.

     The Manager anticipates that it will take up to 5 years, or possibly longer, to get Walker Ridge on production if it is successful. If Walker Ridge is found to have 345 million barrels of oil (which is the mean reserve case, see Exhibit E), the working interest owners must create the infrastructure necessary to produce and transport such oil. Such infrastructure includes production platforms and pipelines. Total capital expenditures for Walker Ridge, using the mean case, are estimated at about $2 billion--about half of that sum is for wells and the other half for the production platform and pipelines all to be constructed in deepwater. Walker Ridge would be fast-tracked to drill $1 billion of wells in 5 years and to concurrently design, construct and install $1 billion of infrastructure in the same period. Subject to revision, a rough timeline for the development of Walker Ridge, using the mean case of 345 million barrels of oil, follows:

     PHASE 1. EXPLORATION AND DELINEATION. Beginning in February 2007, the exploratory well will be drilled to approximately 32,000 feet. Total depth should be reached by summer 2007, with drilling taking 5 to 6 months. Immediately after the exploratory well is logged, the same well bore will be used to drill two side-tracked wells. This process involves re-using most of the original well with the objective of evaluating another part of the same reservoir at comparatively low cost. A side-track involved coming up the original well bore a few thousand feet above the formation and re-directing the drilling to another part of the reservoir to determine whether the oil can be produced from that other location. Then there would be a second sidetrack from the original well bore in another direction to further evaluate the reservoir. Each side track is estimated to take about 2 months, and would be complete by the fourth quarter 2007.

     As a result of such exploratory drilling, we will have information this summer when the original well indicates whether or not oil was discovered. The 3-D seismic data can show, if oil is found, whether and to what extent it extends over a given area. The two side track wells will confirm whether or not the reservoir does in fact extend out to each direction from the original well. At this point, the equivalent of 3 wells have been drilled in the field to provide a basis from which to plan project development. If, for example, the 3 well logs (from the exploratory well and two delineation sidetracks) indicated a field that looked more like 100 to 150 million barrels, a smaller, lower-cost development plan would be pursued. The original well and side track wells would be plugged.

     PHASE 2: DEVELOPMENT PLANNING. All of the partners, led by Anadarko, would agree upon a development plan, including the size and design of the production platform, the capacity of the oil and natural gas pipelines, and the number of wells to be drilled (potentially 8 or 9 wells if roughly 345 million barrels are found). The engineering and design work of the production facilities involves a great deal of work.

     PHASE 3: PLATFORM CONSTRUCTION AND WELL DRILLING. The construction (on land) and installation of the floating production platform and pipelines would take 3 to 4 years on a fast track. It is likely that the partners would agree to drill many of the development wells while the platform was being fabricated. That way, the project could potentially be put on production at a very high production rate (producing from many wells) shortly after the production platform was installed on location.

     If a discovery of oil at Walker Ridge is equal to the mean reserve potential of 345 million barrels, the current estimated capital costs to the 6% owned by the Fund is approximately $140 million for the completion of 8 to 9 development wells, the production platform and the required pipelines. The Fund will have only $65 million reserved, enough to complete 4 wells and part of the production platform, and would need to raise the balance of the capital required through a supplemental offering of a separate series or class of shares called, for reference purposes, "Class U-II Shares" or the "U-II Offering". The capital raised from such U-II Offering will be used to develop and complete Walker Ridge wells 5 through 9, as well as fund the U-II Offering's share of the Walker Ridge infrastructure. After the completion of a U-II Offering, original Investors of the Fund ("Class U-I Investors") will own approximately forty-five (45%) of Walker Ridge (all 8 or 9 wells) while the investors in U-II Shares (Class U-II Investors") will own approximately fifty-five (55%).

     If an extremely large oil field is discovered on Walker Ridge such that wells in excess of 9 are to be drilled, the Manager will offer U-III Shares, the capital from which will be used to develop and complete those additional wells and so on, with the Manager making a supplemental offering of shares as additional wells are developed and capital is needed. Without a U-II Offering, the Fund will not have sufficient capital to fund its share of the development costs associated with the walker Ridge mean reserve case. In such event, the Fund would effectively forfeit its economic interest in future Walker Ridge development unless the Manager were able to sell such equity stake in Walker Ridge to another participant for cash or retention of a royalty interest. See, Supplemental Offering of Shares and also Risk Considerations.

     Because any supplemental U-II Offering is years into the future, the terms and conditions of such offering have not at this time been determined and will be disclosed as part of any offering materials prepared by the Manager at the time the offering is made. However, Investors in the Fund will have certain rights with respect to any such supplemental offering(s), which are:

     o Right of First Refusal. All Class U-I Investors shall have for a period of 30 days beginning on receipt of notice of the offering of shares in any such supplemental offering the first right to purchase shares in such offering in proportion to their initial capital contribution, provided however, that notwithstanding such rights of first refusal, a Class U-I Investors must be "qualified", as determined by the Manager in its sole discretion, to make such purchase by meeting the investor suitability standards (i.e., net worth requirements, etc.) contained in such supplemental offering.

     o Ten (10%) Priority Payment. Notwithstanding whether an Investor in the Fund elects to purchase shares in a supplemental offering, such Investor shall receive his or her pro rata share of a ten (10%) Priority Payment ("10% Payment") of revenue received by the Fund from the Walker Ridge operations, after payment of all governmental royalties and fees and all third party transportation costs. The 10% Interest is intended to compensate Investors for providing the exploratory risk capital for Walker Ridge.

     o Sole Ownership of South Timbalier 135. Only U-I Investors will have rights to and receive distributions and allocations from the operation of South Timbalier 135. The U-II Shares, or any other shares issued by the Manager in a supplemental offering, will have rights only to participate in Walker Ridge.

     South Timbalier 135/136 - Mussel Beach

     The Fund will acquire a 15% working interest in South Timbalier 135 project in partnership with Chevron Corporation located in the shallow waters of the Gulf of Mexico. Chevron will own 50% of the project while Dominion Resources will own 25% and an affiliate of the Fund, the Ridgewood Energy P Fund, LLC, will own the remaining 10%. Chevron refers to the project as "Mussel Beach." Mussel Beach will be drilled in water approximately 200 feet deep. Dry-hole costs are estimated to be approximately 5% of the Fund's capital. If Mussel Beach is successful, 4 additional wells will be drilled and there is a potential to discover a natural gas reservoir with estimated reserve potential of between 185 billion cubic feet ("BCF") and 283 BCF. This roughly translates into approximately $123 million to $188 million of gross revenue to the Fund. See, Exhibit E. Unlike Walker Ridge, production platforms and pipelines already are in place and the exploratory well is going to be drilled from Chevron's existing platform. Therefore, if the exploratory well is successful, given the existence of such infrastructure, the Mussel Beach project could potentially provide early initial cash flow to Fund investors. Drilling is expected to begin in November of 2006 with results expected in the spring of 2007. Only those Investors that acquire shares in the Fund from this initial offering will have an ownership interest in the Mussel Beach project. Investors that acquire U-II Shares, U-III Shares or shares of any subsequent supplemental offering of shares will not have any ownership interest in or right to Mussel Beach and therefore will not share in any distributions from Mussel Beach. See, Supplemental Offering of Shares.

Working Interest in Leases
--------------------------

     The Projects that may be acquired by the Fund are expected to be located in the waters (either shallow or deepwaters) of the Gulf of Mexico offshore from Louisiana and Texas on the Outer Continental Shelf ("OCS"). The Fund anticipates that its operations and activities would then be governed by, among other things, the Outer Continental Shelf Lands Act ("OCSLA"), which was enacted in 1953.

     Under OCSLA, as amended, the federal government has jurisdiction over oil and natural gas development on the OCS. Pursuant to the OCSLA, the Secretary of the Interior is empowered to sell exploration, development and production leases of a defined submerged area of the OCS - a "Block" - through a competitive bidding process. Such activity is conducted by the Minerals Management Services ("MMS"), an agency of the United States Department of Interior. As part of the leasing activity and as required by the OCSLA, the leases auctioned include certain lease terms such as the length of the lease, the amount of royalty to be paid, lease cancellation and suspension, and, to a degree, the "planned activities" of exploration and production to be conducted by the lessee. In addition, the OCSLA grants the Secretary of the Interior continuing oversight and approval authority over exploration plans throughout the term of the lease.

     The winning bidder(s) at the lease sale - or Lessee(s) - are given a lease by the MMS that grants such lessee the exclusive right to conduct oil and natural gas exploration and production activities within a specific lease Block. The Lessee's rights to conduct such activities are called "Working Interests" and such Lessee obtains "title" to its particular ownership share of the Working Interest. Leases in the OCS are generally issued for a primary lease term of 5, 8 or 10 years depending on the water depth of the lease Block. During this

"primary lease term", except in limited circumstances, Lessees are not subject to any particular requirements to conduct exploratory or development activities but in order to retain the lease rights beyond the initial term, the lessees must proceed with "due diligence" to begin exploration activities. However, once a Lessee begins exploration, the lease term generally is extended for so long as the well continues in commercial production.

     The Lessee of a particular Block, for the term of the lease, has the right to drill and develop exploratory wells and conduct other activities throughout the Block - i.e. Working Interests. If the initial well on the Block is successful, a Lessee (or the Operator) may conduct additional geological studies and may determine to drill additional developmental wells. If a developmental well is to be drilled in the Block, each Lessee owning Working Interests in the Block must be offered the opportunity to participate in, and cover the costs of, such developmental well up to that particular Lessee's Working Interest ownership percentage. Generally, if the Lessee elects to not participate in the additional well, it will lose its rights to such additional well. The rights of such non-participating Lessee to participate in such additional well in the Block will then either be acquired by the remaining Lessees or sold to third parties. Such rights are called Non-Consent Interests because they arise as a result of an existing Working Interest owner's failure to "consent" to supply additional capital for drilling new wells or other activities. Unlike a "Working Interest" owner, a "Non-Consent Interest" owner does not obtain title and ultimately the Non-Consent Interest reverts back to the original Working Interest owner when the participating parties in the well have received a penalty amount from the production attributable to the Non-Consent Interest. While the Manager intends to focus primarily on Working Interests, any Non-Consent Interest that the Fund will investigate or invest in will have significant potential for economic returns to Investors.

     Generally, the Working Interests in an offshore gas lease under the OCSLA are burdened by a 16.67% royalty payable to the federal government. Therefore, the net revenue interest of the holders of 100% of the Working Interest in the Projects in which the Fund will invest is approximately 83.33% of the total revenue of the Project and further reduced by any other royalties that apply to a lease block. However, as described below, the MMS has adopted royalty relief for existing OCS leases for those who drill deep gas wells. See, MMS Deep Gas royalty Incentive: Royalty Relief and Deepwater Royalty Relief.

MMS Deep Gas Royalty Incentive:  Royalty Relief
-----------------------------------------------

     On January 26, 2004, the MMS promulgated new rules providing for incentives for companies to increase deep natural gas production in the shallow waters of the Gulf of Mexico ("Royalty Relief Rule"). Under the Royalty Relief Rule, the MMS will suspend royalties otherwise applicable for a certain amount of natural gas production when companies take the risk of exploring and developing deep-gas wells in shallow-water areas that they have already leased. The purpose of the Royalty Relief Rule is to provide incentives for the development of such wells in which natural gas production can come online quickly because the infrastructure (i.e., platforms and pipelines) to some degree is already in place. Under the Royalty Relief Rule, lessees will be eligible for royalty relief on their existing leases if they drill for new and deeper reserves at depths greater than 15,000 feet below sea level. In addition, an even larger royalty relief would be available for wells deeper than 18,000 feet.

Public Policy for MMS Royalty Relief
------------------------------------

     The Royalty Relief Rule illustrates a number of extremely important points. The motivation of the government, or the public policy behind the Royalty Relief Rule, is to stimulate exploration for major new gas fields in the shallow waters of the Gulf of Mexico where:

     o government geologists and industry geologists generally agree represents the highest short term potential for discovering major new gas fields in the lower 48 states; and
     o these new gas fields are located near existing pipeline infrastructure, thus enabling wells in such areas to quickly be brought on production.

     It should be noted that the Royalty Relief Rule does not extend to deep waters of the Gulf of Mexico off the continental shelf. See, Deepwater Royalty Relief. The Royalty Relief Rule is limited to leases in a water depth less than 600 feet. The U.S. Government has leased massive areas of the Gulf in deep waters, and in ultra deep waters, which basically are areas with water depth of 1,000 feet to 10,000 feet. The government did not extend the Royalty Relief Rule to the deep waters and ultra deep waters because there is comparatively less pipeline infrastructure in place to quickly bring those discoveries to market. The Royalty Relief Rule applies to areas of the Gulf of Mexico where gas, if found, can quickly benefit the U.S. economy by coming to market. See, Deepwater Royalty Relief

Deepwater Exploration Activities
--------------------------------

     The Fund will investigate, consider and possibly invest in Projects proposed to be located in the "deepwater" of the Gulf of Mexico. Generally, deepwater is defined as water depths in excess of 1,000 ft, although for certain purposes (e.g., deepwater royalty relief) water depths may be less.

     Exploration and production activities in the deepwater of the Gulf of Mexico have accelerated during the past several years and it is generally the view of many in the industry that such activity will significantly increase in the near future. There are a variety of reasons for this increased activity including, but not limited to, improvements to and new technologies for deepwater drilling, development and production; the discovery of major natural gas or oil fields in deepwater that have yielded wells with significant flow rates; deepwater royalty relief; improved seismic technologies; and the declining production from resources in the shallow waters of the Gulf of Mexico. While most deepwater exploration activities seem to be targeted more towards oil reservoirs as opposed natural gas, there have been some large and significant natural gas discoveries in the deepwater of the Gulf of Mexico and more development of deepwater natural gas prospects is expected in the future.

     Generally, exploration and production activities in deepwater follow the same principals as in shallower waters and with the same associated risks, although deepwater exploration drilling presents additional challenges beyond those faced in shallower waters. Given the water depths, drilling, development and production activities tend to be more complicated and expensive. For example, for both drilling and production, platforms fixed to the seafloor may be both impractical and cost prohibitive depending on the water depths. In such cases, drilling and production activities would be undertaken by floating drilling rigs and production systems. These floating systems may be more susceptible to adverse weather conditions, such as hurricanes, and may be more costly and, in light of increased activity in deepwater, may be in short supply and thus more difficult to obtain and schedule. In addition, transportation and gathering systems are more prevalent and less costly in the shallow waters of the Gulf of Mexico. In many deepwater areas of the Gulf of Mexico, transportation infrastructure is either inadequate or non-existent, pressures are greater, the water colder, and ocean currents stronger, all of which may make exploration and production in deepwater more costly and time consuming than in shallow waters.

Deepwater Royalty Relief
------------------------

     The Deep Water Royalty Relief Act of 1995 (the "Deepwater Relief Act") was enacted to promote exploration and production of natural gas and oil in the deepwater of the Gulf of Mexico and relieves eligible leases from paying royalties to the U.S. Government on certain defined amounts of deepwater production. The Deepwater Relief Act expired in the year 2000 but was extended by the MMS to promote continued interest in deepwater. For purposes of royalty relief, the MMS defines deepwater as depths in excess of 656 feet (200 meters). In order for a lease to be eligible for royalty relief, it must be located in the Gulf of Mexico and west of 87 degrees and 30 minutes West longitude (essentially the Florida-Alabama boundary).

     Currently, for leases entered into after November 2000, the MMS assigns a lease a specific volume of royalty suspension based on how the suspension amount would affect the economics of the lease's development. Any such royalty suspension applicable to a particular lease is generally set forth in the lease auction materials prepared by the MMS. The amount of the suspension, if any, is not determined by water depth levels (as it had in the past) but rather based upon the MMS' view of the characteristics and economics of the project. For example, projects deemed relatively secure and safe such as those near existing transportation infrastructure may receive no royalty relief while a similar project far away from any such infrastructure or in an area deemed more risky may receive significant royalty relief. As a result, unlike the royalty relief associated with deep drilling in shallow waters, there is no formulaic or predictable means of determining in advance whether and to what extent royalty relief would be available for a potential deepwater project

Improved Seismic Data Reduces Risk for Deeper Drilling in Shallow Water and
---------------------------------------------------------------------------
Deepwater
---------

     Seismic surveys are performed to gather information on various formations including subsurface geological formations as well as information used to identify, among other things, potential geological hazards and environmentally sensitive areas. Improved three-dimensional seismic technologies provide a more accurate assessment of potential natural gas or oil reservoirs so that exploration and development wells can be optimally located and thereby reduce the potential number of wells needs to develop a field.

     As a result of improved seismic technology, drilling wells in shallow waters deeper than 15,000 feet below the sea bottom and wells in deepwater is technologically feasible and less problematic, but may be more expensive.

Pipeline and Gathering Infrastructure
-------------------------------------

     It has been estimated by the U.S Department of Energy that investment in pipeline and distribution infrastructure, both to maintain existing infrastructure and to expand it, may average $8 billion per year during the next 5 to 10 years. Therefore, as demand for natural gas and oil further outstrips supply more pipelines and other gathering infrastructure will be needed. Although the Manager intends to focus primarily on obtaining interests in natural gas or oil wells, opportunities in the area of pipeline and gathering infrastructure may arise, either independently or in conjunction with or as part of a Working Interest. The Manager, in its discretion, may conclude that an investment by the Fund in such infrastructure and activities is in the best interests of the Fund.

     Pipeline "gathering systems" are designed to collect the natural gas or oil from the producing fields for transportation to the appropriate processing facilities. Gathering systems normally consist of one or more small diameter pipelines that are connected to and deliver hydrocarbons from the field where they are extracted from the earth, to a central processing point. Once gathered through these pipelines from individual wells the natural gas or oil is transported to a processing facility, such as an oil refinery.

     The Fund will be focused primarily on natural gas or oil Projects but may consider investments in pipeline and other infrastructure on a stand-alone basis or as maybe required as part of a larger Project.

Commodity Purchase and Sale Agreement
-------------------------------------

     As of the date of this Offering, no definitive arrangements have been made for the sale or transportation of either the natural gas or oil that may be produced from the Projects or transported on any pipelines that the Fund may own. The Fund believes, however, that it is likely that gas or oil from the Projects described herein will have access to pipeline or other economic transportation alternatives and can be marketed. See Risk Considerations.

Early Investment Incentive
--------------------------

     The Manager at any time during this Offering may have opportunities to invest in economically promising transactions for the Fund. The opportunity to invest in any such transaction may arise at any time such that the Manager would need capital to make such investment. Early Investors who provide capital to the Fund to acquire such Projects, which ultimately provide benefits to all Fund Investors, will receive an incremental benefit. The Fund is offering to such Early Investors an Early Investment Incentive upon the following terms and conditions:

     o For Investors who subscribe to the Fund between October 1, 2006 and November 17, 2006 and have fully paid their Capital Contribution shall be entitled to receive an Early Investment Incentive equal to $12,000 per $150,000 Share.

     o For Investors who subscribe to the Fund between November 18, 2006 and December 21, 2006 and have fully paid their Capital Contribution shall be entitled to receive an Early Investment Incentive equal to $6,000 per $150,000 Share
     o Investors who subscribe to the Fund on or after December 22, 2006 shall not be entitled to, nor shall they receive, an Early Investment Incentive.
     o The Manager anticipates that the Early Investment Incentive, as described herein, shall be paid either monthly or quarterly and begin when the Manager determines that the Fund has sufficient cash flow. The Manager will continue such payments, as described herein until the Early Investment Incentive to Investors entitled to such incentive have been paid in full. Thereafter, all Investors share in distributions of the Fund in accordance with their individual ownership percentage.
     o Other than any right to receive an Early Investment Incentive, all other rights, privileges and obligations of Investors of the Fund shall remain as described herein. Except for an Early Investment Incentive, as described herein, all Investors have equal rights as described in this Memorandum and set forth in the LLC Agreement.

Supplemental Offering of Shares
-------------------------------

     The LLC Agreement does not provide for any mandatory assessments of capital from Investors. This means that the Fund cannot require any Investor to contribute more money after such Investor completes his subscription and pays his initial Capital Contributions. The LLC Agreement, however, provides for the creation and offering of a supplemental class or series of shares and provides the Manager with discretion in determining the nature, scope, amount, timing and terms of such supplemental offering of a class or series of shares. Such discretion is necessary in order to provide the Manager with sufficient flexibility to fashion such supplemental offering in a way that best responds to the proposed project, as well as market conditions that exist at that time.

     The Manager anticipates the need for a supplemental offering of shares if Walker Ridge is successful. As described above in Specific Projects and in U Fund Introduction Letter, the potential size and capital requirements of Walker Ridge, should it be successful, will require capital to complete the project substantially in excess of the capital the Fund has reserved for Walker Ridge from this Offering. As a result, if Walker Ridge is successful, the Manager will need to obtain additional capital to complete Walker Ridge, including the production platform, pipelines, as well as drill the additional wells, through a supplemental offering of U-II Shares. The U-II Shares will not be a separate legal entity but rather represent a separate class of Fund Shares. In addition, U-II Shares will represent a pro rata ownership interest in Walker Ridge only. U-II Shares will have no rights to revenue, distributions, or allocations associated with the Mussel Beach project.

     Class U-I Investors will have the first right to invest in any offering of U-II Shares, in proportion to their initial investment in the Fund. If sufficient funds are not raised from Class U-I Investors, the Manager, in its discretion, will offer any remaining U-II Shares generally to third-parties. The Manager in its discretion will determine the number of U-II Shares to be offered, the price of such shares, and, other than as set forth in this Memorandum and in the LLC Agreement, the terms and conditions such offering. Only Class U-I Investors will have the right of first refusal to purchase U-II Shares in any subsequent supplemental offering and in any supplemental offering thereafter. Investors who have invested only in U-II Shares will not have any such rights of first refusal with respect to any subsequent supplemental offering. A Class U-I Investor is not required to invest in any subsequent offering of U-II Shares but would retain the right of first refusal with respect to any subsequent supplemental offering after the Class U-II Offering.

     In addition to this Right of First Refusal, all Class U-I Investors will receive the 10% Payment. Such payment is intended to compensate the Class U-I Investors for supplying the exploratory risk capital for the exploratory well on Walker Ridge and will be equal to 10% of the revenue, after payment of all governmental royalties (or similar payment) and payment of all third party transportation costs, attributable to Walker Ridge operations. The 10% Payment applies to each any every supplemental offering made by the Manager specifically to fund development of Walker Ridge. Moreover, Class U-I Investors have the right to receive the 10% Payment whether or not such Investors purchase shares in such supplemental offering.

     Finally, Class U-II Investors, or investors in any other supplemental offering of shares, shall have no ownership interest in or rights to distributions or allocations from the Mussel Beach project.

     Notwithstanding anything else contrary contained herein, the Manager retains the right in its discretion to make a supplemental offering of shares for investments in projects unrelated to either Walker Ridge or Mussel Beach on terms and conditions that the Manager, in its discretion shall determine, provided however, that any such unrelated supplemental offering shall in no way affect the various rights and obligations of Investors (both initial and supplemental) with respect to Walker Ridge and Mussel Beach as described in this Memorandum and in the LLC Agreement.

     Co-Investment with proposed Institutional Fund
     ----------------------------------------------

     The Manager of the Fund is proposing and organizing an oil and gas exploration fund which it intends to offer exclusively to institutional investors (the "Institutional Fund"). Although the Institutional Fund is still being developed and no capital has been committed, the Manager is confident that the Institutional Fund will be able to procure sufficient capital to invest in economically attractive oil and gas exploration and development projects. Although the focus of the Institutional Fund, if completed, will be projects located in the deep waters of the Gulf of Mexico, it will also seek to invest in deep wells located in the shallow waters of the Gulf of Mexico.

     In order to provide both the Fund and the Institutional Fund diversification and access to a variety of economically attractive projects, the Manager contemplates that investments in the same project may be made by the Institutional Fund and the Fund and/or a subsequent retail fund. The manner of allocating any such co-investment in a particular project between the Institutional Fund and the Fund has not yet been finalized with respect to the Institutional Fund, but any such allocation will depend on a variety of factors, such as:

     o location of the project, with the Fund, or any similarly situated retail fund, contributing a larger portion of the investment in shallow water projects and the Institutional Fund contributing a larger portion of the investment in a deepwater project;
     o    the Fund's available and uncommitted investment capital;
     o    diversification requirements;
     o    proposed number of wells in a project; and
     o    estimated dry-hole cost exposure

These factors will be considered by the Manager when determining the amount and nature of the investment to be made by the Fund. The Manager anticipates that determining the amount of an investment in a co-investment project by the Institutional Fund may include an evaluation of the above factors, but also may be a more formulaic or structured determination and may include approval by an investment advisory committee. Any methodology adopted by the Institutional Fund for making co-investments with the retail funds will necessarily impact how, the amount and the manner in which, the Fund will invest. Nevertheless, notwithstanding any such methodology or factors, with respect to any such co-investments, the terms of participation will be identical for both the Institutional Fund and the Fund, except possibly for the amount of investment made.

     As described above at Specific Projects, the Manager has acquired a six (6%) percent working interest in Walker Ridge, in addition to the six (6%) percent owned by the Fund, which it intends to allocate to the Institutional Fund. If the Institutional Fund does not close and can not provide the capital required to develop then the Manager will reallocate this six (6%) percent to another Ridgewood Energy Program.

Insurance
---------

     The Fund or Manager will seek to obtain hazard, property, general liability and other insurance in commercially reasonable amounts and costs to cover the Projects, as well as general liability and similar coverage for the Fund's business operations. The Manager has obtained what it believes to be adequate insurance for prior Ridgewood Energy Programs. There can be no assurance that insurance on the Projects or the Fund will be adequate in scope or amount to protect the Fund from material losses related to the Projects. The Manager's past practice has been to obtain insurance as a package that is intended to cover most, if not all, of the Ridgewood Energy Programs. While the Manager believes that it has procured insurance sufficient to insure against most risks, the possibility does exist that depending on the occurrence, insurance may not be adequate to cover the entire loss sustained, if any, by the Fund. See Risk Considerations.

Operator
--------

     Currently, the Fund anticipates that any Project in which it may invest will be operated and controlled by an unaffiliated third-party entity acting as Operator for the Projects. The Operator is responsible for drilling, administration and production activities for leases jointly owned by Working Interest owners and acts for the account of all Working Interest owners under the terms of the applicable Operating Agreements. Typically, Operating Agreements limit the Operator's liability and provide for circumstances under which the Working Interest owners may remove an Operator, although the Operator typically may resign at any time. In certain circumstances, Operators will enter into agreements with independent third-party subcontractors and suppliers to provide the various services required for operating leases. The Fund has not discussed or negotiated with any party to act as Operator of any of the Fund's Projects.

Ownership of Federal Leases
---------------------------

     Federal law prohibits, with certain limited exceptions, the holding of interests in federal oil and natural gas leases by (i) persons who are not citizens, nationals or permanent residents of the United States and (ii) entities that are owned or controlled by non-United States nationals. Since the Fund intends to acquire interests in federal leases, each Investor must disclose in the Investor Subscription Booklet his nationality or, in the case of an entity, the nationality of its equity owners. Prospective Investors who are not United States citizens or nationals or which are owned or controlled in whole or in part by non-U.S. nationals must so inform the Fund when completing their Subscription Documents. The Fund will not accept a subscription from non-United States citizen or national if by accepting such subscription, as determined by the Manager in its sole discretion, a risk exists that a federal lease will be canceled or forfeited or that the Fund will be unable to acquire an interest in a federal lease or that the Fund will be in violation of federal law.

Salvage Fund
------------

     As to Projects in which the Fund owns a Working Interest, the Fund will (and may be required by the Operating Agreement to) reserve and set aside each month in a separate interest-bearing account ("Salvage Fund"), a portion of the Fund's share of net revenue, if any, that the Fund may receive from the production and sale of natural gas or oil from each such Project. The purpose of the Salvage Fund, which is in the nature of a sinking fund, is to provide for the Fund's proportionate share of the anticipated gross cost net of anticipated salvage value ("Anticipated Salvage Cost") of dismantling production platforms and facilities, plugging and abandoning the wells, and removing the platforms, facilities and wells in respect of each of such Projects after the end of their useful life, in accordance with applicable federal and state laws and regulations. There is no assurance that the Salvage Funds will have sufficient assets to meet these requirements, and any unfunded expenses will be a liability of the Fund. Any portion of a Salvage Fund that remains after the Fund pays its share of the actual salvage cost will be distributed to the Shareholders. Payments to each Salvage Fund will reduce the amount of cash distributions that may be made to Shareholders by the Fund.

COMPETITION
-----------

     Strong competition exists in the acquisition of oil and gas leases and in all sectors of the oil and gas exploration and production industry. Although the Fund does not compete for the acquisition of Working Interests directly from the MMS, it does compete with other companies for the acquisition of percentage ownership interests in oil and gas Working Interests in the secondary market.

Many companies with whom the Fund competes for these Working Interests tend to be larger companies that have financial and other resources substantially larger than those of the Fund.

REGULATION
----------

     Oil and gas exploration, development and production activities are subject to extensive federal and state laws and regulations. Regulations governing exploration and development activities require, among other things, that the Fund's operators obtain permits to drill wells and to meet bonding, insurance and environmental requirements in order to drill, own or operate wells. In addition, the location of wells, the method of drilling and casing wells, the restoration of properties upon which wells are drilled and the plugging and abandoning of wells are also subject to regulations.

     Outer Continental Shelf Lands Act
     ---------------------------------

     The Fund's Projects will be located in the offshore shallow or deep waters of the Gulf of Mexico on the Outer Continental Shelf, or the OCS. Our operations and activities, therefore, are governed by, among other things, the Outer Continental Shelf Lands Act, or the OCSLA, which was enacted in 1953.

     Under OCSLA, as amended, the United States federal government has jurisdiction over oil and natural gas development on the OCS. As a result, the United States Secretary of the Interior is empowered to sell exploration, development and production leases of a defined submerged area of the OCS, or a block, through a competitive bidding process. Such activity is conducted by the Minerals Management Services, or MMS, an agency of the United States Department of the Interior. The MMS administers federal offshore leases pursuant to regulations promulgated under the OCSLA. Lessees must obtain MMS approval for exploration, development and production plans prior to the commencement of offshore operations. In addition, approvals and permits are required from other agencies such as the U.S. Coast Guard, the Army Corps of Engineers and the Environmental Protection Agency. Offshore operations are subject to numerous regulatory requirements, including stringent engineering and construction specifications related to offshore production facilities and pipelines and safety-related regulations concerning the design and operating procedures of these facilities and pipelines. MMS regulations also restrict the flaring or venting of production and proposed regulations would prohibit the flaring of liquid hydrocarbons and oil without prior authorization. The MMS has also imposed regulations governing the plugging and abandonment of wells located offshore and the installation and removal of all production facilities. Under certain circumstances, the MMS may require operations on federal leases to be suspended or terminated. Any such suspension or termination could adversely affect the Fund's operations and interests.

     The MMS conducts auctions for lease blocks of submerged areas offshore. As part of the leasing activity and as required by the OCSLA, the leases auctioned include specified lease terms such as the length of the lease, the amount of royalty to be paid, lease cancellation and suspension, and, to a degree, the "planned activities" of exploration and production to be conducted by the lessee. In addition, the OCSLA grants the Secretary of the Interior continuing oversight and approval authority over exploration plans throughout the term of the lease.

     Sales and transportation of Natural Gas/Oil
     -------------------------------------------

     The Fund expects to sell its natural gas and oil to the market and to receive market prices from such sales. These sales are not currently subject to regulation by any federal or state agency. However, in order for us to make such sales the Fund is dependent upon unaffiliated pipelines companies whose rates, terms and conditions of transport are subject to regulation by the Federal Energy Regulatory Commission ("FERC"). The rates, terms and conditions are regulated by FERC pursuant to a variety of statutes including the OSCLA, the Natural Gas Policy Act and the Energy Policy Act of 1992. Generally, depending on certain factors, pipelines can charge rates that are either market-based or cost-of-service. In some circumstances, rates can be agreed upon pursuant to settlement. Thus, the rates that pipelines may charge to the Fund, although regulated, are beyond its control. Nevertheless, such rates would apply uniformly to all transporters on that pipeline and, as a result, the Fund believes that the impact of any changes in such rates, terms or conditions would not impact the Fund's operations differently in any material way than the impact upon other natural gas or oil producers and marketers.

Environmental Regulation
------------------------

     The Fund's operation and projects will be subject to pervasive environmental laws and regulations governing the discharge of materials into the air and water and the protection of aquatic species and habitats. However, although the Fund will share the liability along with its other working interest owners for any environmental damage, most of the activities to which these environmental laws and regulations apply will be conducted by the operator. Nevertheless, environmental laws and regulations to which the Fund's operations will be subject may require it, or its operator, to acquire permits to commence drilling operations, restrict or prohibit the release of certain materials or substances into the environment, impose the installation of certain environmental control devices, require certain remedial measures to prevent pollution and other discharges such as the plugging of abandoned wells and, finally, impose in some instances severe penalties, fines and liabilities for the environmental damage that is caused by our operations.

     Some of the environmental laws that apply to natural gas and oil exploration and production are:

     The Oil Pollution Act. The Oil Pollution Act ("OPA") amends Section 311 of the Federal Water Pollution Act (the Clean Water Act) and was enacted in response to the numerous tanker spills, including the Exxon Valdez that occurred in the 1980s. Among other things, the OPA clarifies the federal response authority to and increases penalties for spills. The OPA establishes a new liability regime for oil pollution incidents in the aquatic environment. Essentially, the OPA provides that a "responsible party" for a vessel or facility from which oil is discharged or which poses a substantial threat of a discharge could be liable for certain specified damages resulting from a discharge of oil, including clean-up and remediation, loss of subsistence use of natural resources, real or personal property damages, as well as certain public and private damages. A "responsible party" includes a lessee of an offshore facility.

     The OPA also requires a responsible party to submit proof of its financial responsibility to cover environmental cleanup and restoration costs that could be incurred in connection with the oil spill. Under the OPA, parties responsible for offshore facilities must provide financial assurance of at least $35 million to address oil spills and associated damages. In certain limited circumstances, that amount may be increased to $150 million. Notwithstanding the operator's responsibility for compliance, in the event of an oil spill, the Fund, along with the operator and other working interest owners, could be liable under the OPA for the resulting environmental damage.

     Federal Water Pollution Act/Clean Water Act. Generally, the Clean Water Act imposes liability for the unauthorized discharge of petroleum products into the surface and coastal U.S. waters except in strict conformance with discharge permits issued by the federal (or state if applicable) agency. Regulations governing water discharges also impose other requirements, such as the obligation to prepare spill response plans. Again, the Fund's operators are responsible for compliance with the Clean Water Act although it may be liable for any failure of the operator to do so.

     Federal Clean Air Act. The Federal Clean Air Act restricts the emission of certain air pollutants. Prior to constructing new facilities, permits may be required before work can commence and existing facilities may be required to incur additional capital costs to add equipment to ensure and maintain compliance. As a result, our operations may be required to incur additional costs to comply with the Clean Air Act.

     Other Environmental Laws. In addition to the above, the Fund's operations may be subject to the Resource Conservation and Recovery Act, which regulates the generation, transportation, treatment, storage, disposal and cleanup of certain "hazardous wastes", as well as the Comprehensive Environmental Response, Compensation and Liability Act which imposes join and several liability without regard to fault or legality of conduct on classes of persons who are considered responsible for the release of a "hazardous substance" into the environment.

     The above represents a brief outline of the major environmental laws that may apply to the Fund's operations.

                                 USE OF PROCEEDS

                                                              Maximum Proceeds*             Minimum Proceeds
Investment Fee to Manager                                     $   6,750,000     (4.5%)      $    67,500    (4.5%)
Selling Commissions                                              12,000,000     (8%)            120,000    (8%)
Placement Agent Fee                                               1,500,000     (1%)             15,000    (1%)
Organizational,  Distribution and Offering Fee (including         5,250,000     (3.5%)           52,500    (3.5%)
legal,  accounting,  engineering and geologic  consulting
fees, printing, filing fees, etc.)
Acquisition  of or  Participation  in  Projects  and Fund
Operations                                                       124,500,00     (83%)         1,245,000    (83%)
Total Proceeds from Offering **                               $ 150,000,000     (100%)      $ 1,500,000    (100%)

* The Manager, on behalf of the Fund, may in its sole discretion expand the offering up to $240,000,000 or more.
** Regardless of the gross proceeds of the Offering, the percentages associated with the Investment Fee (4.5%),
Selling Commissions (8%), Placement Agent Fee (1%) and Organizational, Distribution and Offering Fee (3.5%) will remain the same. The annual Management Fee (2.5%) will be included as a part of Fund Operations.

     Under the LLC Agreement, the Fund may commence operations with minimum gross proceeds of $1,500,000 and a maximum of $150,000,000 (or $240,000,000 or more if the Fund is expanded in the Manager's discretion). After payment of the Investment Fee, selling commissions, Placement Agent Fee, Organizational, Distribution and Offering Fee, the Fund will have net funds of a minimum of $1,245,000 and a maximum of $124,500,000 (or more if the Fund is expanded by the Manager) available for investment in the Fund's Projects and operations.

                               RISK CONSIDERATIONS

     Investment in natural gas and oil exploration and drilling or in infrastructure equipment or activities involves substantial risks and potential conflicts of interest and is suitable only for those persons who meet the Investor Suitability Standards, have a substantial net worth, have no need for liquidity from such investment, understand and are prepared to assume the substantial risks discussed below, and are able to bear the potential loss of the entire investment. Each prospective Investor should consider carefully the risk factors attendant to the purchase of Shares, including without limitation, those discussed below, and each should review the investment with his own legal, tax and financial advisors.

                  GENERAL RISKS RELATED TO NATURAL GAS AND OIL
                EXPLORATION, DRILLING, PIPELINES AND OPERATIONS

The Fund's Drilling Activities May Not Be Productive or Successful either due to
--------------------------------------------------------------------------------
events beyond the Fund's control or, alternatively, the wells drilled by the
----------------------------------------------------------------------------
Fund result in Dry-Holes. The occurrence of either event will negatively impact
-------------------------------------------------------------------------------
the Fund's operations and returns.
----------------------------------

     Drilling for natural gas or oil in either shallow water or deepwater involves numerous risks, including the risk that the well will not have commercially productive reservoirs. The costs of drilling, completing and operating wells are often uncertain and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

     o    Unexpected drilling conditions;

     o    Pressure or irregularities in formations;

     o    Equipment failures or accidents;

     o    Fires, explosions, blow-outs and surface cratering;

     o    Marine risks such as capsizing, collisions and hurricanes;

     o    Adverse weather conditions; and

     o    Shortages or delays in the delivery of equipment.

     Therefore, drilling activities may not be successful and, if unsuccessful, could have an adverse effect on future results of the operations and financial conditions of the Fund. Drilling exploratory natural gas or oil wells is speculative, may be unprofitable, and may result in the total loss of your investment. While all drilling, whether developmental or exploratory, involves these risks, exploratory drilling involves greater risks of dry-holes or failure to find commercial quantities of natural gas or oil. Therefore, drilling activities may be unprofitable, not only from non-productive wells, but also from wells that do not produce natural gas or oil in sufficient quantities or quality to return a profit on the capital dollars invested.

Geographically, the Funds activities and Projects are not diversified and will
------------------------------------------------------------------------------
be located in the Gulf of Mexico, an area that is particularly susceptible to
-----------------------------------------------------------------------------
hurricanes. As a result, the Fund's Projects could experience damage from
-------------------------------------------------------------------------
hurricanes, which may not be fully insured or which may result in long drilling
-------------------------------------------------------------------------------
or production delays.
---------------------

     Recently, the number and intensity of hurricanes in the Gulf of Mexico has increased significantly. The National Hurricane Center defines hurricane season in the Atlantic Region, Caribbean, and Gulf of Mexico to be from June 1 through November 30. Ridgewood's past experience, with respect to projects owned by Prior Ridgewood Programs, is that the typical interruption in operations resulting from a hurricane for a project that does not incur significant damage will be approximately 3 - 7 days. This interruption is normally due to the fact that crews and equipment are often evacuated out of the area prior to the hurricane and then need to be put back in place thereafter. However, significant damage can occur. A project owned by a Prior Ridgewood Program experienced damage as a result of Hurricane Katrina. This project was the only project owned by any Ridgewood fund that sustained any significant damage or operational interruption as a result of the hurricanes. Nevertheless, the project is currently 12 months behind the scheduled day that it was to reach the targeted depth. Thus, Ridgewood has experienced the gamut of possible results from hurricane season from as little as no damage and insignificant interruption to significant damage and extended interruption. It is of course impossible to predict whether and to what extent hurricanes and damage may occur and to what projects.

     However, given that the Fund's Projects will be concentrated in the Gulf of Mexico, a particularly active hurricane season could result in delays in drilling, scarcity of needed repair equipment, or other damage to existing projects. Delays in drilling or completing projects caused by hurricanes will adversely impact production schedules and, consequently, delay cash distributions to investors from the sale of such production. In addition, any damage to projects may not necessarily be fully covered by insurance depending on the amount of damage, coverage limits and the amount and frequency of prior insurance claims.

Reserve Data, Prices and Future Net Revenue Estimates are Uncertain and May be
------------------------------------------------------------------------------
Wrong, thereby negatively impacting expected results.
-----------------------------------------------------

     Estimates of reserves by necessity are projections based on engineering and geological data, including but not limited to, volumetrics, reservoir size and characteristics, the projection of future rates of production, and the timing of future expenditures. The process of estimating reserves requires substantial evaluation on the part of the petroleum engineers and geologists, resulting in determinations that are not always precise, particularly with respect to new discoveries. The Fund will review the reserve analysis provided by the Operators. However, engineers who are not retained by Operators may make different estimates of reserve quantities and revenues attributable to those reserves based on the same data. The Manager employs individuals in its Texas office that can provide significant analysis of the Operator's information. However, if necessary, the Fund may retain such independent engineers to review the Operator's reserve analysis and/or conduct an independent review. In any event, future performance that deviates significantly from reserve reports could have a material adverse effect on the Fund's operations, business and prospects, as well as on the amounts and carrying values of such reserves.

     In addition, the Fund's revenues, profitability, and cash flow are highly dependent on the price of either or both natural gas and oil, which is affected by numerous factors beyond the Fund's control. These prices historically have been very volatile. There can be no guarantee that prices in the future will be sufficient to make a profit on the sale of the Fund's natural gas or oil.

Geological information and studies may not be available or fully developed when
-------------------------------------------------------------------------------
the Fund is considering investments nor is the Fund required to provide such
----------------------------------------------------------------------------
information, when available, to Investors. Therefore, investors will have no
----------------------------------------------------------------------------
information regarding the investments made by the Manager prior to the
----------------------------------------------------------------------
investment.
-----------

     The Fund expects to utilize the net proceeds from this Offering for the acquisition, exploration and development of as yet unidentified Projects. As a result, prospective Investors may not have an opportunity to evaluate any such Projects before investing, nor will they participate in the selection of such Projects after investment in the Fund. In addition, when such geological and other technical information regarding a Project does become available to the Fund, neither the Manager nor the Fund is required to (but in its discretion may) provide such information to Investors. Consequently, prospective Investors will be relying upon the judgment of the Manager for such investment decisions.

The Success of an Investment in an Infrastructure Project is subject to Risks
-----------------------------------------------------------------------------
Beyond the Fund's Control.
--------------------------

     The business of transporting, gathering and processing natural gas or oil for third parties is subject to substantial risks. The volume of natural gas or oil involved in these activities depends on the actions of third parties, and is beyond the Fund's control. Further, the following factors, most of which are beyond the Fund's control, may adversely impact the Fund's ability to maintain or increase its services and, thereby, its revenues, negotiate or renegotiate contracts, or to remarket unsubscribed pipeline capacity:

     o    price competition;
     o    drilling activity and supply availability;
     o    changes in regulation and actions of regulatory bodies;
     o    credit risk of customer base;
     o    increased costs of capital; and
     o    natural gas and oil prices.

Operating Risks may cause substantial losses and insurance may not protect the
------------------------------------------------------------------------------
Fund against all these risks. As a result, the Fund may not have sufficient
---------------------------------------------------------------------------
capital to make necessary repairs or, in order to do so, capital allocated to
-----------------------------------------------------------------------------
additional investments would be used or cash distributions may have to be
-------------------------------------------------------------------------
curtailed or reduced.
---------------------

     Ridgewood Energy carries insurance on all of its properties. Ridgewood carries certain deductibles on many policies that must first be paid before collecting under the policy. Moreover, given the expense of insurance, the Manager has obtained sufficient insurance as a package, which covers all of the projects owned by Ridgewood Programs and, the cost of which is allocated among those Prior Ridgewood Programs. In addition, the Operating Agreement normally requires the Operator to carry insurance to cover its activities under the Operating Agreement. Nevertheless, risks include: fires; explosions; blow-outs; uncontrollable flows of gas, formation water or drilling fluids; natural disasters; pipe or cement failures; casing collapses; abnormally pressured formations; acts of terrorism; and environmental hazards such as leaks and pipeline ruptures. Insurance to cover some of these risks may be prohibitively expensive or unavailable, particularly as to acts of terrorism.

     Offshore operations are subject to a variety of operating risks peculiar to the marine environment, such as capsizing, collisions and damage or loss from hurricanes or other adverse weather conditions. These conditions can cause substantial damage to facilities and interrupt production. If in any given policy year, Prior Ridgewood Programs experience significant damage, policy coverage limits may reached or exceeded leaving little or no coverage in that policy year left for damage to a Fund Project. As a result, the Fund could incur substantial liabilities that may not be covered entirely by insurance that could reduce or eliminate the funds available for exploration and development programs and acquisitions or investor distributions.

The Availability and Cost of Needed Equipment May Adversely Affect the Fund's
-----------------------------------------------------------------------------
profitability and operations.
-----------------------------

     As a result of the increase in natural gas and oil prices, drilling activity in the Gulf of Mexico has increased significantly. Drilling rigs and other equipment have become harder to obtain and more costly to acquire, especially in light of weather occurrences, such as the recent hurricanes, which have occurred in the Gulf of Mexico. These circumstances could have a negative impact on the Fund's operations.

The Fund has a limited capital and therefore its ability to invest in many
--------------------------------------------------------------------------
projects is likewise limited. As a result, each unsuccessful well limits the
----------------------------------------------------------------------------
Fund's ability to generate revenue and exhausts its supply of capital.
----------------------------------------------------------------------

     The capital raised by the Fund in its private placement is more than likely all the capital it will be able to obtain for investments in Projects. Given its structure, obtaining traditional financing from public markets is unlikely and it is not practical to assume the Fund can raise additional funds through a supplemental offering or through debt financing. As a result, it has little, if any, ability to grow its business beyond its current Projects or through investing its available cash in new projects. In any event, the number of Projects in which the Fund can invest will naturally be limited and each unsuccessful project the Fund experiences, if any, will not only reduce its ability to generate revenue, but also exhaust it limited supply of capital.

Additional Government Regulation May Affect (i) the Fund's Operations by
------------------------------------------------------------------------
increasing compliance costs or (ii) the Price of the Fund's Oil and Gas by
--------------------------------------------------------------------------
increasing taxes or restricting price flexibility.
--------------------------------------------------

         The energy exploration, drilling and development business could be subject to government regulation under which, among other things, rates of production from wells may be regulated. Government regulations may also impact the market for the Fund's natural gas or oil, which could adversely affect the price at which such gas or oil is sold. Government regulations affecting environmental matters or offshore drilling and exploration activities could adversely impact the Fund's activities. Finally, while the gathering and processing activities are generally not subject to rate regulation, under certain circumstances, the FERC may attempt nevertheless to exercise such jurisdiction. There is no way for the Fund to predict the nature and extent to which such regulations or other political activity may affect the Fund's operations.

The Fund Must Rely on Third Parties over Which it has Minimal or No Control to
------------------------------------------------------------------------------
Operate its Projects.
---------------------

     The Fund does not own any drilling equipment nor does it maintain a staff for on-site operations. Accordingly, it must rely completely upon the Operators and other third parties over whom the Fund and Manager have little or no control for drilling and other operations with respect to the Projects in which it invests. Moreover, the Manager is under no duty to share with Investors technical information regarding operations and drilling from the Operator. As a result, Investors are relying exclusively on the Manager to adequately manage any such relationship with a third party.

The Working Interests in Which the Fund Will Invest are Jointly Owned with Other
--------------------------------------------------------------------------------
Participants, including the Operator, and Decisions about the Project may be
----------------------------------------------------------------------------
Controlled or Influenced buy these Participants.
------------------------------------------------

     It is anticipated that the Fund will own Working Interests in the Projects to be developed with persons unrelated to the Fund and the Manager. The Fund may own a minority or majority interest in such Working Interest with others. Regardless of the Fund's percentage ownership in a Working Interest or Project, the Fund will have the right to make decisions affecting the development of those Projects. However, important decisions with respect to development activities, which may be detrimental to the Fund, may be controlled or affected by the other owners of Working Interests in such Projects. Finally, the Fund could be held liable for the joint activity obligations or the tort actions of such other Working Interest owners, and this liability could in turn result in liability for the Manager.

     If the Fund's co-participants fail to pay their portion of the lease acquisition, drilling, testing and, if appropriate, completion costs for any lease, there may be insufficient funds to perform such work. If the Fund as a joint venturer or as a Working Interest owner does not contribute funds for additional wells proposed by other participants, the Fund will lose all of its rights to production from those additional wells. Moreover, while the Fund will monitor and participate in decisions affecting exploration and development of the leases or wells in which the Fund acquires a Working Interest or Non-Consent Interest, decisions with respect to lease exploration and development activities may be controlled by the other participants since the Fund in many cases, but not all, is expected to own less than a 50% interest in each of such leases or wells.

     Further, the Fund will not originate and does not expect to operate any of the leases in which it acquires an interest. For that reason, Investors must not only bear the risk that the Fund will be able to select suitable Projects, but also that, once acquired, such Projects will be managed prudently, efficiently and fairly by their Operators. Furthermore, certain Working Interests in Projects that may be acquired by the Fund may be subject in some cases to expenses credited in favor of the persons from whom such leases and Projects were acquired, which interests and expenses will be in addition to the Manager's fees and interests described herein.

The Salvage Fund may be Insufficient to Cover Salvage Costs and the Fund may be
-------------------------------------------------------------------------------
Liable for the excess.
----------------------

     As indicated above, the Fund may be required to create a Salvage Fund to cover certain Anticipated Salvage Costs. There is no assurance that the Salvage Funds will have sufficient assets to satisfy all such costs and the Fund maybe liable for its percentage share of unfunded expenses.

There may be Delays in the Transfer of Title to the Projects to the Fund which
------------------------------------------------------------------------------
could in certain circumstances place the Fund at risk.
------------------------------------------------------

     Under certain circumstances, title to the Fund's projects originally will be held by the Manager on the Fund's behalf. This may occur for a variety of reasons including, but not limited to, the fact that the Manager may need to commit the Fund to a Project well before the offering closes or the Fund could be taking an interest in a Project to which the Manager has previously committed. In other circumstances, title may not be transferred to the manager or the Fund until after a well is drilled. Moreover, title to a well is recorded by the MMS and delays in recording any transfer of title by the MMS could likewise result in title to a well being held by the Manager on behalf of the Fund for a certain period of time.

     In such cases, the Fund runs the risk that the transfer of title could be set aside in the event of a bankruptcy of the Manager. If that were to occur, title could revert to the creditors or trustee, and the Fund would either recover nothing or only the amount paid for the leases and the cost of drilling the wells. However, assigning the leases to the Fund after the wells are drilled or completed will not affect the availability of the tax deductions for intangible drilling costs since the Fund will have an economic interest in the wells prior to the wells being drilled.

                     PARTICULAR RISKS RELATED TO THE SHARES

The Ability to Transfer Shares is Extremely Limited and Investors Will be
-------------------------------------------------------------------------
Required to Own the Shares Indefinitely and will not be able to liquidate their
-------------------------------------------------------------------------------
investment.
-----------

     Shares in the Fund will be an illiquid investment. There is no market for the Shares, and, because there will be a limited number of persons who purchase Shares and significant restrictions on the transferability of such Shares, it is expected that no public market will develop. Moreover, neither the Manager nor the Fund will provide any market for the Shares. Investors will generally be prohibited from selling or transferring their Shares except in the circumstances permitted under Article 13 of the LLC Agreement, and all such sales or transfers require the consent of the Fund, which may withhold such consent in its sole discretion. Accordingly, an Investor will have no assurance that he can liquidate his investment in the Fund and must be prepared to bear the economic risk of the investment until the Fund is terminated and dissolved. The illiquidity of and other significant risks associated with an investment in the Fund make the purchase of Shares suitable only for an Investor who has substantial net worth, who has no need for liquidity with respect to this investment, who understands the risks involved, who has reviewed this Memorandum and the Exhibits hereto and the risks involved with his tax, legal and investment advisors, who can sustain the complete loss of the investment, and who has adequate means of providing for his current and foreseeable needs and contingencies.

Investors Will not be able to Participate in the Management of the Fund and Must
--------------------------------------------------------------------------------
Rely Exclusively on the Manager.
--------------------------------

     Investors will not have the right, power or authority to participate in the ordinary and routine management of the Fund or the Projects or to exercise control over the decisions of the Fund. Under the LLC Agreement, the Manager is granted the exclusive right to manage, control and operate the affairs and business of the Fund and to make all decisions relating thereto and will have full, complete and exclusive discretion with respect to all such matters. Accordingly, no prospective Investor should purchase any Shares unless the prospective Investor is willing to entrust all aspects of management of the Fund to the Manager.

There will be Limited Ability to Sell or Transfer Fund Assets such that the Fund
--------------------------------------------------------------------------------
will be Required to Own Underperforming Assets Indefinitely thereby adversely
-----------------------------------------------------------------------------
affecting Fund returns.
-----------------------

     The Fund's interests in the Projects will be illiquid. The Fund does not anticipate selling its interests, or any part thereof, in the Projects. However, if the Fund were to attempt to sell any such interest, a successful sale would depend upon, among other things, the operating history and prospects for the well or interest therein being sold, proven natural gas or oil reserves, the number of potential purchasers and the economics of any bids made by them and the current economics of the natural gas or oil market. In addition, any such sale may result in adverse tax consequences to the Fund and Investors.

     The Manager will have full discretion to determine whether any Project, or any interest therein, should be sold and the Fund will have no obligation to sell all or a portion of it, or retain it, for the benefit of Investors. Investors may be required to remain in the Fund until it is terminated and dissolved.

The Manager's Liability to the Fund May be Limited and therefore the ability of
-------------------------------------------------------------------------------
the Fund or shareholders to seek redress against the Manager may be limited.
----------------------------------------------------------------------------

     The LLC Agreement, which is controlled by Delaware law, provides that the Fund's officers and agents, the Manager, the affiliates of the Manager, and their respective directors, officers and agents when acting for the Manager or their affiliates on behalf of the Fund, (collectively, "Ridgewood Managing Persons") will be indemnified and held harmless by the Fund from any and all claims arising out of their management of the Fund, except for claims arising out of the bad faith, gross negligence or willful misconduct of such persons. Therefore, an Investor may have difficulty sustaining an action against any of the Ridgewood Managing Persons based on breach of its or his fiduciary responsibility or other obligations to the Fund. See Fiduciary Responsibilities of Manager - Indemnification and LLC Agreement - Exhibit A.

There may Be Limited Ability to Spread Risk if substantially less funds are
---------------------------------------------------------------------------
received from this Offering than anticipated.
---------------------------------------------

     Because the Escrow Amount is $1,500,000, the Fund could be formed and conduct operations upon receipt of $1,500,000 in Capital Contributions from Investors. To the extent that the Fund does not receive substantial capital contributions once it begins operations, its ability to spread risks over a larger number of investments in Projects will be reduced.

The Manager will Receive an Annual Management Fee regardless of Profitability or
--------------------------------------------------------------------------------
the frequency or amount of cash distributions to Investors.
-----------------------------------------------------------

     The Manager and its Affiliates will receive fees and compensation throughout the life of the Fund. Inherent in the fee and compensation arrangements are the possibility of conflicts between the best interests of the Investors and the best interests of the Manager. The Manager may have incentives to act in its best interests rather than in the best interest of the Investors. See Compensation; Conflicts of Interest.

Expansion of the Fund may be Dilutive.
--------------------------------------

     The Manager, on behalf of the Fund, in its discretion, may increase the maximum proceeds of this Offering from $150,000,000 to $200,250,000 or more. If the Fund were so increased, it could dilute the investment made by Investors prior to such expansion. However, such expansion would result in increased capital, enabling the Fund to invest in additional Projects and add diversification to the Fund's portfolio of Projects.

Compensation of Manager and Affiliates is Not Linked to Profitability.
----------------------------------------------------------------------

     Pursuant to the LLC Agreement, the Manager will receive certain fees and reimbursement of expenses. The fees payable under the LLC Agreement may be substantial and are payable whether or not the Fund operates at a profit. None of the compensation to be received by the Manager was derived as a result of arm's length negotiations.

Delaware Law was recently amended to permit changes to the LLC Agreement that
-----------------------------------------------------------------------------
could be less advantageous to Investors.
----------------------------------------

     The LLC Agreement contains certain provisions that modify what would otherwise be the applicable Delaware law relating to the fiduciary standards of the Manager to the Investors. The fiduciary standards in the LLC Agreement could be less advantageous to the Investors and more advantageous to the Manager than the corresponding fiduciary standards otherwise applicable under Delaware law.

In accordance with Delaware Law, the LLC Agreement Limits Investor Access to
----------------------------------------------------------------------------
Certain Information.
--------------------

     Delaware law permits Delaware limited liability companies to restrict access to certain information provided that such restricted access is set forth in the limited liability company agreement. The Fund's LLC Agreement contains provisions that do limit Investors' access to certain sensitive or confidential information. Therefore, Investors may not have the ability to obtain certain information from the Fund. See, Limitations on Investor's Information Rights; LLC Agreement.

The LLC Agreement imposes liability upon shareholders for unauthorized
----------------------------------------------------------------------
disclosure of Fund information.
-------------------------------

     Although Shareholders are entitled to certain information regarding the Fund and their interest in the Fund, the LLC Agreement prohibits Shareholders from disclosing that information to third parties, other than permitted parties, such as their accountants, financial and legal advisers. If a Shareholder discloses such Fund information to an unauthorized third party, the Shareholder could be liable to the Fund for any damage that results from such unauthorized disclosure. See, Section 11.4(j) of the LLC Agreement.

Although liability of Investors is limited, an investor could in certain
------------------------------------------------------------------------
circumstances be liable for its actions.
----------------------------------------

     The Fund will be governed by the LLC Act under which, as a general rule, an Investor's liability for the obligations of the Fund is limited to such Investor's Capital Contribution and such Investor's share of the Fund's assets. An Investor of the Fund will not otherwise be liable for the obligations of the Fund. Should an Investor participate in the management of the business of the Fund, in such case, the Investor may be liable to the Fund or other Investors for conduct that constitutes bad faith, gross negligence or willful misconduct. In addition, Investors should be aware that they potentially could be liable to return distributions made by the Fund if within a certain period of time after such distributions were made the Fund becomes insolvent.

If the Specific Projects are not successful, the Fund will use unallocated
--------------------------------------------------------------------------
capital to invest in projects that the Fund has not yet. Finally and
--------------------------------------------------------------------
Conclusively Selected or Identified.
------------------------------------

     If either or both Walker Ridge or Mussel Beach are not successful, capital which was previously allocated to these projects for completion will be available for the acquisition, exploration and development of as yet unidentified Projects. As a result, prospective Investors may not have an opportunity to evaluate any such Projects before investing, nor will they have a voice in the selection of such Projects after investment in the Fund. Consequently, prospective Investors will be relying upon the judgment of the Manager for such decisions.

The Amount and Frequency of Cash Distributions Depends on the Fund's Operations
-------------------------------------------------------------------------------
and Need for Cash Reserves and is Uncertain.
--------------------------------------------

     No distributions will be made from the Fund to the Investors of the Fund until the Fund has funds that the Manager determines are not needed for the operation of the Fund. Accordingly, there is no assurance that any distributions from the Fund will be made to its Investors. Distributions will depend primarily on the Fund's net cash receipts from its operations. Moreover, distributions could be delayed to repay the principal and interest of Fund borrowings, if any, or to fund Fund costs. Fund income will be taxable to the Investors in the year earned, even if cash is not distributed.

The Manager will not be Making a Capital Contribution but Will Receive
----------------------------------------------------------------------
Distributions.
--------------

     While the Manager (in its capacity as such) generally will receive 15% of distributions of the Fund, it will not contribute any cash to the Fund with respect to its interests as Manager (except to the extent that Fund Organizational, Distribution and Offering Expenses might exceed the Organizational, Distribution and Offering Fee). Accordingly, the Investors are expected to contribute substantially all of the funds actually utilized for Fund activities. If the entire venture is unsuccessful, the Investors will bear 100% of the loss (except to the extent that the Manager purchases Shares for its own account). See Terms of Offering.

Risks Associated with Supplemental Offering
-------------------------------------------

     As described in "Supplemental Offering of Shares," "Specific Projects", and in the U Fund Introduction Letter, if the Walker Ridge project is successful, the Manager will need to make a supplemental offering of shares at some time in the future. Although it is difficult to fully describe all the details of any such supplemental offering, the mechanics of and the rights of initial Investors and those who acquire shares in any supplemental offering are described in detail in the above referenced sections. However, if a supplemental offering, as described herein, were to be made by the Manager, initial Investors would be subject to certain risks including the following:

     a) Any Class U-II Offering will dilute the ownership of Class U-I Investors
        ------------------------------------------------------------------------
in Walker Ridge although such Investors would not have the capital to complete
------------------------------------------------------------------------------
the project and potential lose the economic benefit of further development.
---------------------------------------------------------------------------

     As described elsewhere in this Memorandum, the Manager will only need to issue a Class U-II Offering if the Walker Ridge wells to be drilled with proceeds from this Offering are successful and the Operator and working interest owners elect to proceed to drill the additional wells in Walker Ridge. As a result of such Class U-II Offering, the Class U-I Investors' ownership interest in Walker Ridge will be diluted by the addition of Class U-II Investors. However, notwithstanding such dilution, without the Class U-II Offering, the Fund would not have the capital to fund the further development of Walker Ridge and would risk losing the economic benefit of such additional development. However, in any supplemental offering subsequent to the Class U-II Offering, neither the Class U-I Investors nor Class U-II Investors will see their interests in the first 8 or 9 wells diluted as the Manager currently anticipates that the investors who subscribe in any such supplemental offering will own the additional wells drilled and completed from the proceeds of such supplemental offering, although Class U-I Investor will still be entitled to the 10% Payment from such wells, if any.

     b) The wells for which the proceeds from any supplemental offering will be
        -----------------------------------------------------------------------
used could be dry-holes and in such event the 10% payment would have no economic
--------------------------------------------------------------------------------
value.
------

     Notwithstanding the benefit to the Class U-I Investors of additional capital from any Class U-II Offering, the additional exploratory wells for which such capital will be used could be dry-holes. If the one or more of those wells are dry, the Operator will likely not proceed to drill any further exploratory wells. In such circumstances, the Class U-Il Investors will have their ownership of the initial 4, presumably successful, Walker Ridge wells diluted as a result of the Class U-II Offering and the addition of U-II Investors, but will not receive any corresponding benefit of the additional exploratory wells because they are dry-holes and will not be completed. In such event, because little or no revenue will be generated from these additional exploratory wells, the 10% Payment will have no economic value.

     c) If the supplemental offering does not raise sufficient funds to supply the capital for the additional exploratory wells, then the Fund may need to sell its interests in such walker Ridge wells to a Third-Party and may receive less than what it would otherwise receive from a supplemental offering.

     If, for whatever reason, the Manager is unable to raise the capital required in a supplemental offering require to fund the Fund's working interest pro rata share of the costs of the additional wells at Walker Ridge, the Fund maybe forced to sell its interest, or a portion thereof, to such wells to a third party. There is no guarantee that any such sale can be made and if so, at what price a third party would pay for such interests. As a result, the Fund could receive substantially less economic benefit from a sale than it would otherwise receive from a supplemental offering of shares. Moreover, as a result of such sale, the Fund could potentially lose any rights it has to further develop of Walker Ridge.

     d) If the first 8 or 9 wells on Walker Ridge are successful and Manager makes a supplemental offering subsequent to the Class U-II Offering, other than the 10% payment to the Class U-I Investors, Class U-I and Class U-II Investors will have no economic interest in such offering or the wells drilled with the proceeds from such offering unless such investors elect to subscribe and purchase shares in the offering.

     As described in U Fund Introduction Letter and Specific Projects, the Walker Ridge project is currently anticipated to be 8 or 9 wells, which if successful will be owned by Class U-I and Class U-II Investors. If additional wells beyond well number 9 are to be drilled on Walker Ridge, the Manager will need to make a supplemental offering of shares. In such offering, only investors who subscribe to and purchase share in such offering will have ownership of the wells drilled and completed with the proceeds from such offering, although the Class U-I Investors will still be entitled to the 10% Payment from the revenue of such wells.

     Risks of Potential Conflicts of Interest
     ----------------------------------------

     There are potential conflicts of interest involved in the operation of the Fund. Some examples of these potential conflicts include without limitation:

     o competing demands for management resources of the Manager among the prior Ridgewood Energy Programs;
     o conflicts between the interests of the Manager and its Affiliates in receiving compensation from the Fund for investment activities, operating activities, and divestitures, as well as reimbursement for expenses, and the interests of the Investors;
     o conflicts relating to the allocation of costs and expenses among the Fund and prior Ridgewood Energy Programs;
     o conflicts arising from the fact that the Manager will not make a capital contribution in respect of its interest as such in the Fund, and that the Investors will supply all of the capital of the Fund;

     o conflicts as to who will supply additional capital in the event the Fund were to require additional contributions; and
     o the lack of independent representation of Investors in structuring this offering and in determining compensation.

See Conflicts of Interest

TAX RISKS

     The Fund is organized as a Delaware limited liability company and the Manager intends to operate the Fund such that it will qualify as a partnership for federal tax purposes. The principal tax risks to the Investors are that: (A) the Fund may recognize income taxable to the Investors but may not distribute enough cash to cover the Investors' income tax on their shares of the Fund's taxable income; (B) the allocation of Fund items of income, gain, loss, and deduction in the LLC Agreement may not be respected for federal income tax purposes; (C) all or a portion of the Fund's expenses could be considered either investment expenses (which would be deductible by an Investor only to the extent the aggregate of such expenses exceeded 2% of such Investor's adjusted gross income) or as nondeductible items that must be capitalized; (D) all or a substantial portion of the Fund's income will be deemed to constitute unrelated business taxable income, consequently tax-exempt Investors will be subject to tax on their respective portions of such income; (E) a charitable remainder trust that is an Investor could have all of its income from any source deemed to be taxable; (F) all or a portion of the losses, if any, allocated to the Investors will be "passive losses" and thus deductible by the Investor only to the extent of passive income; and (G) the Investors could have capital losses in excess of the amount that is allowable as a deduction in a particular year.

     Although the Fund has obtained an opinion of counsel regarding the matters described in the preceding paragraph, the Fund will not obtain a ruling from the Internal Revenue Service (the "Service") as to any aspect of its tax status or the tax consequences to Investors. See Tax Aspects. The tax consequences of investing in the Fund could be altered at any time by legislative, judicial, or administrative action. Prospective Investors are urged to consult their own tax advisors prior to investing in the Fund.

     The Service may audit the Fund's tax returns. Any audit issues will be determined at the Fund level. If adjustments are made by the Service, corresponding adjustments will be required to be made to the federal income tax returns of the Investors, which may require payment of additional taxes, interest, and penalties. Audit of a Fund return may result in examination and audit of an Investor's return that otherwise might not have occurred, and such audit may result in adjustments to items in the Investor's return that are unrelated to the Fund. Each Investor must bear the expenses associated with an audit of that Investor's return.

     In the event that an audit of the Fund by the Service results in adjustments to the tax liability of an Investor, such Investor will be subject to interest on the underpayment and may be subject to substantial penalties. The statutory rate of interest on deficiencies is presently 8% per annum compounded daily. In addition, a number of substantial penalties could potentially be asserted by the Service on any such deficiencies.

     Significant and fundamental changes in the nation's federal income tax laws have been made in recent years and additional changes are likely. Any such change may affect the Fund and the Investors. Moreover, judicial decisions, regulations or administrative pronouncements could unfavorably affect the tax consequences of an investment in the Fund. See Tax Aspects for a more in depth explanation of the tax implications of investing in the Fund.

                              TERMS OF THE OFFERING

General Offering Terms
----------------------

     The Offering consists of a minimum of 10 Investor Shares (representing Capital Contributions of $1,500,000) and a maximum of 1,000 Investor Shares (representing Capital Contributions of $150,000,000) of beneficial interest in the Fund that are offered at $150,000 per Share. Fractional Investor Shares are available for purchase. The Fund may in its sole discretion expand the maximum offering to 1,600 Investor Shares or more (representing Capital Contributions of $240,000,000 or more) prior to the Termination Date in the event that it determines that additional capital is required. The price for each Investor Share is payable all in cash at the time the prospective Investor delivers a completed and executed Subscription Agreement to the Fund, unless the Fund decides otherwise in its sole discretion.

     All proceeds from the sale of Investor Shares must be deposited in a separate segregated interest-bearing escrow account at North Fork Bank until the Escrow Date, which is the date on which the Fund accepts Investor subscriptions of at least $1,500,000 in the aggregate. The account will be held in the name of "Ridgewood Energy U Fund LLC - Share Escrow Account" and until the escrow conditions are fulfilled the Fund will not invest any funds, no fees applicable to those subscriptions will be paid from the escrow account and interest on the escrowed funds will be held in the escrow account. If 10 Investor Shares are not subscribed and paid for in collected funds by the close of business on July 31, 2007, the Fund will terminate and the Investors' Capital Contributions, together with any interest thereon, will be returned by the escrow agent promptly to the Investors. If the escrow conditions are fulfilled no later than July 31, 2007, the Fund's proceeds, net of fees described below, will be maintained thereafter in the name of the Fund, in one or more separate, segregated accounts at commercial banks chosen by the Manager.

     Funds released from the escrow account will be used to pay the Investment Fee, Organizational, Distribution and Offering Fee, selling commissions and Placement Agent Fee due at that time. Subsequent receipts from this offering will be applied in the same manner when deposited. After payment of these fees, the remaining funds will be used to develop the Fund's Projects.

     The termination date of this Offering of Investor Shares will be July 31, 2007 (the "Termination Date"). The Fund may in its sole discretion terminate the initial offering of Investor Shares at any time before the Termination Date or extend the scheduled Termination Date to any date or from date to date but in no event beyond 90 days after the Termination Date.

     The Offering may be withdrawn by the Fund in its discretion and for any reason at any time prior to the Termination Date as set by it. If the Offering is withdrawn prior to satisfaction of the escrow conditions, then all cash received from subscriptions will be returned promptly to the respective subscribers, together with any interest earned on such amount. If the Offering is withdrawn after the escrow conditions have been satisfied but prior to the Termination Date, then all cash received from subscriptions, net of third party fees, will be returned promptly to the respective subscribers, together with any interest earned on such amount. For purposes of this provision, third party fees shall not include those fees paid to the Manager or its affiliates.

     Prospective qualified Investors may subscribe for the purchase of Investor Shares in the Fund by completing and executing in full all of the appropriate documents contained in the Investor Subscription Booklet (separately bound as Exhibit D) and delivering such documents, together with the purchase price, to the Fund, which includes the Investor Subscription Agreement. The Investor Subscription Agreement contains representations to be made by prospective Investors, the violation of which may entitle the Fund, the Manager and others to indemnification for any losses resulting therefrom.

                              PLAN OF DISTRIBUTION

     The Investor Shares will be offered on a "best-efforts" basis through Ridgewood Securities Corporation (the "Placement Agent"), which is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. ("NASD"), and by other registered broker-dealers who may also serve as purchaser representatives in connection with this offering. Robert E. Swanson, the President and controlling member of the Manager and the President of the Fund, is the President, registered principal and sole stockholder of the Placement Agent. Selling commissions equal to 8% of the gross proceeds from the sale of Investor Shares will be paid to the Placement Agent and to other participating broker-dealers, as the case may be, and the Placement Agent will be paid an amount equal to 1% of the aggregate Capital Contributions for serving as placement agent (the "Placement Agent Fee"). See LLC Agreement - Exhibit A. Payment of the selling commission and Placement Agent Fee will be due and payable promptly after the latest to occur of (1) acceptance by the Fund of an Investor's subscription, (2) the Escrow Date or (3) the receipt and collection by the Fund of the gross purchase price for the Investor Shares in question. A similar selling commission and Placement Agent Fee will be paid with respect to any sales of additional Investor Shares. By executing and delivering the Subscription Agreement to the Fund, each Investor will be deemed to have consented to the arrangements between the Fund and the Placement Agent as described in this Memorandum.

     The Manager will coordinate the offering of the Investor Shares, will prepare promotional materials and will provide support to cooperating broker-dealers who participate in the offering. The Manager is also responsible for review of Investor subscriptions, approval of subscriptions and Investor relations during the offering.

     The Fund reserves the right to waive the payment of all or a portion of a selling commission or the Placement Agent Fee by any Investor, in which case the cost of the Fund interest to any such Investor will be less than the cost of an equivalent Fund interest to an Investor paying a full commission and Placement Agent Fee. The Fund contemplates that it will exercise these rights, without limitation, in respect of Investors who make Capital Contributions of $1,050,000 (7 Investor Shares) or more by waiving payment of all or a portion of the selling commission and Placement Agent Fee and by modifying the Managing Shareholder's compensation as described below.

     To the extent permitted by law, the Placement Agent is to be indemnified by the Fund against any liability based upon the assertion that it has no obligation to the Fund or Shareholders to monitor Fund operations or to report to Investors.

                       PARTICIPATION IN COSTS AND REVENUES

     The Fund's investment objective is primarily to generate current cash flow for distribution to Investors from the operation of the Fund Projects to the extent that such distributions are consistent with the reserve requirements and operational needs of those Projects. If the Fund does make distributions, this section describes how the Fund will:

          o determine what cash flow will be available for distributions to Investors,
          o    distribute available cash flow,
          o    give the Manager a share of cash flow, if available,
          o    handle returns of Capital Contributions,
          o    allocate income and deductions for tax purposes, and
          o    maintain capital accounts for Investors.

         "Available Cash" determines what amounts in cash the Fund will be able to distribute in cash to Investors.

         There are three types of Available Cash:

     "Available Cash From Capital Transactions" is total cash received by the Fund from the proceeds of the sale or other disposition of the Fund's Property (including items such as insurance proceeds, refinancing proceeds, condemnation proceeds and other amounts received out of the ordinary course of business), but excluding dispositions of temporary investments of the Fund.

     "Available Cash From Temporary Investments" is cash from Temporary Investments, as defined in the LLC Agreement.

     "Available Cash From Operations" is all other Available Cash.

     The terms "Available Cash From Capital Transactions", "Available Cash From Operations", Available Cash From Temporary Investments", "Capital Transactions, and "Temporary Investments" are defined in the LLC Agreement and are not defined by and are not the same as similar concepts under generally accepted accounting principles.

     There is no fixed requirement to distribute Available Cash; instead, it will be distributed to Shareholders to the extent and at such times as the Fund believes is advisable. Once the amount and timing of a distribution is determined, it shall be made to Investors as described below.

Distributions From Operations

     At various times during a calendar year, the Fund will determine whether there is enough Available Cash From Operations for a distribution to Shareholders. The amount of Available Cash From Operations determined to be available, if any, excluding any amounts distributable as an Early Investment Incentive, will be distributed to the Shareholders. At all times, the Manager will be entitled to 15% and Investors will be entitled to 85% of the Available Cash from Operations distributed.

Distributions of Available Cash From Capital Transactions

     Available Cash From Capital Transactions that the Fund decides to distribute will be paid as follows:

          o Before Investors have received total distributions (including distributions from Available Cash From Operations and Available Cash From Capital Transactions, but excluding distributions attributable to the Early Investment Incentive and distributions of Available Cash from Temporary Investments) equal to their Capital Contributions, 99% of Available Cash From Capital Transactions will be distributed to Investors and 1% to the Manager.

          o After Investors have received total distributions (including Available Cash From Operations and Available Cash From Capital Transactions but excluding distributions attributable to the Early Investment Incentive and distributions of Available Cash from Temporary Investments) equal to their Capital Contributions, 85% of Available Cash From Capital Transactions will be distributed to Investors and 15% to the Manager.

General Distribution Provisions

     After payment of the Early Investment Incentive, distributions to Investors under the foregoing provisions will be apportioned among them in proportion to their ownership of Investor Shares. The Manager has the sole discretion to determine the amount and frequency of any distributions; provided, however, that a distribution may not be made selectively to one Shareholder or group of Shareholders but must be made ratably to all Shareholders entitled to that type of distribution at that time. The Manager in its discretion nevertheless may credit select persons with a portion of its compensation from the Fund or distributions otherwise payable to the Manager.

     Because distributions, if any, will be dependent upon the earnings and financial condition of the Fund, its anticipated obligations, the Manager's discretion and other factors, there can be no assurance as to the frequency or amounts of any distributions that the Fund may make.

Return of Capital Contributions

     If the Fund for any reason at any time does not find it necessary or appropriate to retain or expend all Capital Contributions, in its sole discretion it may return any or all of such excess Capital Contributions ratably to Investors. A return of Capital Contributions is not treated as a distribution. The Fund and the Manager will not be required to return any fees deducted from the original Capital Contribution or any costs and expenses incurred and paid by the Fund. The Investors will be notified of the source of the payment. Any such return of capital will decrease the Investors' Capital Contributions.

Capital Accounts and Allocations

     The tax consequences of an investment in the Fund to a Shareholder in the event of dissolution depend on the Shareholder's capital account and on the allocations of profits and losses to that account. The Fund's taxable profits or losses are allocated among the Shareholders as described below and profits or losses are added to or subtracted from the Shareholders' capital accounts. The amounts allocated to each Shareholder will generally not be equal to the distributions the Shareholder receives until final liquidating distributions are made to Shareholders.

     Each Shareholder will have a capital account, which will have an initial balance equal to the Shareholder's Capital Contribution. Capital accounts will be adjusted in accordance with Regulations under Code Section 704. The capital account balance will be increased by any additional Capital Contributions by the Shareholder and by profits allocated to the Shareholder; it will be decreased by the amount of distributions to the Shareholder, returns of capital and by losses allocated to the Shareholder. Contributions of property by a Shareholder, if any, or distributions of property to a Shareholder, if any, are valued at fair market value, net of liabilities. The Fund does not currently anticipate that any contributions or distributions of property will be made. Certain additional adjustments to capital accounts will be made if necessary to account for the effects of non-recourse debt incurred by the Fund, if any, or contributions of property, if any, to the Fund. See Tax Aspects - Allocations.

     For any year, profits and losses are allocated in accordance with Articles 4 and 7 of the LLC Agreement. In general, profits and losses in any year are allocated 85% to Investors and 15% to the Manager. The primary exception to this treatment is that all items of expense, loss, deduction and credit attributable to Capital Transactions (notably intangible drilling expenses) are allocated 99% to Investors and 1% to the Manager. In addition, all items of income, deduction, gain, loss or credit and otherwise allocable to Investors shall be allocated solely to the Class U-I Investors.

                                  COMPENSATION

     The following table sets forth the types of fees the Manager, Affiliates and certain consultants or independent third parties may receive in connection with the Offering and operation of the Fund. These fees were not determined through arms-length negotiations.


--------------------------------------------------------------------------------------------------------------------
                                 OFFERING STAGE
--------------------------------------------------------------------------------------------------------------------
Selling Commissions          Ridgewood Securities, an          $12,000 per full Investor Share (8%), which will be
                             affiliate of the Manager or       reallowed to participating broker-dealers.
                             participating broker-dealers
---------------------------- --------------------------------- -----------------------------------------------------
Placement Agent Fee          Ridgewood Securities, an          $1,500 per full Investor Share (1%).
                             affiliate of the Manager
---------------------------- --------------------------------- -----------------------------------------------------
Investment Fee               Manager                           $6,750 per full Investor Share (4.5%),
                                                               which is for the Manager's services in
                                                               investigating and evaluating the Projects for
                                                               investing the capital contributed to the Fund.
---------------------------- --------------------------------- -----------------------------------------------------
Organizational,              Manager                           $5,250 per full Investor Share (3.5%), which is
Distribution and                                               intended to pay legal, organizational and other
Offering Fee                                                   expenses of offering the Fund.
---------------------------- --------------------------------- -----------------------------------------------------
                                 OPERATING STAGE
--------------------------------------------------------------------------------------------------------------------
Management Fee               Manager                           The annual management fee is 2.5% of the
                                                               total Capital Contributions ($3,750 per full
                                                               Investor Share).
--------------------------- ---------------------------------- -----------------------------------------------------
Distributive Share           Manager                           See Participation in Costs and Revenues.
                                                               Generally 15% of distributions.
--------------------------- ---------------------------------- -----------------------------------------------------

     With respect to selling commissions, Ridgewood Securities, an affiliate of the Manager, may pay additional compensation out of its own funds to certain registered broker-dealers that undertake to perform additional due diligence and other services, including a portion of its net revenues attributable to its interests in the Fund or fees payable to it by the Fund. The Manager reserves the right to pay similar additional compensation from its own funds to broker-dealers that provide services and otherwise assist in the sale of Investor Shares. In addition, Ridgewood Energy, in its sole discretion, may pay over to certain Investors a portion of distributions or fees from the Fund otherwise payable to Ridgewood Energy.

     In addition to the Management Fee set forth above, the Manager will be entitled to reimbursement from the Fund for all actual and necessary direct expenses paid or incurred in connection with the operation of the Fund to the extent that those expenses were incurred by the Manager in carrying out the responsibilities assigned to it by the LLC Agreement, do not constitute organizational, distribution and offering expenses and do not constitute expenses defrayed from the Management Fee. Finally, the Manager may be entitled to reimbursement from the Fund for direct expenses actually incurred for operational or project development services it provides to a Project to the extent that such charges do not exceed amounts that would be charged by unrelated third parties and the Project itself does not reimburse such direct expenses.

                    FIDUCIARY RESPONSIBILITIES OF THE MANAGER

     The Manager is not liable to persons other than the Fund or the Investors for any obligation of the Fund. The Investors and the Fund may have a number of legal remedies against the Manager in the event it was to breach its duties. Under the laws of Delaware, the Manager is accountable as a fiduciary and must exercise good faith in handling Fund affairs. In managing the Fund, it is likely that the Manager would be entitled to the benefits of the "business judgment rule" of Delaware law that provides that the courts will not hold the Manager liable for its negligence or mistaken decisions in the absence of bad faith or willful misconduct

     Limitations on Investors' Information Rights. Under Delaware law, Delaware limited liability companies such as the Fund are permitted to restrict Investors' rights to demand certain information from the Fund. The restrictions need not be reasonable if they are either included in the limited liability company's original organizing agreement or are unanimously adopted by all members of the company thereafter. The Fund has included the restrictions described below in the LLC Agreement. By subscribing to purchase Investor Shares, each Investor agrees to all provisions of the LLC Agreement, including without limitation the following:

     o No Investor or other person acting in the right of or for the benefit of an Investor is entitled to receive from the Fund or its management any information concerning any other Investor or offeree of the Fund's securities, without the prior written consent of the other Investor or offeree.

     o The Fund may withhold, redact ("white-out" or obliterate) or summarize other types of information so as to prevent Investor information from being disclosed in violation of the paragraph immediately above. For example, the Fund's tax returns may be redacted to eliminate the names and addresses of other Investors and information concerning them.

     o Each Investor is entitled to obtain the following information from the Fund upon reasonable written demand stating the purpose of the demand (which must be reasonably related to the Investor's interest in the Fund):

          o true and full information regarding the Fund's business and financial condition and the contributions (but not the contributors) to the Fund;
          o copies of the Fund's tax returns redacted to eliminate Investor information, the LLC Agreement and material agreements between the Fund and the Manager or other relevant Ridgewood Programs; and
          o    other reasonable information regarding the Fund.

     o Investors are not entitled to agreements, technical information, trade secrets and other confidential information relating to the Fund's investments.

     o The LLC Agreement sets out all rights that Investors have to demand or receive information from the Fund, except as provided by the federal securities laws or other laws that are not superseded by the LLC Agreement.

     o The Fund may establish reasonable standards and limitations on disclosures of information and costs of providing that information will be borne by the requesting Investor.

     o Providing information to one Investor or to persons outside a Fund does not act as a waiver of the Fund's rights to withhold information to another Investor.

     Liability for Improper Use of Information. The LLC Agreement imposes liability on Investors for the improper acquisition and use of the Fund's information, whether obtained from the Fund or pursuant to any other legal means, including, with certain exceptions, the disclosure of such information to any third-party. In addition, the LLC Agreement prohibits an Investor from obtaining and using the list of Investors for purposes of conducting a "mini-tender" offer. If an Investor violates these provisions of the LLC

Agreement, they may be subject to damages which may include, without limitation, the damages to the Fund and Manager, including legal fees and other costs incurred by the Fund or Manager, as a result of the Investor's breach of these provisions of the LLC Agreement. See, Section 11.4(j) of the LLC Agreement.

     Indemnification. The LLC Agreement provides that neither the Manager nor any of its Affiliates will be liable, responsible, or accountable in damages or otherwise to the Fund or any Investor for any loss or damage incurred by reason of any act performed by or omission of the Manager or such Affiliates in the furtherance of the interests of the Fund and within the scope of the authority granted to the indemnified person by the LLC Agreement or by the Investors, provided that such acts of the indemnified person did not constitute willful misconduct, bad faith, gross negligence or any other material breach of fiduciary duty with respect to such acts or omissions. The Fund, out of its assets and not out of the assets of the Manager or other persons, will, to the full extent permitted by law, indemnify and hold harmless the Manager and any of its Affiliates who were or are parties or are threatened to be made parties to any threatened, pending, or completed action, suit, or proceeding by reason of any acts, omissions, or alleged acts or omissions arising out of such person's activities as a Manager, or as an Affiliate of such Manager, if such activities were performed in good faith in furtherance of the interests of the Fund and were within the scope of the authority conferred to such person by the LLC Agreement or by the Investors against losses, damages, or expenses for which such person has not otherwise been reimbursed, provided that the acts of such person did not constitute willful misconduct, recklessness, bad faith, gross negligence or any other material breach of fiduciary duty with respect to such acts or omissions.

     Expenses of defense or settlement may be advanced to a person who may be entitled to indemnification in advance of a determination that indemnification will be provided, if that person undertakes to repay the advance if it is ultimately determined that such person was not entitled to indemnification and if, in the Manager's discretion, it is reasonable to do so. A successful claim for indemnification would reduce the assets of the Fund. Provisions reducing the liability or providing for indemnification of the Manager and its Affiliates may have the effect of encouraging less prudent decisions because of the decreased likelihood of being held accountable and may serve to deter derivative actions against them even though such actions if successful might benefit the Fund.

     The Investor Subscription Booklet contains representations that will be made by prospective Investors as to their financial condition, the suitability of their investments in the Fund, their receipt and understanding of the Offering materials and compliance with applicable securities laws. If these representations are untrue, the Investor making them will be obligated to indemnify the Fund, the Manager and others involved in the Offering of Investor Shares for any losses resulting therefrom.

     The Manager has obtained limited directors' and officers' liability insurance and other liability insurance on behalf of the Manager, its principals, and the Fund. Substantially all of the premiums for this insurance will be paid by the Fund and the other programs sponsored by the Manager or its Affiliates.

     Other Matters. The Manager is not required to take action on behalf of a Fund unless such Fund has sufficient funds to meet obligations that might arise from that action. The Manager is not required to advance or expend its own funds for ordinary Fund business but is entitled to reimbursement from the Fund if the Manager does so consistent with the LLC Agreement. The Manager is not required to devote its time exclusively to the Fund and may engage in any other venture.

     The Fund and its Affiliates are permitted to vote any Investor Shares they own on matters on which the Investors may vote. In cases where the Manager or its Affiliates or employees have an interest in the matter being voted on, the effect of their voting Investor Shares owned by them will be determined by principles of Delaware law applicable to directors, officers and stockholders of Delaware corporations. In general, this law would permit and recognize the voting of those Shares. In a court proceeding challenging the validity of the action taken under that vote, the burden of proof would vary depending on the vote of "uninterested stockholders." If a majority of the Shares voted by persons having no special interest in the transaction are voted in favor of the action, the burden of providing that the action was unfair to a Fund would be borne by the persons challenging the action. If, in contrast, the persons having no special interest in the action do not vote a majority of the Shares in favor, the interested Manager or other persons would have the burden of convincing the court that the action was fair to the Fund.

                              CONFLICTS OF INTEREST

     The Investors will not be involved in the day-to-day operations of the Fund. Accordingly, the Investors must rely on the Manager's judgment in such matters. Inherent with the exercise of its judgment, the Manager will be faced with conflicts of interest which are described in the LLC Agreement, but include without limitation:

     o The participation by the Manager and its Affiliates in natural gas and oil exploration and production activities on behalf of the prior Ridgewood Energy Programs ("Prior Programs"), the effect of which is that the Manager owes a duty of good faith to the programs which it manages and actions taken with regard such Prior Programs may not be advantageous to the Fund.

     o The Manager or its Affiliates may provide services to the Fund. The Manager and such affiliates will be compensated for such services at rates competitive with the rates charged by unaffiliated persons for similar services.

     o If additional wells are proposed in Projects in which the Fund has acquired either Working Interests or Non-Consent Interests, a conflict of interest could result between the Fund and a subsequent program as to whether the Fund or that program should be entitled to participate in the additional wells. The Manager, in its discretion, may first allocate the opportunity to the Fund, if it has uninvested proceeds of this Offering, and then will consider whether to solicit voluntary additional capital contributions from the investors in a prior Ridgewood Energy Program, in the Fund, or both. If the Manager does not solicit voluntary additional capital contributions, it may organize another investment program to acquire the resulting Working Interests or Non-Consent Interests. All these entities would have conflicting interests. Moreover, should the Manager elect to solicit voluntary additional capital contributions from existing Investors, the rights of Investors who participate and the terms upon which they participate could conflict with the terms of this Offering and with Investors of the Fund who elect to not participate in any subsequent offering.

     o Any ownership interests in the Fund by the Manager or its Affiliates may have the effect of diluting the voting power of the other Investors in the Fund.

     o The Manager and its Affiliates are currently and may in the future act as managers, sponsors or participants in other investment ventures similar to the Fund or with similar objectives, or in differing industries. These may create conflicting demands on the time and resources of the Manager and its Affiliates or create conflicting duties to the other ventures and the Fund.

     o The rights to wells on locations in which the Fund may invest may be on locations adjacent to wells and leases owned by the prior Ridgewood Energy Programs. While the proposed wells are not to be drilled for the purpose of proving or disproving the existence of gas on any adjacent acreage, such drilling activities may incidentally develop information valuable to one or more prior Ridgewood Energy Programs, the Manager or its Affiliates in evaluating their nearby acreage at no cost to them. In addition, the Fund could make an investment in a well or infrastructure that could potentially enhance the value of an investment made by a prior Ridgewood Energy Program. Accordingly, a conflict of interest will exist between the interest of the Fund and the interest of a prior Ridgewood Energy Program, the Manager or its Affiliates in selecting the location and type of operations in which the Fund will participate. There can be no assurance that transactions between the Fund and its Affiliates, if any, will be on terms as favorable as could have been negotiated with unaffiliated third parties.

     o Other interests of Operators or participants in leases or their Affiliates may also be in conflict with those of the Fund. The Fund will enter into Operating Agreements with participants in respect of the Projects in which the Fund invests. Participants in those leases may engage in oil and natural gas lease acquisition, exploration, and production activities that may compete with the Fund.

     o The Manager is authorized under the LLC Agreement to make subjective determinations of the value of the Fund's assets. Such valuation could impact or influence the performance record of the Fund.

     o The Fund has provided no independent representation of prospective Investors in connection with this Offering, and each prospective Investor should seek independent advice and counsel before making an investment in the Fund.

     o The Fund may acquire a "Non-Consent Interest" in a particular well from certain Working Interest owners, including possibly, those owned by Affiliates. Ultimately, Non-Consent Interests revert back to the original Working Interest owner upon the recoupment by the participating parties of a penalty amount from the production attributable to the non-consent interest. As a result, the Manager could possibly devote more management time to Working Interests of the Fund or other Ridgewood Energy Programs that do not revert to a third-party.

     o In addition to any government royalties, the Fund may invest in a well that may also require payment of royalties to certain other entities, including, possibly, affiliates of the Fund, who posses an "overriding interest" in such well. Payment of royalties to owners of any such overriding interest may reduce the gross revenue to the Fund from such well.

     o The Manager has complete discretion with respect to whether and when to make distributions and the amount thereof. No distributions will be made from the Fund to the Investors of the Fund until the Fund has funds that the Manager determines are not needed for the operation of the Fund. Accordingly, there is no assurance that any distributions from the Fund will be made to its Investors. Distributions will depend primarily on the Fund's net cash receipts from its operations. Moreover, distributions could be delayed to repay the principal and interest of Fund borrowings, if any, or to fund Fund costs. Fund income will be taxable to the Investors in the year earned, even if cash is not distributed. The timing and amount of distributions, if any, will also impact upon the Manager's entitlement to distributions.

     o Finally, pursuant to the LLC Agreement, the Manager acts as the "tax matters partner" and, accordingly will be making determinations for the Fund regarding taxes that may impact the Manager differently than the Investors.

     One factor that reduces conflicts of interest is that the Manager receives the same fees from every Fund. Therefore, there is no financial incentive to favor one Fund over another. The Manager and its Affiliates will attempt, in good faith, to resolve all conflicts of interest in a fair and equitable manner with respect to all persons affected by those conflicts of interest. Prospective investors should be aware that the Manager and its Affiliates have not formally adopted procedures or criteria to avoid or to resolve all conflicts of interest that may arise between the Manager, its Affiliates, prior Ridgewood Energy Programs, and the Fund. Under the LLC Agreement, in resolving any conflict of interest that may arise, the Manager is not liable to Investors for such resolution unless it has acted in bad faith, engaged in gross negligence or willful misconduct.

                                   MANAGEMENT

     The Ridgewood Companies, founded by Robert Swanson, began in 1982 with Ridgewood Energy Corporation. In 1991, Ridgewood Renewable Power was formed to manage a series of investment programs focusing on the independent electric power generation industry. Ridgewood Renewable Power has sponsored twelve funds that have invested primarily in environmentally friendly power plants such as landfill gas-fired, biomass-fired, and hydroelectric generating facilities. In

1998, Ridgewood Capital was formed to take advantage of the dramatic growth in the technology sector. Since then Ridgewood Capital has sponsored six investment funds which have invested in private technology companies.

The Manager
-----------

     As the Manager of the Fund, Ridgewood Energy Corporation ("Ridgewood Energy") will have direct and exclusive discretion in management and control of the affairs of the Fund. Robert Swanson formed Ridgewood Energy, which has sponsored oil, natural gas and other related natural resource investment programs. The programs have acquired lease interests, financed them and participated in making exploration, development, production, and marketing decisions.

     Ridgewood Energy began by organizing investment programs in the oil and gas industry for high net-worth individuals. From the outset, Ridgewood's programs focused on returning high-yielding cash dividends to investors over an extended period of time combined with certain tax benefits. Later programs de-emphasized the tax benefits and have focused on revenues and profitability. Capital raised from investors has been used to purchase interests in operations designed to extract oil or natural gas from underwater deposits, mainly in the Gulf of Mexico.

THE PERFORMANCE OF PREVIOUS RIDGEWOOD PROGRAMS IN OTHER GULF OF MEXICO PROSPECTS OR OF OTHER OPERATIONS IN SIMILAR OR CONTIGUOUS PROPERTIES SHOULD NOT BE CONSIDERED TO PROVIDE ANY ASSURANCE THAT THIS FUND WILL BE SUCCESSFUL OR GENERATE A PROFIT. SEE EXHIBIT B FOR RIDGEWOOD ENERGY'S TRACK RECORD.

Ridgewood's executive team includes:

Robert E. Swanson, age 59, is the Chairman and President, manager and controlling shareholder of Ridgewood Energy. Mr. Swanson is the Chief Executive Officer and controlling member of Ridgewood Renewable Power, Ridgewood Capital Management and other affiliates. Mr. Swanson was a tax partner at the former New York and Los Angeles law firm of Fulop & Hardee and an officer in the Investment Division of Morgan Guaranty Trust Company. His specialty was in personal tax and financial planning, including income, estate and gift tax. Mr. Swanson is a member of the New York State and New Jersey bars. He is a graduate of Amherst College and Fordham University Law School. Mr. Swanson and his wife, Barbara Mardinly Swanson are the authors of "Tax Shelters, A Guide for Investors and Their Advisors," published by Dow Jones-Irwin in 1982 and published in revised editions in 1984 and 1985.

Greg Tabor, age 46 is Executive Vice President and Director of Business Development for Ridgewood Energy. Mr. Tabor heads the Houston office of Ridgewood Energy. Mr. Tabor has 20 years experience in petroleum business development and as a land man responsible for negotiating leases, acquiring properties, and divesting properties, with the largest part of his work devoted to the Gulf of Mexico. Mr. Tabor came to Ridgewood in January 2004 from El Paso Natural Gas Corp. where he was a senior business development officer. Mr. Tabor worked for a decade primarily in the Gulf of Mexico on gas projects for Sante Fe Corp. and its affiliates. Mr. Tabor is a graduate of the University of Houston.

Robert L. Gold, age 48, is Executive Vice President of Ridgewood Energy which he joined in 1987. Mr. Gold is also the President of Ridgewood Capital since its inception in 1998. As such, he has directed the investment programs of the prior venture capital programs. For the two years prior to joining the Ridgewood Companies, Mr. Gold was a corporate attorney in the law firm of Cleary, Gottlieb, Steen & Hamilton in New York City. Mr. Gold is a member of the New York bar. He is a graduate of Colgate University and New York University School of Law.

Kathleen McSherry, age 40 is Senior Vice President and Chief Financial Officer of Ridgewood Energy. She joined Ridgewood Energy in 1987 as Assistant Controller and was promoted in 1994 to Controller. In addition, Ms. McSherry serves as Vice President of Systems and Administration of Ridgewood Renewable Power. Prior to her employment at Ridgewood Energy, Ms. McSherry worked in the Trust department for Midlantic National Bank. Ms. McSherry holds a Bachelor of Science degree in Accounting

Daniel V. Gulino, age 46, is Senior Vice President and General Counsel of Ridgewood Energy. He began his legal career as an associate for Pitney, Hardin, Kipp & Szuch, a large New Jersey law firm, where his experience included corporate acquisitions and transactions. Prior to joining Ridgewood, Mr. Gulino was in-house counsel for several large electric utilities, including GPU, Inc., Constellation Power Source, Inc. and PPL Resources, Inc., where he specialized in non-utility generation projects, independent power and power marketing transactions. Mr. Gulino also has experience with the electric and natural gas purchasing of industrial organizations, having worked as in-house counsel for Alumax, Inc. (now part of Alcoa) where he was responsible for, among other things, Alumax's electric and natural gas purchasing program. Mr. Gulino is a member of the New Jersey State Bar and Pennsylvania State Bar. He is a graduate of Fairleigh Dickinson University and Rutgers University School of Law - Newark.

Kenneth D. Webb, age 55, is Ridgewood Energy's Geoscience Manager and joined Ridgewood Energy in April of 2004 in the Houston office. Mr. Webb has over 30 years of experience in the U.S. oil and gas industry, mainly in the onshore and offshore Gulf of Mexico area. His responsibilities include the geoscience evaluation of exploration and development opportunities presented to the company, and maximizing the potential of Ridgewood properties. Prior to joining Ridgewood, Mr. Webb worked for several large independent exploration and development companies, including Enserch, Transco, CNG, and Seagull Energy, and has held positions ranging from Staff Geologist to Vice President of Exploration. In addition, Mr. Webb held the position of Geoscience Manager for an independent acquisition and divestment company immediately before joining Ridgewood.

Randy A. Bennett, age 50, is Land Manager and joined Ridgewood Energy in July 2004. He is located in Ridgewood Energy's Houston, Texas office. Mr. Bennett has more than 20 years of experience in the domestic U.S. oil and gas exploration and production business. Prior to joining Ridgewood Energy, Mr. Bennett was employed by both independent and major oil and gas exploration and production companies including Sabine Corporation, Conoco, and most recently, 6 years with Unocal. He is responsible for offshore Gulf of Mexico shelf and deepwater exploration activities, production operations, business development, and regulatory affairs. Mr. Bennett received a Bachelor of Science degree in Petroleum Land Management from the University of Houston, is a Registered Professional Landman (RPL), and is an active member of the American Association of Professional Landmen, Houston association of Professional Landmen and the Professional Landman's Association of New Orleans.

Harvey J. Dupuy, Jr., age 56, is Engineering/Operations Manager of the Manager. He joined the Manager in January of 2005. Mr. Dupuy has over 34 years experience in the U. S. oil and gas industry, mainly in the Gulf of Mexico area. His responsibilities include evaluation of the production and reservoir engineering aspects associated with the prospects and oversight of the drilling, production and facility operations performed by the Operator on each project. Prior to joining Ridgewood Energy, Mr. Dupuy worked for several major and independent oil companies, including Pennzoil, BP and PG&E Resources and has held positions ranging from Staff Petroleum Engineer to VP-Operations. Mr. Dupuy is a 1971 graduate from University of Southwestern Louisiana (aka University of Louisiana-Lafayette) with a Bachelor of Science degree in Petroleum Engineering. He is a member of the Society of Petroleum Engineers and American Petroleum Institute. He is a second generation petroleum engineer following his father, who worked for Chevron from 1948-1984.

Mirna Valdes, age 43, is the Manager's Vice President of Investor Relations. Ms Valdes joined Ridgewood Energy in 1987 as Marketing Coordinator and was promoted in 1995 to Assistant Vice President. Prior to her employment at Ridgewood Energy, Ms. Valdes worked at WABC-TV, New York. Ms. Valdes graduated from Taylor Business Institute.

Mary Lou Olin, age 50, is Vice President and Secretary of the Manager, Ridgewood Capital, Ridgewood Renewable Power and the Fund. Her primary areas of responsibility are investor relations, communications and administration. Prior to her employment at Ridgewood Energy in 1984, Ms. Olin was a Regional Administrator at McGraw-Hill Training Systems where she was employed for two years. Prior to that, she was employed by RCA Corporation. Ms. Olin has a Bachelor of Arts degree from Queens College.

Background and Information about Manager/Information Contained on VIDEO.

     The information contained below is largely taken from a Video that is provided to potential investors and is part of the Fund's offering materials. The purpose of the Video is to provide background information regarding Ridgewood Energy Corporation, its activities, strategy and philosophy in a more easily and readily accessible medium. See, Exhibit F for a copy of the script of the Video.

     As stated earlier, Ridgewood Energy Corporation was founded in 1982 and has grown to become one of the most active investors in the exploration and production of natural gas and oil in the U.S. water of the Gulf of Mexico. By investing in funds sponsored by Ridgewood Energy, investor can directly own potentially profitable oil and natural gas assets in the Gulf of Mexico. Since January 2004, the total capital expenditures budget for Ridgewood Energy's Gulf of Mexico funds has been over $1 billion. Ridgewood Energy's managed funds invest in oil and natural gas projects with multi-billion dollar potential, partnering with major energy companies including, Chevron, Apache Corporation, BHP Billiton, Marathon Oil and others(1). These energy companies pursue large projects with multi-billion dollar potential and Ridgewood funds invest side-by-side in these same projects, often taking between 25 to 40 percent ownership. Notwithstanding Ridgewood's investments in conjunction with these major oil and natural gas companies, successful oil and gas projects are subject to significant risks and investors should carefully review the risk factor section of this Memorandum. See, Risk Factors. In addition, please see Exhibit B for a Track Record of Ridgewood Energy's prior investments.

     Ridgewood is able to take advantage of these opportunities primarily because the major oil and natural gas companies are seeking diversification. It is standard practice in the oil and gas business to spread risk by taking smaller positions in many projects as opposed to a large position in one project. As a result, these companies seek partners and have invited Ridgewood to invest in many of their projects primarily because Ridgewood has been in the business for over 20 years and has earned a reputation as a long-term investor in these projects.

     Ridgewood, through the funds it manages, has therefore been able to offer qualified investors the opportunity to invest in oil and natural gas projects in the Gulf of Mexico. Each Ridgewood fund directly owns a proportionate share of multiple major Gulf of Mexico projects. Thus, each Ridgewood fund shareholder, through its ownership of fund securities, derivatively owns a proportionate share of the lease, the wells and associated production platforms, as well as the oil and natural gas produced. Once a well begins production and oil or gas is produced, each fund sells its gas or oil every month and from those sales monthly cash distributions are made to shareholders. Therefore, Ridgewood offers its investors ownership of working interests in large Gulf of Mexico projects with major energy companies.

     Because Ridgewood has been in the oil and gas business for 20 years and has earned a solid reputation as a business partner, it has access to a significant number of high-quality and potentially economic projects. While exploratory projects carry substantial risk, see Risk Factors, Ridgewood attempts to mitigate these substantial risks, across the fund, by diversifying and investing each fund in several projects that have the potential for multiple wells.

                                   TAX ASPECTS

     The following is a summary of material federal tax considerations for persons considering an investment in the Fund. The discussion, among other things, summarizes certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated or proposed thereunder (the "Regulations"), current published positions of the Internal Revenue Service (the "Service") and existing judicial decisions, all of which are subject to change at any time.

     There can be no assurance that any deductions, credits or other tax consequences which are described herein, or which a prospective Investor in the Fund may contemplate, will be available. In addition, no assurance can be given that legislative or administrative changes or court decisions may not occur which would significantly modify the statements expressed herein. In some instances, these changes could have a substantial effect on the tax aspects of the Fund. Any future legislative changes may or may not be retroactive with respect to transactions prior to the effective date of such changes.

     Moreover, although the Fund has retained professional tax advisors, there are risks and uncertainties concerning certain of the tax aspects associated with an investment in the Fund and there can be no assurance that some or all of the deductions or credits claimed by the Fund may not be challenged by the Service. Disallowance of such deduction or credits could adversely affect the Fund and the Investors. EACH PROSPECTIVE INVESTOR IS THEREFORE URGED TO CONSULT HIS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES ARISING FROM AN INVESTMENT IN THE FUND.

     NO RULING FROM THE SERVICE REGARDING EITHER THE TAX ASPECTS OR THE STATUS OF THE FUND AS A PARTNERSHIP FOR TAX PURPOSES HAS BEEN OR WILL BE REQUESTED.

     The description of the tax aspects discussed herein is supported by a tax opinion of counsel to the Fund, Black & Associates. A copy of the tax opinion is available upon request of any Investor. The tax opinion is, of course, not binding on the Service or the courts.

     The legal discussion below is based upon (a) the facts set forth in this Memorandum and the Exhibits hereto and (b) the following representations by the
Manager:

     o No election has been filed by the Fund under the Regulations to be treated as an association taxable as a corporation and no such election shall be filed in the future, without the consent of a majority of the Investors;

     o No interests in entities treated as partnerships or business trusts in which the Manager or any Affiliate has acted as the manager or the managing shareholder have ever been traded on a secondary market or the substantial equivalent thereof;

     o The Manager will not allow any transfer of Shares which, in the opinion of its counsel, will cause the Fund's Shares to be treated as readily tradable on a secondary market or the substantial equivalent thereof without the consent of a majority of the Investors;

     o The Manager does not expect to be in a significantly lower federal income tax bracket than the Fund's Investors; and

     o The Manager expects that at least 90% of the Fund's gross income for each year of its existence will consist of interest or income from the exploration, development, production, processing, refining, transportation or marketing of natural gas or oil and gains from the sale of assets used to generate that income.

     1.  Limitations
         -----------

     The federal income tax consequences described below are, to a significant extent, available only to taxpayers who invest in the Fund with the bona fide intent of deriving an economic profit without regard to any income tax advantages. The determination of whether an Investor is participating in the Fund for profit is subjective and based upon the motives of the particular Investor. It is difficult to assess this subjective intent or anticipate the future activities of any Investor, and thus it is assumed for purposes of this discussion that the Investors shall have the requisite profit motive. A determination that such is not the case would have a substantially adverse effect upon the tax consequences of an investment in the Fund. No prospective Investor should invest in the Fund unless the prospective Investor does so with an intent to realize an economic profit without regard to tax consequences.

     Virtually all of the income tax consequences described herein are dependent upon the fair market value of the property to be acquired by and the services rendered to the Fund being not less than the price paid therefore. While the Manager believes that the values of such property and services will be not less than the prices paid, there can be no assurance that the Service or the courts will concur with such valuations.

     2.  Classification as a Partnership
         -------------------------------

         A. In General. Under the Regulations, a business entity other than a corporation (or a "publicly traded partnership" which is treated as a corporation) with more than one member which is formed after January 1, 1997, will be treated as a partnership for federal income tax purposes unless the business entity elects to be treated as an association taxable as a corporation. The Manager has represented that no such election has been filed by the Fund nor will any such election be filed in the future, without the consent of a majority of the Investors.

         B. Publicly Traded Partnerships. Certain publicly traded partnerships are treated as corporations for federal income tax purposes. Since the Fund will be treated as a partnership for federal income tax purposes, this provision is applicable to the Fund. A "publicly traded partnership" is defined as "any partnership if...(1) interests in such partnership are traded on an established securities market, or (2) interests in such partnership are readily tradable on a secondary market (or the substantial equivalent thereof)." The Shares do not and are not intended to trade on an established securities market.

     Under the Regulations, interests in a partnership are considered to be readily tradable on a secondary market or the substantial equivalent thereof if:

         "(i) Interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests;

         (ii) Any person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others;

         (iii) The holder of an interest in the partnership has a readily available, regular, and ongoing opportunity to sell or exchange the interests through a public means of obtaining or providing information of offers to buy, sell, or exchange interests in the partnership; or

         (iv) Prospective buyers and sellers otherwise have the opportunity to buy, sell or exchange interests in the partnership in a time frame and with the regularity and continuity that is comparable to that described in the other provisions of this paragraph . . . ."

     No interests in partnerships, business trusts or limited liability companies in which the Manager or any of its Affiliates has acted or is acting as the Manager or the managing shareholder have ever been traded on a secondary market or the substantial equivalent thereof, as defined in such Regulations. The Manager also will not allow any transfer of Shares which, in the opinion of its counsel, will cause the Fund's Shares to be treated as readily tradable on such market without the consent of a majority of the Investors.

     In addition, no partnership will be treated as a corporation for federal income tax purposes for any year if at least 90% of the partnership's gross income for such year and all preceding years consists of, among other things, interest or income from the exploration, development, production, processing, refining, transportation or marketing of oil and gas and gains from the sale of assets used to generate that income. The Manager has represented that the Fund is expected to meet the foregoing 90% gross income test during each year of its existence.

     If (i) the Shares were in the future to become readily tradable as defined above, or in subsequent Regulations, rulings or other relevant authority and
(ii) if the Fund would fail to satisfy the above 90% gross income test, the Fund could for this reason become taxable as a corporation for federal income tax purposes.

         C. Summary. Assuming the Fund does not file an election under the Regulations to be treated as an association taxable as a corporation and does not become a "publicly traded partnership" as defined above, in the opinion of Black & Associates, the Fund shall be treated as a partnership for federal income tax purposes. Black & Associates' opinions are based upon the existing provisions of the Code, the Regulations and interpretations thereof by the Service and the courts. As mentioned, no assurance can be given that such laws and Regulations will not be changed or that such changes will not be retroactive.

3.   Fund Taxation

     Subject to the foregoing, it is the opinion of Black & Associates that the Fund will not be subject to federal income tax. The Fund will, however, be required each year to file Partnership information tax returns.

     The Investors will be required to take into account, in computing their federal income tax liabilities, their respective distributive shares of all items of Fund income, gain, expense, loss, deduction, credit and tax preference for any taxable year of the Fund ending within or with the taxable year of the respective Investor, without regard to whether such Investors have received or will receive any cash distributions from the Fund. An Investor therefore may be subject to tax if the Fund has income even though no cash distribution is made.

     If the cash distributed by the Fund for any year to an Investor, including his share of the reduction of any Fund liabilities, exceeds his share of the Fund's undistributed taxable income, the excess will constitute a return of capital. A return of capital is applied first to reduce the tax basis of the Investor's interest in the Fund, and any amounts in excess of such tax basis will generally be treated as gain from a sale of such Investor's interest in the Fund.

     The Social Security Act and the Code exclude from the definition of "net earnings from self-employment" a limited partner's distributive share of any item of income or loss from a partnership other than a guaranteed payment for personal services actually rendered. In the opinion of Black & Associates, this provision would apply to the Investors. Among other things, the effect of this provision is that (a) no quarters of coverage of increased benefits under the Social Security Act will be earned by Investors by virtue of their shares of the Fund's income and (b) if any Investors are currently receiving Social Security benefits, their respective distributive shares of taxable income from the Fund will not have to be taken into account in determining any reduction in benefits because of "excess earnings".

4.   Leasehold Acquisition Costs

     The cost of acquiring leases, or other similar property interests, is a capital expenditure and may not be deducted in the year paid or incurred but must be recovered through depletion. If, however, a lease is proved to be worthless by drilling or abandonment, the cost of such lease (less any recovery thereof through the depletion deduction) constitutes a loss to the taxpayer in the year in which the lease becomes worthless.

5.   Deduction of Intangible Drilling and Development Costs

     Section 263(c) authorizes an election by the Fund to deduct as expenses intangible drilling and development costs incurred in connection with natural gas or oil wells at the time such costs are incurred in accordance with the Fund's method of accounting, provided that the costs are not more than would be incurred in an arm's length transaction with an unrelated drilling contractor. Such costs include, for example, amounts paid for labor, fuel, wages, repairs, supplies and hauling necessary to the drilling of the well and preparation of the well for production. Generally, this election applies to items that in themselves do not have salvage value. Alternatively, each Investor may elect to capitalize his or her share of the intangible drilling and development costs and amortize them ratably over a 60-month period.

     The Fund may enter into "Carried Interest" arrangements whereby the Fund would purchase interests in certain leases and agree to pay a disproportionate part of the costs of drilling the first well thereon. In such situations, the party who is paying more than his share of costs of drilling may not deduct all of such costs as intangible drilling and development costs unless his percentage of ownership of the lease is not reduced before he has recovered from the first production of the well an amount equal to the cost he incurred in drilling, completing, equipping and operating the well. The Fund may not have this right in certain of the transactions of this type in which it may engage. If circumstances permit, however, the Fund will adopt the position that all of the intangible drilling and development costs incurred are deductible (even though such costs may be disproportionate to its ownership of the lease) on the basis that such arrangements constitute partnerships for federal income tax purposes and that the excess intangible drilling and development costs are specifically allocable to the Fund. There can be no assurance that this position would prevail against attack by the Service.

     In the case of an Investor which constitutes an "integrated oil company," 30% of the amount otherwise allowable as a deduction for intangible drilling costs under Section 263(c) must be capitalized and deducted ratably over a 60-month period beginning with the month the costs are paid or incurred. This provision does not apply to nonproductive wells. For this purpose, an "integrated oil company" is generally defined as an individual or entity with retail sales of oil and gas aggregating more than $5 million or refining more than 75,000 barrels on average for any day during the taxable year.

     To the extent that drilling and development services are performed for the Fund in 2006, amounts incurred pursuant to bona fide arm's-length drilling contracts and constituting intangible drilling and development costs should be deductible by the Fund in 2006. To the extent that such services are performed in 2007, however, the Fund will only be allowed to deduct in 2006 amounts that are:

     o incurred pursuant to bona fide arm's-length drilling contracts which provide for absolute noncontingent liability for payment, and

     o    attributable to wells spudded within 90 days after December 31, 2006.

Sections 461(h)(1) and 461(i)(2) provide, in relevant part:

         ...in determining whether an amount has been incurred with respect to any item during any taxable year, the all events tests shall not be treated as met any earlier than when economic performance with respect to such item occurs.

                                      * * *

         ...economic performance with respect to the act of drilling an oil or gas well shall be treated as having occurred within a taxable year if drilling of the well commences before the close of the 90th day after the close of a taxable year.

         The clear implication of these provisions is that an amount incurred during a taxable year for drilling or completion services which could otherwise be accrued for tax purposes will not be disqualified as a deduction merely because the services are performed during the subsequent taxable year (provided that the services commence within the first 90 days of such subsequent year).

     Consequently, in the opinion of Black & Associates, intangible drilling and development costs meeting the above criteria should be deductible by the Fund in 2006 even though a portion of such costs are attributable to services performed during 2007.

     Each Investor, however, may deduct his share of amounts paid in 2006 for services performed in 2007 only to the extent of his "cash basis" in the Fund as of the end of 2006. For this purpose, a taxpayer's "cash basis" in a tax shelter which is taxable as a partnership (such as the Fund) is the taxpayer's basis in the Fund determined without regard to any amount borrowed by the taxpayer with respect to the Fund which (a) is arranged by the Fund or by any person who participated in the organization, sale or management of the Fund (or any person related to such person within the meaning of Section 461(b)(3)(C)), or (b) is secured by any asset of the Fund. Inasmuch as "cash basis" excludes borrowing arranged by an extremely broad group of persons who could be "related" to a person who "participated" in the organization, sale or management of the Fund, it is not possible for counsel to the Fund to express an opinion as to whether each Investor will be allowed to deduct his allocable share of any prepaid drilling expenses to the extent that they exceed his actual cash investment in the Fund. Amounts borrowed by an Investor from the Manager or any of its Affiliates and borrowing arranged by such persons will not be considered part of such Investor's "cash basis" for these purposes.

6.   Depletion

     Subject to the limitations discussed hereafter, the Investors will be entitled to deduct, as allowances for depletion under Section 611, their share of percentage or cost depletion, whichever is greater, for each oil and gas producing property owned by the Fund.

     Cost depletion is computed by dividing the basis of the property by the estimated recoverable reserves to obtain a unit cost, then multiplying the unit cost by the number of units sold in the current year. Cost depletion cannot exceed the adjusted basis of the property to which it relates. Thus, cost depletion deductions are limited to the capitalized cost of the property, while percentage depletion may be taken as long as the property is producing income. The depletion allowance for oil and gas production will be computed separately by each Investor and not by the Fund. The Fund will allocate to each Investor his proportionate share of production and the adjusted basis of each Fund property. Each Investor must keep records of his share of the adjusted basis and any depletion taken on the property and use his adjusted basis in the computation of gain or loss on the disposition of the property by the Fund.

     Percentage depletion with respect to production of oil and gas is available only to those qualifying for the independent producer's exemption, and is limited to an average of 1,000 barrels per day of domestic oil production or 6,000,000 cubic feet per day of domestic gas production. The applicable rate of percentage depletion on production under the independent producer exemption is 15% of gross income from oil and gas sales. The depletion deduction under the independent producer exemption may not exceed 65% of the taxpayer's taxable income for the year, computed without regard to certain deductions. Any percentage depletion not allowed as a deduction due to the 65% of adjusted taxable income limitation may be carried over to subsequent years subject to the same annual limitation. For an Investor that is a trust, the 65% limitation shall be computed without deduction for distributions to beneficiaries during the taxable year.

     The determination of whether an Investor will qualify for the independent producer exemption will be made at the Investor level. An Investor who qualifies for the exemption, but whose average daily production exceeds the maximum number of barrels on which percentage depletion can be computed for that year, will have to allocate his exemption proportionately among all of the properties in which he has an interest, including those owned by the Fund. In the event percentage depletion is not available, the Investor would be entitled to utilize cost depletion as discussed above.

     The independent producer exemption is not available to a taxpayer whose average daily refinery runs exceed 75,000 barrels of oil on any one day in a taxable year or who directly or through a related person sells oil or gas or any product derived therefrom (i) through a retail outlet operated by him or a related person or (ii) to any person who occupies a retail outlet which is owned and controlled by the taxpayer or a related person. In general, a related person is defined by Section 613A of the Code as a corporation, partnership, estate, or trust in which the taxpayer has a 5% or greater interest. For the purpose of applying this provision: (i) bulk sales of oil or natural gas to commercial or industrial users are excluded from the definition of retail sales; (ii) if the taxpayer or a related person does not export any domestic oil or natural gas production during the taxable year or the immediately preceding year, retail sales outside the U.S. are not deemed to be disqualifying sales; and (iii) if the taxpayer's combined receipts from disqualifying sales do not exceed $5,000,000 for the taxable year of all retail outlets taken into account for the purpose of applying this restriction, such taxpayer will not be deemed a "retailer."

     The technical provisions and limitations relating to the availability of depletion are complex and will vary among taxpayers. Many uncertainties exist and each prospective Investor should review his individual circumstances with his personal tax advisor.

7.   Depreciation
     ------------

     Costs of equipment, such as casing, tubing, tanks, pumping units, pipelines, production platforms and other types of tangible property and equipment generally cannot be deducted currently, but may be eligible for accelerated cost recovery. All or part of the depreciation claimed may be subsequently recaptured upon disposition of the property by the Fund or of a Share by any Investor.

     In addition, the Code provides for certain uniform capitalization rules which could result in the capitalization rather than deduction of Fund overhead and administration costs.

8.   Farm-outs and Back In Interests
     -------------------------------

     The Fund may acquire leaseholds through Farm-out Agreements. Some Farm-outs may be characterized for tax purposes as partnerships entered into by the Fund and an Operator. The manner in which the parties to these Farm-outs agree to allocate income, gain, loss, deductions, and credits (or any item thereof) may be disallowed under Section 704 of the Code. If the Farm-out creates a co-ownership arrangement, the Fund may be required to capitalize a portion of the intangible drilling and development costs paid in excess of its fractional share of the Working Interest acquired pursuant to the agreement. One type of Farm-out in which the Fund might participate is a transaction in which, in exchange for the drilling of a well on a particular drill site, an Operator becomes entitled to an assignment of 100% of the leasehold interest in the drill site acreage (until such time as the Operator's drilling, completion and production costs are recovered out of production therefrom, with a lesser percentage thereafter) and a lesser fractional interest in the portion of the tract exclusive of the drill site acreage. The Service has ruled, in Revenue Ruling 77-176, 1977-1 Cum. Bul. 77, that any transfer of rights in property other than the drill site acreage in this type of transaction would be deemed a sale of such other property by the party transferring the property on which gain or loss is realized. The Service further ruled that, while the party receiving the acreage and incurring the cost of drilling the well on the drill site may elect to deduct such costs as intangible drilling and development costs, such party would realize ordinary income equal to the value of the acreage earned exclusive of the drill site acreage.

     The Fund will attempt to structure any Farm-out or similar transaction in a way that either eliminates or minimizes to the fullest extent possible the tax consequences described above. Nevertheless, the ruling may have adverse tax implications for the Fund if and when the Fund enters into such Farm-outs, since the Fund may recognize gain or loss upon the transfer of an interest in the property.

9.   Allocations
     -----------

     In the opinion of Black & Associates, the allocations of each Investor's share of income, gain, expense, loss, deduction or credit as set forth in the LLC Agreement will more likely than not be sustained for federal income tax purposes.

     Under Section 704, a partner's distributive share of the income, gain, expense, loss, or credit of a partnership is determined in accordance with the partnership agreement, unless the allocation set forth therein is without "substantial economic effect." An allocation will have substantial economic effect only if it may actually affect the dollar amount of the partners' shares of the total partnership revenue or costs independently of tax consequences. Allocations which do not affect the amounts to be distributed from a partnership generally do not have substantial economic effect. It is essential that the allocations be reflected in the partners' capital accounts and that such capital accounts be the basis upon which distributions are made upon liquidation. Several relevant factors that are considered in making a determination as to whether an allocation will be recognized for federal income tax purposes are outlined in the Regulations. These factors include, among others, (1) the presence of a business purpose for the allocation, (2) whether related items of income, gain, expense, loss, deduction or credit from the same source are subject to the same allocation, (3) whether the allocation was made without recognition of normal business factors, (4) whether it was made only after the amount of the specially allocated item could reasonably be estimated, (5) the duration of the allocation and (6) the overall tax consequences of the allocation. These factors and perhaps others may be relevant in determining whether an allocation has substantial economic effect.

     The Regulations relating to special allocations of partnership costs and revenues under Section 704(b) provide that partnership allocations have economic effect (and thus would be valid under the Code provided such effect is substantial) only if they are consistent with the underlying economic arrangements of the partners. Under the Regulations, an allocation of income, gain, expense, loss, deduction or credit (or item thereof) to a partner is considered to have economic effect if, throughout the full term of the partnership, the partnership agreement provides:

     o For the determination and maintenance of the partners' capital accounts in accordance with the Regulations;

     o Upon liquidation of the partnership (or any partner's interest in the partnership), for liquidating distributions in all cases to be made in accordance with the positive capital account balances of the partners, as determined after taking into account all capital account adjustments for the partnership taxable year during which such liquidation occurs (other than those made pursuant to this requirement and the third requirement below), by the end of such taxable year (or, if later, within 90 days after the date of such liquidation); and

     o    For a "qualified income offset" provision as defined in Regulation
          Section 1.704-1(b)(2)(ii)(d) and a "minimum gain charge-back" provision as defined in Regulation Section 1.704-2(f).

     No allocation to a partner will be given effect, however, which would cause or increase a negative capital account balance for such partner in excess of that partner's share of the partnership minimum gain. In general, a partnership has minimum gain to the extent that nonrecourse liabilities encumbering partnership property exceed the adjusted tax basis of such property.

     Under the LLC Agreement, a capital account is to be maintained for each Investor to which will be charged each item of Fund income, gain, expense, loss, deduction and credit in accordance with the rules set forth in the Regulations. Upon dissolution of the Fund, after satisfying all Fund liabilities, each Investor will receive a distribution in accordance with the Investor's positive capital account balance. In addition, the LLC Agreement contains a "qualified income offset" provision as defined in Regulation Section 1.704-1(b)(2)(ii)(d) and a "minimum gain charge-back" provision as defined in Regulation section 1.704-2(f).

     Regulation Section 1.704-1(b)(2)(iii)(a) presently provides that the economic effect of an allocation is not substantial if, at the time the allocation becomes part of the partnership agreement, (1) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement, and (2) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocation were not contained in the partnership agreement. In determining the after-tax economic benefit or detriment to a partner, tax consequences that result from the interaction of the allocation with such partner's tax attributes that are unrelated to the partnership will be taken into account.

     Under the LLC Agreement, 99 percent of all items of Fund expense, loss, deduction and credit attributable to the acquisition, drilling and completion of the Fund's wells will generally be allocated to the Investors. This allocation appears to satisfy the first test of Regulation Section 1.704-1(b)(2)(iii)(a) inasmuch as it will presumably enhance the after-tax consequences to an Investor. The second test is not expected to be met, since the Manager has represented that it does not expect to be in a significantly lower income tax bracket than the Investors. In any case, there appears to be no statutory authority for the position taken by the Treasury Department in Regulation
Section 1.704-1(b)(2)(iii)(a), inasmuch as it would appear to disallow any special allocation which would enhance the after-tax economic consequences to any partner, whether or not the allocation has substantial economic effect.

     Accordingly, it is Black & Associates opinion that the allocations set forth in the LLC Agreement will more likely than not have the requisite substantial economic effect.

     If the allocations are not recognized, Section 704(b) requires that each Investor's distributive share be determined in accordance with his interest in the Fund, as determined from all the facts and circumstances. The most likely consequences of an adverse determination in this regard would be the disallowance of approximately 14% of the deductions taken by the Investors with respect to the acquisition, drilling and completion of the Fund's wells.

     Section 706 and the Regulations thereunder provide generally that a partner may be allocated items of partnership income and deductions only for that portion of the Fund's taxable year that the partner is a partner. Accordingly, the partnership shall allocate such items only to those Investors who are already admitted to the Fund at the time such expenses were incurred.

10.  Organization, Start-up and Syndication Expenses
     -----------------------------------------------

     Section 709(a) prohibits any Investor from deducting any amounts paid or incurred to organize the Fund or to promote the sale of (or to sell) an interest in the Fund. Amounts paid to organize the Fund, however, may, at the election of the Fund, be treated as deferred expenses of which the first $5,000, less the amount by which such expenses exceed $50,000, may be deducted when incurred and the remainder deducted ratably over a period of not less than 180 months. Organization expenditures that may be amortized are those (i) incurred incident to the creation of the Fund, (ii) chargeable to the capital account, and (iii) of a character which, if expended incident to the creation of a partnership having an ascertainable life, would be amortized over such life. The Fund presently intends to amortize qualifying organization expenditures over a 180-month period.

     Expenses connected with the promotion or sale of interests in a partnership, known as syndication fees, are not deductible by the Fund or the Investors and are not eligible for the 180-month amortization as is the case for organizational expenses. Syndication fees include such expenditures connected with the issuing and marketing of interests in a partnership such as sales commissions, certain professional fees, selling expenses and printing costs. Regulation Sections 1.709-1 and 1.709-2 make it clear that the definition of syndication costs includes counsel fees related to securities law advice, certain accountants' fees, brokerage fees and registration fees. The allocation of certain expenses between organization costs and syndication costs is a question of fact and the Manager will use reasonable judgment in claiming amortization deductions for a portion of the Organizational, Distribution and Offering Fee and other expenses. The Service may on audit contest such deductions.

     Section 195 provides that no deduction is allowed for "start-up expenditures." However, taxpayers may elect under that section to deduct the first $5,000, less the amount by which such expenses exceed $50,000, , and the remainder of the "startup expenditures" over a period of not less than 180 months. "Start-up expenditures" include amounts paid or incurred in connection with investigating the creation or acquisition of an active trade or business or paid or incurred in connection with any activity engaged in for profit and for the production of income prior to the day on which the active trade or business begins, in anticipation of the activity becoming an active business.

     A significant portion of the Fund's expenses may be characterized as "start-up expenditures" for federal income tax purposes. Consequently, the Fund intends to elect to amortize such expenses over a 180-month period.

     While the Manager will use its best judgment in the allocation of expenses among start-up, organization, syndication and other costs, no assurance can be


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

given that such allocation will not be challenged by the Service. In particular, the Service may claim that various fees paid to the Manager constitute syndication expenses.

11.  Distributions
     -------------

     Cash distributions by the Fund to an Investor will not result in taxable gain to such Investor unless they exceed the Investor's adjusted basis in his Shares, in which case the Investor will recognize gain in the amount of such excess. Non-liquidating distributions of property other than cash to an Investor will reduce the Investor's basis in the Fund by an amount equal to the Fund's basis in such property; provided, however, that the adjusted basis of the Investor may not be reduced below zero. An Investor's tax basis in any property distributed to the Investor will be an amount equal to the amount of reduction in the Investor's basis in the Investor's Shares, occurring by reason of such distribution, regardless of the value of the property distributed. A reduction in an Investor's share of Fund indebtedness will be treated as a cash distribution to the Investor to the extent of such reduction. Under some circumstances, distributions from the Fund to an Investor may cause the amount the Investor has at risk with respect to the Fund activity to fall below zero, which could result in recapture of previously deducted losses.

12.  Trade or Business Requirement
     -----------------------------

     The Service may seek to disallow certain deductions claimed by the Fund on the ground that these expenditures are not expenditures incurred in carrying on a trade or business because the Fund will not have established and commenced its business at the time the expenditures are made.

     Neither the Code nor the Regulations provide any explicit definitions of "carrying on a trade or business." Although various subjective criteria have been recommended for consideration in this regard, no single factor has been found to be controlling. Further, determining the point in time when a particular venture begins carrying on a trade or business is essentially a question of fact, the resolution of which is not to be determined solely from the intention of the taxpayer. The Service might contend that the Fund is not engaged in carrying on any trade or business within the meaning of Section 162(a) until such time as the business has begun to function as a going concern, performs those activities for which it was organized and starts to generate receipts. In addition, the Service may contend that certain expenses are in the nature of "start-up" expenses rather than currently deductible trade or business expenses.

     In the event that the Service were to disallow Fund expenses based upon the failure of the Fund to have been carrying on a trade or business, the Fund expects to take the position that its expenses may be deducted in any case under
Section 212 which provides for deductions ("Miscellaneous Deductions") for amounts incurred for the production of income, for the management, conservation, or maintenance of property held for the production of income and in connection with the determination, collection or refund of any tax.

     Under Code Section 67, however, expenses of an individual taxpayer which are otherwise deductible under Section 212 are disallowed to the extent that they, when combined with the taxpayer's other Miscellaneous Deductions, do not exceed 2% of his adjusted gross income. If, for any period, the Fund is found not to be engaged in a trade or business, the Service could thus disallow an Investor's share of various expenses of the Fund to the extent that such share, when combined with the Investor's otherwise allowable Miscellaneous Deductions, does not exceed such 2% threshold.

13.  Alternative Minimum Tax
     -----------------------

     The Code imposes an alternative minimum tax in order to assure that taxpayers may not reduce their tax below a minimum level through certain "tax preference items." In general, the alternative minimum tax liability of a noncorporate taxpayer is calculated by (1) adding together the taxpayer's adjusted gross income and the taxpayer's tax preference items, (2) adding and subtracting certain other specified items, and (3) then subtracting the applicable exemption of $42,500 for single taxpayers, $62,550 for married taxpayers filing joint returns, $31,275 for married taxpayers filing separate returns, or $22,500 for estates and trusts. Married taxpayers filing separate returns must also add to that total an amount equal to the lesser of (a) 25% of the sum determined under clauses (1) and (2) above, in excess of $191,000, or
(b) $29,000. The total amount determined in the preceding two sentences (the "Taxable Excess") is then taxed at the following rates: all taxpayers other than married individuals filing separate returns are taxed at 26% of the first $175,000 of the Taxable Excess and at 28% of any additional Taxable Excess, reduced by any applicable foreign tax credit; while married individuals filing separate returns are taxed at 26% of the first $87,500 of the Taxable Excess and at 28% of any additional Taxable Excess, reduced by any applicable foreign tax credit. These rates are subject, however, to the 15% maximum tax rate on long-term capital gains (and qualified dividends). The taxpayer must then pay the greater of the alternative minimum tax or the regular income tax. Generally, no tax credits (other than the foreign tax credit) are allowable against the alternative minimum tax. Under the Code, the exemptions listed in clause


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

(3) above are phased out where alternative minimum taxable income exceeds $150,000 ($112,500 for single persons and $75,000 for estates, trusts and married persons filing separately).

     Alternative minimum tax preference items and adjustments which only result in a deferral of tax rather than a permanent reduction may give rise to a credit against regular tax payable by Investors in future years.

     Although an investment in the fund is unlikely to cause an individual Investor to report preference items, the intangible drilling deductions ("IDC") allocated to such Investor by the Fund may increase his or her alternative minimum taxable income ("AMTI"). A taxpayer who is not an integrated oil company may not reduce AMTI by more than 40 percent of the AMTI that would otherwise be reportable had the taxpayer been subject to the "excess IDC" tax preference. That tax preference is generally the amount by which (a) the excess of the actual IDC deduction over the deduction which would have been allowable if the costs were capitalized and taken ratably over 10 years (or in accordance with cost depletion) is greater than (b) 65 percent of the taxpayers income from oil, gas and geothermal properties. Any portion of the IDC taken under the 60-month amortization election may be excluded from the foregoing calculation.

     An adjustment that may increase or decrease alternative minimum taxable income is depreciation attributable to personal property placed in service after 1986 that differs from the amount available under the 150 percent declining balance method.

     The applicability of the alternative minimum tax must be determined by each individual Investor based upon the operations of the Fund and his personal tax situation. In many circumstances, the federal (and state) minimum tax provisions will substantially eliminate the value of intangible drilling deductions for individual taxpayers. Accordingly, any potential investor in the Fund should consult his own tax advisor to determine the tax consequences to him personally of the alternative minimum tax.

14.  Termination of the Fund
---  -----------------------

         The actual or constructive termination of the Fund may have important tax consequences to the Investors. All Investors would recognize their distributive shares of Fund income, gain, expense, loss, deduction or credit accrued during the Fund's taxable year up until the date of termination whether or not any such items are distributed. Similarly, the Investors must account for their distributive shares of gains or losses realized from the sale or other disposition of Fund assets in liquidation of the Fund. The Code provides that if 50% or more of the capital and profit interests in a Fund are sold or exchanged


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

within a single twelve-month period, the Fund will terminate for tax purposes. If such a termination occurs, the assets of the Fund will be deemed constructively distributed pro rata to the Shareholders and then recontributed by them to a new (for tax purposes) partnership.

     Upon the distribution of Fund assets incident to the termination of the Fund, an Investor will recognize gain to the extent that money distributed to the Investor plus the pro rata amount, if any, of liabilities discharged exceeds the adjusted basis of his or her Shares immediately before the distribution. Assuming that an Investor's interest in the Fund is a capital asset, such gain will be capital gain unless Section 751 applies. Section 751 provides generally that a partner's gain on liquidation of a Fund will be treated as ordinary income to the extent that the partner receives or is deemed to receive less than the partner's pro rata share of certain ordinary income assets, including unrealized receivables and potential recapture of depreciation, depletion and intangible drilling costs. No loss will be recognized by an Investor on the distribution to the Investor of Fund property upon the termination of the Fund unless the only such property distributed is money, unrealized receivables and inventory. For these purposes, "money" includes marketable securities.

15.  Activities Engaged in for Profit
     --------------------------------

     Section 183 provides limitations for deductions attributable to an "activity not engaged in for profit." The term "activity not engaged in for profit" means an activity other than one which constitutes a trade or business, or one that is engaged in for the production or collection of income or for the management, conservation or maintenance of property held for the production of income. The determination of whether an activity is not engaged in for profit is based on all the facts and circumstances and no one factor is determinative.

     Section 183 creates a presumption that an activity is engaged in for profit if in any three years out of five consecutive taxable years the gross income derived from the activity exceeds the deductions attributable thereto. Thus, if the Fund fails to produce a profit in at least three of five consecutive years, the presumption will not be available and the possibility of successful challenge by the Service substantially increases. If Section 183 is successfully asserted by the Service, no deductions will be allowed in excess of Fund income.

     Since the test of whether an activity is deemed to be engaged in for profit is based on the facts and circumstances existing from time to time, no assurance can be given that Section 183 may not be applied in the future to disallow deductions taken by the Investors with respect to their interest in the Fund.

     It should be noted that, if the Service were to challenge an Investor's deduction of Fund losses for lack of profit motive, such Investor would have the burden of proving that the Fund did in fact enter into the transaction with a reasonable expectation of profit and that the Investor's own investment in the Fund was made with the requisite profit motive.

16.  Material Distortion of Income
     -----------------------------

     Section 446(a) provides that taxable income shall be computed under the method of accounting on the basis of which the taxpayer regularly computes the taxpayer's income in keeping the taxpayer's books. Section 446(b) provides, however, that if the method used does not clearly reflect income, the computation shall be made under such method as does clearly reflect income in the opinion of the Service. If the method of accounting used by the taxpayer does not clearly reflect income, Section 446(b) grants the Service discretion to compute the taxpayer's taxable income "under such method" as the Service determines does clearly reflect income.

     It has been established that the Service's authority to change a method of accounting may be used to correct not only the overall method of accounting of the taxpayer but also the accounting treatment of any item. See, e.g., Burck v. Commissioner, 533 F.2d 768 (2d Cir. 1976).

     The Service claims a very broad authority under Section 446(b) to disallow any deduction where the deduction results in what it determines to be "a material distortion of income." An example of the Service's position is Revenue Ruling 79-229, 1979-2 Cum. Bull. 210, which sets forth some of the factors it can consider in determining whether a deduction results in a material distortion of income, such as the customary practice of the taxpayer, the amount of the expense in relation to such expenses in the past, and the materiality of the expenditure in relation to the taxpayer's income for the year.

     The broad authority claimed by the Service in Revenue Ruling 79-229 is similar to a position taken by it in the past. However, on at least one occasion, the United States Supreme Court specifically rejected the reasoning that the Service has the authority to make exceptions to the general rule of accounting by annual periods if it determines that it would be unjust or unfair not to isolate a particular transaction and treat it on the basis of the long-term result. Despite this authority, the Service may analyze deductions taken by the Fund and attempt to reallocate such deductions to another taxable year to the extent the Service determines that such deductions materially distort income. Since the material distortion of income test is based upon the facts and circumstances of a specific transaction, counsel cannot express an opinion as to the likely outcome of an attempted reallocation of Fund deductions by the Service.

17.  Fund Borrowing
     --------------

     Any Fund income applied to the repayment of Fund borrowing will remain taxable as income to the Investors although no distribution is made to them. A foreclosure or other sale of any Fund property securing any such indebtedness may also result in an Investor's realization of income for income tax purposes even if no proceeds are distributed to the Investor. In determining for federal income tax purposes the amount received on the sale or disposition of an interest in the Fund an Investor must take into account, among other things, the Investor's share of Fund indebtedness. An Investor may, therefore, realize an amount of taxable gain in excess of the actual proceeds of a sale or disposition of Fund property or of the Investor's interest in the Fund.

     All Investors should be aware of the restrictions, contained in the Code, on the deductibility of interest paid by an Investor. See Limitations on Interest Deductions.

18.  Reportable Transactions
     -----------------------

     A taxpayer who participates in a "reportable transaction" is required to attach a statement to his, her or its federal income tax return for the year in which the taxpayer participates in the transaction, disclosing the nature of such reportable transaction. "Reportable Transactions" are certain transactions defined in the Regulations and Service rulings. The Fund may enter into transactions which fall within the definition of "Reportable Transactions". Possible examples include losses in excess of two million dollars in one taxable year and transactions where the amount reported for tax purposes differs by more than ten million dollars from the amount utilized for non-tax purposes. The filing of a disclosure statement by the Fund could result in an audit of the Fund's partnership information return by the Service, which in turn could result in audits of the tax returns of Investors.

19.  Audits, Interest and Penalties
     ------------------------------

     Under the Code, the Service is permitted to audit a partnership's tax return instead of having to audit the individual tax returns of the partners, so that a partner would be subject to determinations made by the Service or the courts at the partnership level. A partner is entitled to participate in such an audit, or in litigation resulting therefrom, only in limited circumstances. In the event that any audit results in a change in the Fund's return and an increase in the tax liability of an Investor, there may also be imposed substantial amounts of nondeductible interest and penalties. In addition to the interest imposed on deficiencies (presently 8% per year compounded daily), the Code now provides a penalty equal to 20% of any underpayment of tax attributable to (1) negligence, any careless, reckless or intentional disregard of rules or regulations, or any failure to make a reasonable attempt to comply with the Code, (2) a substantial understatement of tax (i.e., one which exceeds the greater of $5,000 or 10% of the correct tax liability) which was neither based upon substantial authority nor adequately disclosed or (3) any substantial valuation misstatement (i.e., a valuation which exceeds 150% or is less than 50% of the correct value) which, when combined with any other substantial valuation misstatements for the taxable year, resulted in an underpayment of tax exceeding $5,000. If a substantial valuation misstatement exceeds 200% or is less than 25% of the correct value, the penalty is increased to 40% of any underpayment attributable to such misstatement.

         Investors must generally treat partnership items on their federal income tax returns consistently with the treatment of such items on the partnership information return filed by the Fund, unless the Investor files a statement with the Service identifying the inconsistency or otherwise satisfies the conditions for waiver of the consistency requirement. Failure to satisfy this requirement will result in an adjustment to conform the Investor's treatment of the item with the treatment of the item on the partnership information return filed by the Fund. Intentional or negligent disregard of the consistency requirement may subject an Investor to substantial penalties.

         Because of the potentially substantial effect of all the foregoing provisions, each prospective Investor should consult with his tax advisor about these provisions before acquiring Shares.

20.  Sales of Fund Property
     ----------------------

     The sale or disposition of Fund property used in the Fund's business will generate a gain or loss equal to the difference between the amount realized on such sale or other disposition and the Fund's adjusted basis in the property. In general, gain realized from the sale or disposition of such property which is depreciable property or land and was held for more than one year should qualify as gain from the sale of a Section 1231 asset, except to the extent that any such gain is attributable to property subject to recapture. Each Investor is generally entitled to treat the Investor's share of Section 1231 gains and losses as long-term capital gains and losses if the Investor's Section 1231 gains exceed the Investor's Section 1231 losses for the year. However, net
Section 1231 gains will be treated as ordinary income to the extent of unrecaptured net Section 1231 losses of the Investor for the five most recent prior years. If the Investor's share of Section 1231 losses, when added to his or her other Section 1231 losses, exceeds the Investor's Section 1231 gains for the taxable year, such losses will be treated as ordinary losses.

     Section 1254 provides that upon disposition of any oil and gas property by the Fund, a portion of any gain may be taxed as ordinary income from the recapture of intangible drilling and development costs and depletion. The amount that will be taxable as ordinary income will be equal to the lesser of: (1) the amount of intangible drilling and development costs and depletion previously deducted with respect to the property or interest sold (only insofar as they reduced the adjusted basis thereof); or (2) the excess of the amount realized on disposition of the property over the adjusted basis of the property.

     Any gain on the sale or other disposition of equipment by the Fund will be taxed as ordinary income to the extent of all depreciation deductions previously claimed with respect to such equipment, with any excess being treated as Section 1231 gain. Similarly, gain on the sale of any building owned by the Fund will be treated as ordinary income to the extent of any depreciation taken with respect to such building in excess of straight-line depreciation. If, however, such building has been held for one year or less, all depreciation will be recaptured as ordinary income. In the case of a disposition of property in an installment sale, any ordinary income under these recapture provisions is to be recognized in the year of the disposition.

     Under Section 751, a similar recapture rule applies upon the disposition of Shares by an Investor such that an Investor will be required to treat as ordinary income the portion of any gain realized upon the disposition of the Investor's Shares that is attributable to property subject to recapture of depreciation, intangible drilling and development costs and depletion or certain other property which, if sold by the Fund, would give rise to ordinary income. There are exceptions to the recapture rules for gifts, transfers at death, transfers in certain tax-free reorganizations, like-kind exchanges and involuntary conversions in certain circumstances.

     Net capital gains of individual taxpayers currently are taxed at a statutory rate (generally 15% for capital assets held for more than 12 months) which is significantly less than the maximum statutory rate applicable to other income (35%). Net capital gains means the excess of net long-term capital gain over net short-term capital loss.

21.  Limitations on Interest Deductions
     ----------------------------------

     In general, Section 163(d) limits the amount of investment interest which an individual Investor may deduct to the Investor's "net investment income." Interest expense (and income) from activities subject to the passive loss rules is not treated as investment interest (or investment income). Investment interest includes interest attributable to indebtedness that is incurred to acquire an interest in an activity involving the conduct of a trade or business which is not a passive activity and in which the taxpayer does not materially participate. Interest attributable to borrowing incurred to purchase Shares will be taken into account in computing the Investor's income or loss from passive activities to the extent that the Fund's income is treated as derived from a passive activity. Consequently, most of the interest expense attributable to such borrowing should not constitute investment interest expense. Investment interest, the deduction of which is disallowed in any year, may be carried over to subsequent years. Each Investor should consult with the Investor's own tax advisor as to the application, if any, to the Investor of the limitations contained in Section 163(d).

     In addition, under the Code, no deduction is allowed for personal interest (such as interest on car loans or credit card balances for personal expenditures). Interest on underpayments of tax (other than certain deferred estate taxes) is treated as personal interest under the Code.

     Interest on debt secured by the principal residence or second residence of a taxpayer is, however, deductible if paid with respect to "acquisition indebtedness" up to a maximum debt of $1,000,000 ($500,000 for a married person filing a separate return) and "home equity indebtedness" up to a maximum debt of $100,000 ($50,000 for a married person filing a separate return). For this purpose, "acquisition indebtedness" means debt that is incurred in acquiring, constructing or substantially improving the principal or a second residence of the taxpayer and "home equity indebtedness" means debt secured by the taxpayer's principal or second residence to the extent that the aggregate amount of such debt does not exceed the difference between the "acquisition indebtedness" with respect to the residence and the fair market value of the residence. Under the Code, interest on certain pre-October 13, 1987 indebtedness of the taxpayer is deductible regardless of the $1,000,000 and $100,000 limitations.

     In addition to the foregoing, Section 265(a)(2) provides that interest on indebtedness incurred or continued to "purchase or carry" tax-exempt securities is not deductible. Investors who currently own or anticipate acquiring tax-exempt securities and who contemplate purchasing Shares with borrowed funds are urged to consult with their tax advisors with respect to the application of
Section 265.

22.  Fund Elections
     --------------

     Pursuant to Sections 734, 743 and 754, a partnership may elect to have the cost basis of its assets adjusted in the event of a sale by a partner of the partner's interest in the partnership, the death of a partner, or the distribution of property to a partner. The general effect of such an election is that the transferees of an interest in the partnership are treated as though they had acquired a direct interest in the partnership assets and, upon certain distributions to partners, the partnership is treated as though it has newly acquired an interest in the partnership assets and therefore acquired a new cost basis for such assets. Any such election, once made, is irrevocable without the consent of the Service.

     In cases where the Fund owns property with substantially higher cost basis than its value, it may be required to make the basis adjustments as if a Section 754 election were in effect. Otherwise, as a result of the complexities and the substantial expense inherent in making the election, the Manager does not presently intend to make such an election on behalf of the Fund. The absence of any such election may result in a reduction in value of an Investor's Shares to any potential transferee. Thus, the absence of the power to compel the making of such an election should be considered an additional impediment to the transferability of Shares.

     Various other elections affecting the computation of federal income tax deductions and taxable income derived from the Fund must be made by the Fund and not by the individual Investors. For purposes of reporting each Investor's share of Fund income, gains and losses, the Fund's elections are binding upon the Investors.

23.  At Risk Rules: Limitation on Deduction of Losses
     ------------------------------------------------

     Section 465 limits an Investor's deduction for losses allocated to the Investor by the Fund to the amount that he has at risk with respect to the Fund. The term "loss" is defined as the excess of the deductions allowable for the taxable year over the income received or accrued by the taxpayer during the taxable year from such activity.

     Section 465 and the proposed Regulations thereunder generally provide that an Investor will be considered to have at risk in the Fund the sum of (i) the amount of money contributed to the Fund, (ii) the adjusted basis of other property contributed to the Fund, (iii) income generated by the Fund, and (iv) amounts borrowed by the Investor or the Fund for use in the Fund's activities, where the Investor is personally liable for the repayment of the loan or where the Investor has pledged property, other than property used in the activity, as security for the borrowed amount, but only to the extent of the net fair market value of the Investor's interest in the property; provided, however, that borrowed amounts will not be considered at risk if borrowed from any person or entity who (a) has an interest, other than as a creditor, in the Fund's activities or (b) is related to someone who has such an interest. Thus, for example, an Investor will not be considered to have at risk in the Fund amounts borrowed from the Manager or its Affiliates. An Investor will not be considered at risk with respect to amounts protected against loss through nonrecourse financing, guarantees, stop loss agreements or other similar arrangements.

     Distributions to an Investor will generally reduce the amount which the Investor has at risk in the activity. The "at risk" rules provide that the amount of any distribution received by an Investor or any other reduction in the Investor's at risk basis, after his or her amount at risk is reduced to zero, will be treated as ordinary income, but only to the extent of losses previously claimed by the Investor from the Fund. Thus, if the Fund makes distributions to an Investor which do not exceed his adjusted basis in the Fund, but do exceed the Investor's amount at risk, he may have ordinary income.

     Generally, the at risk limitation applies on an activity-by-activity basis and, in the case of oil or gas properties, each property is treated as a separate activity so that losses or deductions arising from one property are limited to the at risk amount for that property and not the aggregate at risk amount for all the taxpayer's oil or gas properties. The Service has announced that, until further guidance is issued, it will permit the aggregation of oil or gas properties owned by a partnership in computing a partner's at risk limitation with respect to the partnership. The Service has also announced that any rules that would impose restrictions on the ability of partners to aggregate will be effective only for taxable years ending after the rules are issued. If an Investor must compute his at risk amount separately with respect to each Fund Property, the consequences of the at risk limitations to him are unpredictable, but he may not be allowed to utilize his share of losses or deductions attributable to a particular Property even though he has a positive at risk amount with respect to the Fund as a whole.

     If in any year an Investor has a loss from the Fund, the effect of Section 465(a) is to permit deduction of such loss up to the aggregate amount at risk on the last day of the taxable year. If the amount at risk exceeds the loss, the amount deemed at risk in subsequent years is reduced under Section 465(b)(5) by the amount of losses claimed in previous years and increased by additional at risk amounts contributed to the activity. If the amount of loss exceeds the at risk amount, the excess loss is held in a suspense account and treated as a deduction in the first succeeding taxable year that the taxpayer is at risk. The carryover loss is then added to the deductions allowable for such year but is limited at the end of such year by the amount then at risk. Under proposed Regulation Section 1.465-2(b), there is no limitation on the number of years to which such deductions may be carried.

     In addition to the "at risk" rules discussed above, Section 704(d) provides that a partner's distributive share of partnership loss is allowed as a deduction only to the extent of the positive adjusted basis of his partnership interest at the end of the partnership year in which the loss is incurred. If a partner's distributive share of loss items exceeds his basis, as adjusted for capital contributions, distributions, the partner's share of any partnership income items and changes in his share of partnership liabilities, then only a portion of each loss item is allowed, based upon the portion that each bears to the total of all loss items. Excess losses which are not currently allowed may be carried forward indefinitely until such partner has sufficient basis to permit the deduction.

24.  Passive Activities
     ------------------

     Under the Code, deductions from passive activities, to the extent that they exceed income from all such activities (exclusive of portfolio income), generally will not be deductible against other income of the taxpayer. Thus, the taxpayer cannot use passive losses to offset personal earnings, active business income, or investment or portfolio income (such as interest, dividends, royalties, or gains from the sale of assets that generate investment or portfolio income). Similarly, credits from passive activities generally are limited to the tax allocable to the passive activities. Suspended losses and credits are carried forward and treated as deductions and credits from passive activities in the next taxable year. When the taxpayer disposes of his entire interest in an activity in a fully taxable transaction, any remaining suspended loss incurred in connection with that activity is allowed in full.

     Passive activities are defined to include trade or business activities in which the taxpayer does not materially participate and rental activities. Interest attributable to passive activities is not treated as investment interest.

     The passive loss provision generally applies to individuals, estates, partnerships, and personal service corporations (as defined for purposes of the provision). Certain closely held corporations are subject to a more limited rule


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

under which passive losses and credits may not be applied to offset portfolio income.

     Ownership of Shares will be a passive activity and an Investor will be subject to the passive activity loss limitations with respect to his share of the Fund's losses and deductions. Consequently, an Investor's share of the Fund's losses and deductions may be deducted only to the extent of his share of the Fund's income and any income from other passive activities.

     A special provision of the passive activity rules applies to publicly traded partnerships. If this special provision were to apply to the Fund, certain additional limitations would apply, the most significant of which is that an Investor could only deduct his share of Fund losses and deductions against his share of passive activity income from the Fund. The definition of "publicly traded partnership" for purposes of this special provision is the same as the definition of "publicly traded partnership" discussed under Classification as a Partnership above, except that this special provision does not include the 90% of gross income exception.

25.  Investment by Qualified Plans and Other Tax Exempt Entities
     -----------------------------------------------------------

     A. In General. The following entities are generally exempt from federal income taxation:

     o trusts forming part of a stock bonus, pension, or profit sharing plan (including a Keogh plan) meeting the requirements of Section 401(a);

     o trusts meeting the requirements for an Individual Retirement Account ("IRA") under Section 408(a) (referred to herein, along with trusts described in (A), as "Qualified Plans"); and

     o organizations described in Sections 501(c) and 501(d) (collectively with Qualified Plans "Tax Exempt Entities").

     This exemption does not apply to the extent that taxable income is derived by the above entities from the conduct of any trade or business which is not substantially related to the exempt function of the entity ("unrelated business taxable income"). If an entity is subject to tax on its "unrelated business taxable income," it may also be subject to the alternative minimum tax on related tax preference items.

     In the case of a charitable remainder trust, the receipt of any "unrelated business taxable income" during any taxable year will cause all income of the trust for that year to be subject to federal income tax. Therefore, an investment in the Fund by a charitable remainder trust would not ordinarily be appropriate. In some circumstances, however, taxability under the ordinary trust rules may not be disadvantageous to a charitable remainder trust.

     "Unrelated business taxable income" is generally taxable only to the extent that the Tax Exempt Entity's "unrelated business taxable income" from all sources exceeds $1,000 in any year. The receipt of "unrelated business taxable income" by a Tax Exempt Entity in an amount less than $1,000 per year will, however, require the Tax Exempt Entity (except an IRA) to file a federal income tax return to claim the benefit of the $1,000 per year exemption. Fiduciaries of Tax Exempt Entities considering investing in Shares are urged to consult their own tax advisors concerning the rules governing "unrelated business taxable income."

     Gains or losses from the sale, exchange or other disposition of property, interest income and royalty income are generally excluded from the computation of "unrelated business taxable income." "Unrelated business taxable income" includes, however, gain or loss from the sale, exchange or other disposition in the ordinary course of the seller's business and "debt-financed property."

     Although some of the Fund's income may be treated as royalty income, a significant portion of the Fund's income will be considered to be derived from sales in the ordinary course of business. Thus, Tax Exempt Entities should expect a significant portion of the income derived from their investment in the Fund to constitute "unrelated business taxable income."

     B. Debt-Financed Property. Even though certain types of income, such as interest and royalties, generally may be considered passive and excluded from unrelated business income tax, such income when derived from an investment in property which is "debt-financed" can still result in income subject to taxation. "Debt-financed property" is defined in the Code as any property which is held to produce income and with respect to which there is "acquisition indebtedness." "Acquisition indebtedness" includes indebtedness incurred by a Tax Exempt Entity to acquire Shares and indebtedness incurred by the Fund. Each Tax Exempt Entity should consult with its own counsel regarding whether it may have incurred "acquisition indebtedness" to acquire Shares.

     In the event the Fund invests in and owns property on which there is "acquisition indebtedness," a portion of each Tax Exempt Entity's distributive share of the Fund's taxable income (including capital gain) may constitute "unrelated business taxable income." This portion would be determined in accordance with the provisions of Section 514 and is the portion of the Tax Exempt Entity's distributive share of Fund income which is approximately equivalent to the ratio of the Fund's debt to the basis of the Fund's property. Therefore, a Tax Exempt Entity that purchases Shares may be required to report such portion of its pro rata share of the Fund's taxable income as "unrelated business taxable income." It should be noted that in computing the "unrelated business taxable income" of a Tax Exempt Entity for this purpose, the deduction for depreciation is limited to the amount computed under the straight-line method.

     The Fund is likely to incur "acquisition indebtedness" in its operations which is allocable to any Tax Exempt Entity, thus resulting in "unrelated business taxable income" to such entity.

     C. ERISA Considerations. In considering an investment in Shares, fiduciaries of Qualified Plans should consider (i) whether the investment is in accordance with the documents and instruments governing such Qualified Plan,
(ii) whether the investment satisfies the diversification requirements of
Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 ("ERISA"), if applicable; (iii) the fact that the investment may result in "unrelated business taxable income" to the Qualified Plan (including IRAs and Keogh plans); (iv) whether the investment provides sufficient liquidity; (v) their need to value the assets of the Qualified Plan annually; and (vi) whether the investment is prudent.

     ERISA generally requires that the assets of employee benefit plans be held in trust and that the Manager, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to ERISA and prohibits certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries). Under the Code, similar prohibitions apply to all Qualified Plans, including IRAs and Keogh plans covering only self-employed individuals which are not subject to ERISA. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Qualified Plan is considered to be a fiduciary of such Qualified Plan.

     Furthermore, ERISA and the Code prohibit "parties in interest" (including fiduciaries) of a Qualified Plan from engaging in various acts of self-dealing such as dealing with the assets of a Qualified Plan for his own account or his own interest. To prevent a possible violation of these self-dealing rules, neither the Manager nor their Affiliates will purchase Shares with assets of any Qualified Plan (including a Keogh plan or IRA) if they (i) have investment discretion with respect to such assets or (ii) regularly give individualized investment advice which serves as the primary basis for the investment decisions with respect to such assets.

     If the assets of the Fund were deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Title 1 of ERISA applicable to investments by Qualified Plans and their fiduciaries would extend (as to all plan fiduciaries) to investments made by the Fund and (ii) certain transactions that the Fund might seek to enter into might constitute "prohibited transactions" under ERISA and the Code.

     The Department of Labor has published a final regulation concerning the definition of what constitutes the assets of a Qualified Plan with respect to its investment in another entity (the "ERISA Regulation"). Section 2510.3-101(a)(2) of the ERISA Regulation provides as follows:

     "Generally, when a plan invests in another entity, the plan's assets include its investment, but do not, solely by reason of such investment, include any of the underlying assets of the entity. However, in the case of a plan's investment in an equity interest of an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940 its assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that (i) The entity is an operating company, or (ii) Equity participation in the entity by benefit plan investors is not significant."

     Under Section 2510.3-101(f)(1) of the ERISA Regulation, equity participation in an entity by Qualified Plans is "significant" on any date if, immediately after the most recent acquisition of any equity interest in an entity, 25% or more of the value of any class of equity interests in the entity is held by Qualified Plans. Recently enacted legislation provides that in determining whether this 25% test is met, governmental pension plans and certain church and foreign pension plans which are not subject to ERISA (collectively, "Non-ERISA Plans") need not be included within the category of Qualified Plans which is subject to the 25% limit.

     Unless another exemption under the Regulation is available, the Manager will not admit any Qualified Plan as an Investor or consent to an assignment of Shares if such admission or assignment will cause 25% or more of the value of any class of Fund Shares to be held by Qualified Plans, other than Non-ERISA Plans. Accordingly, the assets of a Qualified Plan investing in the Fund should not, solely by reason of such investment, include any of the underlying assets of the Fund.

     Each fiduciary of a Qualified Plan (and any other person subject to ERISA) should consult his tax advisor and counsel regarding the effect of the plan asset rules on an investment in the Fund by a Qualified Plan.

26.  Partnership Anti-Abuse Regulations
     ----------------------------------

     Treasury Regulation section 1.701-2(b) provides, inter alia, that: "...if a partnership is formed or availed of in connection with a transaction a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner that is inconsistent with the intent of subchapter K, the Commissioner can recast the transaction for federal tax purposes, as appropriate to achieve tax results that are consistent with the intent of subchapter K, in light of the applicable statutory and regulatory provisions and the pertinent facts and circumstances." Subchapter K is the section of the Code which deals with partnership taxation. The Fund does not intend to enter into any transactions which it believes will be subject to recasting by the Service under the authority of this Regulation. Due to the extremely broad language of the Regulation, however, and varying interpretations of the intent of subchapter K, no assurance can be given that the Service will not attempt to apply the Regulation to one or more transactions engaged in by the Fund.

27.  Possible Changes in Tax Laws
     ----------------------------

     The statues, regulations and rules with respect to all of the foregoing tax matters are constantly subject to change by Congress or by the Department of the Treasury, and the interpretations of such statutes, regulations and rules may be modified or affected by judicial decision or by the Department of the Treasury. Because significant amendments have been made to the Code in recent years and few final regulations have been promulgated pursuant to such amendments and very few rulings have been issued thereunder, and because of the continual changes made by Congress, the Department of the Treasury and the courts with respect to the administration and interpretation of the tax laws, no assurance can be given that the foregoing opinions and interpretations will be sustained or that tax aspects summarized herein will prevail and be available to the Investors.

28.  State and Local Taxes
     ---------------------

     In addition to the federal income tax consequences described above, prospective Investors should consider potential state and local tax consequences of an investment in the Fund. In general, an Investor's distributive share of


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

the taxable income or loss of the Fund will be required to be included in determining the Investor's reportable income for state or local tax purposes in the jurisdiction in which he is a resident. In addition, some states in which the Fund may do business or own properties impose taxes on non-resident Investors determined with reference to their pro rata share of Fund income derived from such state. Any tax losses derived through the Fund from operations in such state may be available to offset only income from other sources within the same state. To the extent that a non-resident Investor pays tax to a state by virtue of Fund operations within that state, the Investor may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income. In addition, estate or inheritance taxes might be payable in such jurisdictions upon the death of an Investor. Thus, an Investor might be subject to income, estate or inheritance taxes and may be required to file tax returns in states and localities where the Fund operates, as well as in the state or locality of his residence.

     Investors are urged to consult their own tax advisors in regard to the state and local income tax consequences of an investment in the Fund.

29.  Need for Independent Advice
     ---------------------------

     The tax matters relating to the Fund and its proposed transactions are complex and subject to various interpretations. The foregoing analysis is merely a summary and is not intended as a complete discussion of all tax aspects of the Fund's activities or as a substitute for careful tax planning. Each prospective investor must consult with and rely upon his own tax counsel with respect to the possible tax results of his investment in the Fund.

     Neither the Fund, the Manager, counsel nor professional advisors engaged by or associated with any of them guarantee that the tax consequences contemplated to be offered to the Investors as a result of the proposed investment will in fact be available in whole or in part. Investors must look solely to and rely upon their own advisors with respect to the tax consequences of their investment.


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

30.  Conclusion
     ----------

     Subject to the preceding discussion, it is Black & Associates' opinion that the material federal income tax benefits, in the aggregate, anticipated from the operation of the Fund more likely than not will be realized in substantial part by Investors who are individual United States citizens and who acquire their Interest for profit subject to the passive activity loss limitations of Section 469 of the Code. It should be noted that Black & Associates' opinion is not binding upon the Service or the courts.

CIRCULAR 230 NOTICE. THE FOLLOWING NOTICE IS BASED ON U.S. TREASURY REGULATIONS GOVERNING PRACTICE BEFORE THE U.S. INTERNAL REVENUE SERVICE: (1) ANY U.S. FEDERAL TAX ADVICE CONTAINED HEREIN, INCLUDING ANY OPINION OF COUNSEL REFERRED TO HEREIN, IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER; (2) ANY SUCH ADVICE IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS DESCRIBED HEREIN; AND (3) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                     ADDITIONAL ASPECTS OF THE LLC AGREEMENT

     THE RIGHTS AND OBLIGATIONS OF THE MANAGER AND THE INVESTORS ARE GOVERNED BY THE LLC AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT A. NO PROSPECTIVE INVESTOR SHOULD SUBSCRIBE TO THE FUND WITHOUT FIRST THOROUGHLY REVIEWING SUCH AGREEMENT. THE FOLLOWING IS ONLY A BRIEF SUMMARY OF CERTAIN SIGNIFICANT PROVISIONS OF THE LLC AGREEMENT AND SHOULD NOT BE CONSIDERED AS A COMPLETE DISCUSSION OF ALL OF THE PROVISIONS OF THE LLC AGREEMENT. SEE LLC AGREEMENT - EXHIBIT A.

     Accounting. The accounting period of the Fund will end on December 31 of each year. The Fund will utilize the accrual method of accounting for the Fund's operations on the basis used in preparing the Fund's federal income tax returns with such adjustments as may be in the Fund's best interest.

     Books and Records; Reports. The Fund will keep appropriate records relating to its activity. All books, records and files of the Fund will be kept at the Manager's office at Great Neck, New York or at another site chosen by the Manager which will either be its office in Ridgewood, New Jersey or the Fund's


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

principal office at 1314 King Street, Wilmington, Delaware. An independent certified public accounting firm will prepare the Fund's federal income tax returns as soon as practicable after the conclusion of each year. The Fund will use its reasonable best efforts to obtain the information for those returns as soon as possible and to cause the resulting accounting and tax information to be transmitted to the Shareholders as soon as possible after receipt from the accounting firm.

     Investors may receive periodic reports from the Manager as to the Fund's activities and will receive as soon as practicable after the end of each year the necessary federal and state income tax information.

     Governing Law. All provisions of the LLC Agreement will be construed according to the laws of the State of Delaware except as may otherwise be required by law in any other state. In addition, the LLC Agreement requires that for any lawsuit or other action, except for arbitration, Shareholders consent to personal jurisdiction of and venue in the Delaware courts.

     Binding Arbitration. The LLC Agreement contains a provision that requires all disputes arising under or with respect to the LLC Agreement, either brought by the Manager or a Shareholder, to be submitted to binding arbitration in New York, New York. Such arbitration shall be governed and conducted in accordance with the rules of the American Arbitration Association; to the extent such rules do not conflict with the express terms of the LLC Agreement's arbitration provision. As a result, a Shareholder shall not be entitled to bring an action in a court of law against the Manager or the Fund but shall be limited only to submitting such claim to arbitration. The determination of the arbitration panel is binding on both parties and cannot be appealed to a court of law. In addition, the arbitration provision contains a "no class action" clause, pursuant to which Shareholders will be prohibited from bringing or certifying a class action, or consolidating such Shareholder's claim with those of other similarly situated Shareholders. Thus, Shareholders are limited to submitting their own individual claims to arbitration. Shareholders should be aware that notwithstanding this provision of the LLC Agreement, certain rights under the federal Securities Law may be subject to waiver and, under such circumstances, this provision may not apply.

     Control of LLC Operations. The powers vested in the Manager under the LLC Agreement are broad. The Manager has full, exclusive and complete discretion in the management and control of the affairs of the Fund and Investors have no power to take part in the management of, or to bind, the Fund.

     The Fund's officers are appointed by the Manager and may be removed by it at any time. Additionally, the Manager may authorize any sale, lease, pledge or other transfer of substantially all of a Fund's assets without a vote of the Investors.

     Amendments and Voting Rights. The Manager may amend the LLC Agreement without notice to or approval of the holders of Investor Shares for the following purposes: to cure ambiguities or errors; to conform the LLC Agreement to the description in this Memorandum; to equitably resolve issues arising under the LLC Agreement so long as similarly situated Investors are not treated materially differently; to comply with law; to make other changes that will not materially and adversely affect any Investor's interest; to maintain the federal income tax status of the Fund or any Shareholder, as long as no Investor's liability is materially increased; or to make modifications to the computation of items affecting the Investors' capital accounts to comply with the Code or to reflect the creation of an additional class or series of Shares and the terms thereof.

     Other amendments to a Fund's LLC Agreement may be proposed either by the Manager or by Fund Investors either by calling a meeting of the Shareholders or by soliciting written consents. The procedure for such meetings or solicitations is found at Section 15.2 of the Fund's LLC Agreement. Such proposed amendments require the approval of Investors who hold of record at least a majority of the total Investor Shares on the record date for the action, given at a meeting of Shareholders or by written consents. Any amendment requiring Investor action (other than an amendment to allow the Fund to be taxed other than as a partnership) may not increase any Shareholder's liability, change the Capital Contributions required of him or her or his or her rights in interest in the Fund's Profits, Losses, deductions, credits, revenues or distributions in more than a de minimis matter, or change his or her rights on dissolution or any voting rights without the Shareholder's consent. Any amendment which changes the Manager's management rights requires its consent. Generally, Investors have no right to vote on matters not involving an amendment to the LLC Agreement or the removal of the Manager. However, if any other matter does require a vote of Investors, it must be approved by Investors who own of record at least a majority of the total Investor Shares, or if a different vote is required by law, each Investor will have voting rights equal to his or her total Investor Shares for purposes of determining the number of votes cast or not cast.

     For all purposes, a majority of the Investor Shares is a majority of the issued and outstanding shares, including those owned, if any, by the Manager or its Affiliates. A majority of the shares voted is insufficient if it is less than a majority of the outstanding shares.

     The consent of all holders of Investor Shares is required for dissolving or terminating a Fund, other than as provided by the LLC Agreement; or adding a new Manager except as described below.

     Removal of Manager. Investors may propose the removal of the Manager, either by calling a meeting or soliciting consents in accordance with the terms of the LLC Agreement. Removal of the Manager requires the affirmative vote of Investors who are holders of record of at least a majority of the total Investor Shares. See "Fiduciary Responsibilities of Manager" for information on the effect of votes cast by interested Shareholders. Removal of a Manager causes a dissolution of the Fund unless a majority of the Investor Shares elects to continue the Fund. The Investors may replace the removed Manager or fill a vacancy by vote of Investors who hold of record a majority of the total Investor Shares.

     If the Manager is removed, resigns (other than voluntarily without cause) or is unable to serve, it may elect to exchange its management rights and rights to distributions, if any, for a series of cash payments from the Fund in amounts equal to the amounts of distributions to which the Manager would otherwise have been entitled under the LLC Agreement in respect of investments made by the Fund prior to the date of any such removal, resignation or other incapacity. The removed Manager would continue to receive its pro rata share of all allocations to Investors as provided in the LLC Agreement which are attributable to any Investor Shares owned by it.

     Alternatively, the removed Manager may elect to engage a qualified independent appraiser and cause the Fund to engage another qualified independent appraiser (at the Fund's expense in each case) to value the Fund Property as of the date of such removal, resignation or other incapacity as if the property had been sold at its fair market value so as to include all unrealized gains and losses. If the two appraisers cannot agree on a value, they would appoint a third independent appraiser (whose cost would be borne by the Fund) whose determination, made on the same basis, would be final and binding.

     Based on the appraisal, the Fund would make allocations to the removed Manager's capital account of Profits, Losses and other items resulting from the appraisal as of the date of such removal, resignation or other incapacity as if the Fund's fiscal year had ended, solely for the purpose of determining the Manager's capital account. If the removed Manager has a positive capital account after such allocation, the Fund would deliver a promissory note of the Fund to the Manager, the principal amount of which would be equal to the Manager's capital account and which would bear interest at a rate per annum equal to the prime rate in effect at Chase Manhattan Bank, N.A. on the date of removal, resignation or other incapacity, with interest payable annually and unpaid principal payable only from 25% of any available cash before any distributions thereof are made to the Investors under the LLC Agreement.

     If the capital account of the removed Manager has a negative balance after such allocation, it would be obligated to contribute to the capital of the Fund in its sole discretion either cash in an amount equal to the negative balance in its capital account or a promissory note to the Fund in such principal amount maturing five years after the date of such removal, resignation or other incapacity, bearing interest at the rate specified above. If the removed Manager chose to elect the appraisal alternative, its entire interest in the Fund would be terminated other than the right to receive the promissory note and payments thereunder as provided above.

     Dissolution of Fund. The Fund will dissolve on the earliest to occur of (a) December 31, 2047, (b) the sale of substantially all of the Fund's Property, (c) the removal, dissolution, resignation, insolvency, bankruptcy, death or other legal incapacity or disqualification of the Manager, (d) the vote of either all Investors or of the Manager and Investors who own at least a majority of the Investor Shares of record or (e) any other event requiring dissolution by law. The Fund will wind up its business after dissolution unless (i) the Manager and Investors who own at least a majority of the Investor Shares of record or (ii) if there is no Manager, Investors who own at least a majority of the Investor Shares of record, elect to continue the Fund. The Manager (or in the absence thereof, a liquidating trustee chosen by the Investors) will liquidate the Fund's assets if it is not continued.

     Transferability of Interests. No Investor may assign or transfer all or any part of his or her interest in the Fund and no transferee will be deemed a substituted Investor or be entitled to exercise or receive any of the rights, powers or benefits of an Investor other than the right to receive distributions attributable to the transferred interest unless (i) such transferee has been approved and accepted by a Fund, in its sole and absolute discretion, as a substituted Investor, and (ii) certain other requirements set forth in the Fund's LLC Agreement have been satisfied.

     The Manager may not resign except for cause (which cause does not include the fact or determination that continued service would be unprofitable to it) and may not transfer its interest in a Fund except to pledge it as security for a loan to the Manager if the pledge does not reduce cash flow distributable to other Shareholders.

     Notwithstanding anything else contrary contained herein, neither the Fund nor the Manager will consider a request for a transfer of Shares (i) by gift unless and until a one (1) year holding period from the date of the Investor's purchase of Shares from the Fund has expired or (ii) by sale unless and until a two (2) year holding period from the date of the Investor's purchase from the Fund has expired. Notwithstanding the satisfaction of such holding periods, any such transfer, either by gift or sale, shall still require the consent of the Fund, which consent may be withheld or denied by the Fund for any reason in its sole discretion, provided however, that transfers in which the ultimate owner of the Shares does not change will be considered by the Fund prior to the expiration of such holding periods.

     Involuntary transfers of Shares shall be permitted in accordance with applicable law and the provisions of the LLC Agreement.

     The Manager's Capital Account. The Manager is obligated under the LLC Agreement to restore any deficit in its capital account prior to any liquidating distribution by a Fund. The Manager reserves the right, however, to offset this obligation by waiving all or a portion of its rights to a distribution of any fees or other compensation due it under the Fund's LLC Agreement.

                                    LIABILITY

     Assuming compliance with the LLC Agreement and applicable formative and qualifying requirements in Delaware and any other jurisdiction in which a Fund conducts its business and except for any violation of confidentiality, See
Section 11.4(j) of the LLC Agreement, an Investor generally will not be personally liable under Delaware law for any obligations of the Fund, except to the extent of any unpaid Capital Contributions, except for the amount of any wrongful distributions that render the Fund insolvent and except for indemnification liabilities arising from any misrepresentation made by him or her in the Investor Subscription Booklet (separately bound as Exhibit D to this Memorandum) submitted to the Fund.

     The law governing whether a jurisdiction other than Delaware will honor the limitation of liability extended under Delaware law to the Investors is uncertain. All states have adopted specific legislation permitting limited liability companies to limit the liability of their members and it is likely that those states would similarly honor a Fund's limitations on liability of Investors. In many states, there has been no authoritative judicial determination as to whether the limitation of liability would be honored. However, regardless of the local treatment of LLC's, the Fund believes, although it can not guarantee, that the Investors will not be subject to personal liability and that with regard to the operation of a Fund itself, the limitation of Investors' liability under Delaware law will govern. Investors should be aware, however, that notwithstanding anything contained herein regarding Investor liability, Investors maybe required to return distributions made to them by the Fund if within a certain period of time after such distribution the Fund becomes insolvent.

         BY SIGNING THE SUBSCRIPTION AGREEMENT (EITHER IN PERSON OR BY THEIR REPRESENTATIVES) AND ENGAGING TO PAY THE PRICE OF SHARES, AN INVESTOR BECOMES BOUND BY THE PROVISIONS OF HIS OR HER FUND'S LLC AGREEMENT AT THE TIME HIS OR HER SUBSCRIPTION IS ACCEPTED BY THE FUND, EVEN THOUGH HE OR SHE DOES NOT SIGN THE LLC AGREEMENT.

                                OTHER INFORMATION

General
-------

     The Fund undertakes to make available to each prospective Investor or his purchaser representative, or both, during the course of the transaction and prior to sale, the opportunity to ask questions of and receive answers from the Fund or any person acting on its behalf relating to the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of information made available to such purchaser. Prospective Investors may only rely on information provided to them in writing and signed by the Fund.

     Prior to making an investment decision respecting the securities described herein, a prospective Investor should carefully review and consider this entire Memorandum and the exhibits thereto including without limitation the LLC Agreement. Prospective Investors are urged to make arrangements with the Fund to inspect any books, records, contracts, or instruments referred to in this Memorandum and other data relating thereto. The Fund is available to discuss with prospective Investors any matter set forth in this Memorandum or any other matter relating to the securities described herein, so that Investors and their advisors, if any, may have available to them all information, financial and otherwise, necessary to formulate a well-informed investment decision.

Authorized Sales Material
-------------------------

     Sales material may be used in connection with the Offering of the Shares only when accompanied or preceded by the delivery of this Memorandum. Only sales


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material that indicates that it is distributed or approved by the Fund or the
Placement Agent may be distributed to prospective Investors. In addition, the Fund or the Placement Agent may distribute a summary of the Offering containing highlights or other summary information concerning the Offering, information regarding the Manager, a particular project, the Fund or other investment programs sponsored by the Manager or one of its Affiliates. All such additional sales material will be signed by or otherwise identified as authorized by the Fund. Any other sales material or information has not been authorized for use by the Fund or the Placement Agent and must be disregarded by Investors.

     All authorized sales material will be consistent with this Memorandum, as supplemented. Nevertheless, sales material by its nature does not purport to be a complete description of this Offering and Investors must review this Memorandum and supplements carefully for a complete description of the Offering. Authorized sales material should not be considered to be the basis for the Offering of Shares or an Investor's decision to purchase Shares. Sales material is not a part of this Memorandum and is not incorporated by reference into this Memorandum unless expressly stated in this Memorandum or supplements hereto.

     INVESTORS MAY NOT RELY ON ORAL STATEMENTS MADE BY BROKER-DEALERS, REGISTERED REPRESENTATIVES, OR OFFICERS OR EMPLOYEES OF THE MANAGER OR THE FUND.

                                  LEGAL MATTERS

     The validity of the issuance of the Shares offered hereby is being passed upon for the Manager by Black & Associates, 350 Fifth Avenue, Suite 6710, New York, New York 10118. Such firm has acted as special counsel to the Manager and will not represent or advise the Fund or any prospective Investor in connection with this Offering. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR'S OWN LEGAL, TAX AND INVESTMENT COUNSEL.

     Copies of Black & Associates' opinion as to the validity of the issuance of the Shares may be obtained by writing to the Fund.

     Black & Associates' representation of the Manager has been limited to matters specifically addressed to it. No Investor should assume that Black & Associates has in any manner investigated the merits of an investment in the Shares, or undertaken any role other than reviewing items specifically referred to it with regard to the preparation of this Memorandum and the issuance of the opinion referred to above. The opinion of Black & Associates is available to any Investor upon request.


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                        LITIGATION AND OTHER PROCEEDINGS

     The Fund is not a party to any pending legal proceeding. Prior proceedings affecting the Manager or its Affiliates follow.

     In April 2002 Ridgewood Securities Corporation received notice from the NASD of a proposed disciplinary action citing the failures by Mr. Swanson and its other principal to complete a continuing education requirement on time. On June 10, 2002, Ridgewood Securities Corporation accepted and paid the proposed penalty of $7,500. The omissions had no effect on any Ridgewood investment program or investors.

     There have been no legal proceedings commenced against Ridgewood Energy, Robert E. Swanson or any of their affiliates as to any Ridgewood Energy program offered in 1990 or in subsequent years. However, there were several lawsuits filed with respect to Ridgewood Energy Funds formed from 1986 through 1989. As described below, those suits were settled (in one case) or dismissed by the court (in all other cases). There is no pending litigation as to Funds offered in the 1980s. There has been no litigation on any Ridgewood Energy Fund offered after 1990.

     In 1995, another plaintiff's attorney commenced an action against Ridgewood Energy, Mr. Swanson and others in the U.S. District Court for the District of New Jersey alleging a variety of the claims described above, named Gunter, et al. v. Ridgewood Energy Corp., et al. (the "Gunter Case"). The complaint in the Gunter Case alleged claims arising out of the 1994 sale of the assets of certain Ridgewood Energy oil and gas programs to Apache Corporation. On December 4, 1995 the judge hearing the case entered an order which certified the Gunter Case as a "class action," thereby permitting plaintiffs to represent a "class"' consisting of the investors in the 1986 through 1989 Ridgewood Energy oil and gas programs which participated in the sale of assets to Apache Corporation. After extensive pre-trial discovery and motion practice, the parties agreed in June 1999 to a settlement of the action in which, inclusive of attorneys' fees, Ridgewood Energy Corporation and Mr. Swanson paid the class a total of $5 million in five annual installments beginning in June 1999. All such installments have been paid. The court considered and approved the fairness of the settlement in September 1999.

     On April 24, 1996, a group of 31 investors in various Ridgewood Energy oil and gas programs commenced an action in the New Jersey Superior Court against Ridgewood Energy Corporation, Ridgewood Securities Corporation and Robert E. Swanson alleging common law fraud, negligent misrepresentation and breach of fiduciary duty in connection with the sale of securities in those programs between 1986 and 1990. No specific damages were claimed. Most of the plaintiffs


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in this lawsuit were plaintiffs in the lawsuit described above and it essentially restated the allegations of that 1991 lawsuit. The lawsuit was dormant from June 1996 to September 1997, when the court dismissed it without prejudice because the plaintiffs had not pursued the lawsuit.

     Described below are proceedings which do not involve Ridgewood Energy, but involve, among others, Ridgewood Renewable Power, or Ridgewood Capital, both of which were also founded by, and controlled by Robert E. Swanson. Ridgewood Renewable Power plus Ridgewood Capital have invested in dozens of different businesses, and lawsuits, many of them frivolous, are a part of doing business in this litigious age.

     In addition to routine litigation occurring in the ordinary course of the management of the Ridgewood Renewable Power Programs ("Power Programs"), Ridgewood Renewable Power and two of the Power Programs were sued by seven individuals alleging that a registered representative of a broker-dealer not affiliated with Ridgewood Renewable Power had made false statements to them and to Ridgewood Power on their behalf in connection with the sale of interests in the Power Programs, but that Ridgewood Renewable Power nonetheless benefited from and is responsible for the representative's actions. Plaintiffs also sued the registered representative's employer and seven issuers, none of whom are affiliated with Ridgewood Power, whose securities were also sold by the registered representative to plaintiffs. During 2001 and in January 2002, the United States District Court for the District of Maryland and the Maryland trial courts gave summary judgment in favor of Ridgewood Renewable Power and the two Power Programs in all of these cases except for the last case, which was dismissed voluntarily by the plaintiff. All appeals periods have expired and the judgments in favor of Ridgewood Renewable Power are final.

     On August 4, 2001, NetHorsepower, Inc., a Portfolio Company owned by the two Ridgewood Capital Venture Partners II programs, brought suit against Ridgewood Capital Management LLC and Ridgewood Horsepower, LLC (the holding company for the investment made by the Venture Partners II programs) alleging breach of a contract and breach of fiduciary obligations. The claimed damages are in excess of $5 million. The lawsuit was brought in the Superior Court of California, Visalia County, but the defendants removed the case to the United States District Court for the Eastern District of California and it was then transferred to the United States District Court for the Northern District of California on Ridgewood Capital's motion. On January 28, 2002, that court dismissed Ridgewood Capital and all defendants with prejudice except for Ridgewood Horsepower, LLC. Subsequently, the federal action was dismissed as to


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Ridgewood Horsepower, LLC without prejudice, and a second action, naming
Ridgewood Capital, Ridgewood Horsepower, LLC and two individual Ridgewood Capital associates was filed in Tulare County, California Superior Court, based on the same set of operative facts. By stipulation, it was transferred to the San Francisco County Superior Court. An amended compliant was filed, in which after demurrers, the claims of certain individual plaintiffs' were dismissed and the only remaining claim against Ridgewood Horsepower LLC alleges breach of contract. There are also claims against the two Ridgewood Capital associates, who are being defended by Ridgewood Capital, asserting breach of duty and constructive fraud. A summary judgment motion is anticipated. Ridgewood Horsepower has no assets other than its investment in NetHorsepower and thus Ridgewood Capital believes that in its current form the lawsuit is not likely to have a material impact on the Venture Partners II programs or Ridgewood Capital. Recently, the case against Ridgewood Capital, as well as other Ridgewood defendants, was dismissed. This matter has been settled by the parties without a payment to Plaintiffs from defendants.

     On December 11, 2001, Ms. Jeanette Granat, the holder of five shares in Ridgewood Venture Partners II LLC (one of the Venture Partners II programs), brought a lawsuit in the United States District Court for the Southern District of Florida against that program, Ridgewood Capital and the Placement Agent. Ms. Granat had failed to make capital call payments and owed approximately 65% of the amount due for the five shares she had purchased. She requested declaratory and injunctive relief compelling that program to recognize her as the owner of five full shares and to overrule forfeiture provisions of that program that have deprived her of certain distributions and rights to proceeds because of her capital call defaults. In addition, she complains of alleged breaches of fiduciary duty and the program's limited liability company agreement by Ridgewood Capital. Ridgewood Capital believes that the lawsuit is without merit and is an attempt by Ms. Granat to avoid the consequences of her defaults. Recently, Ridgewood Capital settled this case with Ms. Granat paying her approximately $100,000 and agreeing to transfer a small percentage of Ridgewood Capital's "back-end" participation rights with respect to Ridgewood Venture Partners II LLC investment in SavaJe Technologies.

     On July 23, 2002, Ridgewood Capital received notice that ACO Partners, LLC, who had invested approximately $1 million in shares of GroupFire, Inc., a portfolio company owned by the two Ridgewood Capital Venture Partners II programs, had brought suit against Ridgewood Capital, the two funds, a former consultant to the funds and Ridgewood GroupFire, LLC (the holding company for the investment made by the Venture Partners II programs). The lawsuit alleged breach of contract, fraud, breach of fiduciary duty and securities law violations based on defendant's failure to provide additional capital to


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GroupFire, Inc. and an alleged plan to prevent any other person from obtaining control of the company. The Santa Clara County, California Superior Court sustained two demurrers to the complaint, and on June 4, 2003, judgment was entered in favor of the Ridgewood defendants and against plaintiff. All appeal periods have expired and the judgment is final.

     On January 27, 2006, an investor in Ridgewood Power funds and Ridgewood Capital funds, Paul Bergeron, individually and on behalf of the P. Bergeron Nominee Trust, filed a Amended Complaint and Jury Demand in Massachusetts Superior Court against, among others, Ridgewood Securities Corporation, Ridgewood Power Corp., Ridgewood Capital Management, LLC, Ridgewood Renewable Power, LLC and certain individuals including Robert E. Swanson and Robert L. Gold. The plaintiff alleges violations of the Massachusetts Securities Act, as well as breach of fiduciary duty, fraud, breach of contract, negligent misrepresentation and unjust enrichment all related to a set of alleged facts and allegations regarding the sale of securities of funds sold in private offerings and the operation of those funds subsequent to the sale. Ridgewood Renewable Power and Ridgewood Capital, as well as the other defendants, believe that the plaintiffs allegations are without merit and are defending the lawsuit and are confident that they will prevail.

Financial Statements
--------------------

     Since the Fund is newly formed and has acquired no assets and incurred no liabilities, no financial statements are included for the Fund. A copy of the unaudited financial statements of Ridgewood Energy Corporation as of December 31, 2004 and December 31, 2005 are attached hereto as Exhibit C.

                                   DEFINITIONS
                                   -----------

     Whenever used in this Memorandum, the following terms shall have the meanings set forth below, unless the context otherwise indicates. The singular shall include the plural and the masculine gender shall include the feminine and vice versa, as the context requires. In addition, the term "person" as used in this Memorandum shall include natural persons and entities, including without limitation, corporations, unless the context otherwise indicates.

ACT - The Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.


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

ADMINISTRATIVE AND OVERHEAD EXPENSES - The customary, routine and necessary costs and expenses incurred by the Manager which are associated with or attributable to administration of the business of the Fund, including, but not limited to, an allocable portion of telephone, postage, computer service, accounting and legal fees, regulatory reporting, and an allocable portion of salaries and expenses of employees and officers of the Manager. Such expenses do not include the direct expenses of the Fund such as legal, accounting and consulting expenses.

AFFILIATE - An "affiliate" of, or person "affiliated" with, a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

BLOCK - A numbered area of acreage, either on land or submerged in the Gulf of Mexico, on an official diagram of leasing map which is auctioned off and leased by the MMS for exploratory drilling and development.

CAPITAL CONTRIBUTIONS - The contributions of the Investors to the Fund. For all purposes of this Memorandum, the Capital Contribution of each Investor shall be $150,000 per Share (prorated for fractional or multiple Shares).

CARRIED INTEREST - Typically, a fractional Working Interest retained by the seller of a Working Interest on the condition that the purchasers ratably pay the portion of drilling costs for the first well otherwise attributable to the Carried Interest.

CLASS U-I SHARES - A Class U-I Investor Share in the Fund representing a required Capital Contribution (before any discounts or waivers of fees) of $150,000.

CLASS U-I INVESTORS - The holders of Class U-I Investor Shares.

CLASS U-II OFFERING - Any supplemental offering of Class U-II Shares.

CLASS U-II SHARES - A Class U-II Investor Share in the Fund representing a Capital Contribution to the Fund in accordance with the terms and conditions of any Class U-II Offering.

CODE - The Internal Revenue Code of 1986, as amended from time to time.

DELAWARE ACT - The Delaware Limited Liability Company Act, as amended.


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DRY-HOLE COSTS - The cost of drilling the well. Completion costs are in addition to Dry-Hole costs but only come due if the well locates producible oil or gas.

ESCROW DATE - The date on which the Fund has collected full payment for at least 10 Shares and has deposited those funds in the escrow account for this Offering.

FARMEE - The person who is assigned a Working Interest or portion thereof under a Farm-out Agreement.

FARM-IN - Earning acreage in potential oil and natural gas properties under a Farm-out Agreement.

FARMOR - Owner of a Working Interest already under lease who assigns all or a portion of such interest under a Farm-out Agreement.

FARM-OUT - Assigning all or a portion of a Farmor's Working Interest in a lease pursuant to a Farm-out Agreement.

FARM-OUT AGREEMENT - An agreement whereby the owner of the Working Interest agrees to assign all or a portion of such interest in certain specific acreage, subject to the drilling of one or more specific wells or other performance as a condition of the assignment, and retains some interest such as an Overriding Royalty Interest, an oil and natural gas payment, offset acreage or other type of interest which may convert to a Working Interest after the drilling of an initial well, the recoupment of costs of the assignee or some other event.

FUND - Ridgewood Energy U Fund, LLC, c/o Ridgewood Energy Corporation, 1010 Northern Boulevard, Suite 208, Great Neck, New York 11021.

FUND PROPERTY - All property owned or acquired by the Fund or on its behalf.

INTANGIBLE DRILLING COSTS - All expenditures made with respect to any well, prior the establishment of production in commercial quantities, for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to an necessary for the drilling of such well, which costs and expenses may be currently deducted for federal income tax purposes pursuant to Section 263(c) of the Code and Treasury Regulation Section 1.612-4(a).

INVESTOR - A purchaser of whole or fractional Shares.


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

LLC ACT - The Delaware Limited Liability Company Act, as amended.

LIMITED LIABILITY COMPANY AGREEMENT or LLC AGREEMENT - The Limited Liability Company Agreement, dated as of September 15, 2006, by the Manager that establishes the Fund and the rights and obligations of the Manager and the Shareholders. A copy is annexed to this Memorandum as Exhibit A.

LOSSES - See "PROFITS or LOSSES," below.

MANAGING PERSONS - All of the following persons: the Manager, the Affiliates of the Manager, and the directors, officers and agents of any of the foregoing when acting on behalf of the Fund.

MANAGER - Ridgewood Energy Corporation or such substitute or different Manager as may subsequently be admitted to the Fund pursuant to the terms of the LLC Agreement.

MEMORANDUM - This Confidential Memorandum, dated September 15, 2006 may be amended or supplemented from time to time.

MMS - The Minerals Management Service, an agent of the United State Department of the Interior, that conducts the auctions of lease Blocks and provides general oversight of the Interior Department's offshore programs.

NON-CONSENT INTEREST - Contractual ownership interests created out of existing Working Interests under operating agreements, rather than an interest in the entire lease on which the wells are to be located. They are called "non-consent" because they are triggered when a Working Interest owner declines to supply additional capital for the drilling of new wells or for other purposes. The person who does supply that capital is granted a Non-Consent Interest in the new well or other facility. Those Non-Consent interests will revert back to the original Working Interest owners upon the recoupment by the owner of the Non-Consent Interest of a penalty amount from the production attributable to the non-consent interest. After such reversion, the Non-Consent Interest owner will have no more ownership rights with respect to the reverted interest.

OCS - Outer Continental Shelf.

OCSLA - The Outer Continental Shelf Lands Act.

OPERATING AGREEMENT - The operating agreement among Working Interest owners, including without limitation the Fund (or a joint venture in which such person


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

participates), and the Operator of wells which provides the terms and conditions pursuant to which the Operator will conduct operations on jointly owned oil and gas properties.

OPERATING COSTS - The customary expenses incurred in connection with the operation and maintenance of a well in which the Fund owns an interest and the production and marketing of oil and natural gas therefrom, including delay rentals, storage rental, or shut-in gas royalties paid with respect to the leases, the costs of reworking or plugging and abandoning commercial wells, all costs of gathering, treating, compressing and transporting oil and natural gas and all severance, windfall profits, ad valorem and other taxes (other than income taxes).

OPERATOR - Any person, Fund, corporation or other entity responsible for conducting operations on jointly owned oil and gas operations for the account of all Working Interest owners, usually pursuant to the terms of an Operating Agreement.

ORGANIZATIONAL, DISTRIBUTION AND OFFERING EXPENSES - Expenses incurred by the Manager for organizing the Fund and closing the offering, including without limitation legal, accounting, engineering and geologic consulting fees, filing and other expenses of organizing the Fund, distribution and selling costs, and closing costs for the offering.

PLACEMENT AGENT - Ridgewood Securities Corporation, a Delaware corporation with its principal office at 947 Linwood Avenue, Ridgewood, New Jersey.

PRODUCTIVE WELL - A producing well or a well capable of production whether or not completed or currently shut in.

PROFITS or LOSSES - For a given period, the Fund's taxable income or loss, respectively, as determined under the Code, adjusted as follows:

         any income of the Fund exempt from federal income tax and not otherwise taken into account in computing Profits or Losses and any income and gain described in Treasure Regulations Section 1.704-1(b)(2)(iv)(g)(1) is added to taxable income or loss;

         any expenditures of the Fund described in Code Section 705(a)(2)(B) or treated as such under Treasure Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses are subtracted from taxable income or loss;


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

         unrealized gain or loss on distributions in kind deemed to have been realized on the distributed property is added or subtracted, respectively, from taxable income or loss; and

         items specially allocated under Sections 4.4 and 7.4 of the LLC Agreement are not taken into account.

PROJECT - An area designated by the Manager in which the Fund owns or expects to own one or more oil and natural gas interests and which the Manager reasonably believe contains at least one reservoir of oil, natural gas or other hydrocarbons.

REGULATIONS - The applicable Treasury Regulations promulgated under the Code.

RIDGEWOOD - Ridgewood Energy Corporation, a Delaware corporation wholly owned by Robert E. Swanson that is the Manager of the Fund.

RIDGEWOOD ENERGY PROGRAM or PRIOR PROGRAM - One of the prior drilling and completion limited partnerships or business trusts, or funds within those limited partnerships, or one of the five Leasebank programs, or any other program sponsored by Ridgewood and that have invested in the oil and gas industry.

RIDGEWOOD SECURITIES - a Delaware corporation wholly owned by Robert E. Swanson that will act as the Placement Agent for this offering.

ROYALTY - An interest in oil, natural gas or other minerals that entitles the owner of the underlying real property to a specified fraction of production, in kind or in value, free of the expense of development and operation, and which is payable out of the leasehold interest after deduction of the cost of processing, transporting and marketing such production.

SALVAGE FUND - A fund in the nature of a sinking fund established to provide for funding anticipated salvage costs and other expenses incident to the shutdown of wells, the removal of facilities and environmental rehabilitation, if required.

SERVICE - The Internal Revenue Service.

SHAREHOLDER - A member of the Fund, including each Investor and Ridgewood.

SHUT-IN - To temporarily cease production from and operation of a well by shutting the valves at the wellhead or nearby.


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

SUBSCRIPTION AGREEMENT - The form of agreement (contained in Exhibit D hereto, which is separately bound) which each prospective Investor must execute in order to subscribe for Shares in the Fund.

TERMINATION DATE -July 31, 2007 or such later date determined by the Manager as permitted by and pursuant to the LLC Agreement.

SHARES - Beneficial interests in the Fund representing a Capital Contribution of $150,000.

WORKING INTEREST - A Working Interest is an interest under an oil and natural gas lease, which carries with it the obligation to pay the costs of such operation. The holders of the entire Working Interest bear 100% of the costs of exploring, drilling, developing and operating the lease and are entitled to receive revenues derived from oil and natural gas production on such lease which remain after deduction of the cost of processing, transporting and marketing such oil and natural gas, Royalty payments, Overriding Royalty Interest payments and other burdens on production.


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